Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1

This Amendment No. 1 dated as of May 15, 2013 (this “Amendment”), is among BOJANGLES’ RESTAURANTS, INC., a Delaware corporation (the “Borrower”), BHI INTERMEDIATE HOLDING CORP., a Delaware corporation (“Holdings”), BOJANGLES’ INTERNATIONAL, LLC, a Delaware limited liability company, BJ GEORGIA, LLC, a Georgia limited liability company, BJ RESTAURANT DEVELOPMENT, LLC, a North Carolina limited liability company, each lender party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement as defined below) under the Credit Agreement (as defined below), Swing Line Lender and L/C Issuer.

W I T N E S S E T H:

WHEREAS, reference is made to the Credit Agreement, dated as of October 9, 2012 (as amended, restated, extended, supplemented, modified and otherwise in effect to the date hereof, the “Credit Agreement”), among, inter alios, the Borrower, Holdings, each lender from time to time party thereto and the Administrative Agent;

WHEREAS, the Borrower has requested, among other things, that the Lenders provide additional term loans under the Term Facility in an aggregate additional amount of $50,000,000 to pay a special dividend to the shareholders of the Borrower in an aggregate amount not to exceed $50,000,000 (the “Specified Dividend”), such that immediately following the funding of such additional term loans, the aggregate principal amount of the Term Facility outstanding on the Amendment No. 1 Effective Date shall be $214,312,500; and

WHEREAS, subject to the terms and conditions set forth in this Amendment, the Lenders agree to provide such additional term loans to the Borrower, and the Administrative Agent and the Lenders agree to amend certain other provisions of the Credit Agreement as herein set forth; and

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

§1. Defined Terms. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

§2. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Credit Agreement is hereby amended as set forth in Exhibit A attached hereto such that all of the newly inserted underscored provisions and any formatting changes attached hereto shall be deemed to be inserted and all of the crossed out provisions shall be deemed to be deleted therefrom.

§3. Amendments to Schedules to Credit Agreement. The Schedules to the Credit Agreement are hereby amended and restated in their entirety with each of the Schedules attached hereto as Exhibit B.

§4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent or concurrent:

(a) this Amendment shall have been duly executed and delivered by the Loan Parties, the Administrative Agent and the Lenders;

(b) the Omnibus Affirmation Agreement shall have been duly executed and delivered by the Loan Parties and the Administrative Agent;

(c) the Administrative Agent shall have received a fully-executed Committed Loan Notice for the Term Loans to be advanced on the Amendment No. 1 Effective Date;

(d) the Administrative Agent shall have received a favorable opinion of Weil, Gotshal, & Manges, LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(e) the Administrative Agent shall have received certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party and attaching copies of the Organization Documents of each Loan Party certified as of a recent date or certifying that such Organization Documents have not been modified since previously delivered to the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent;

(f) the Administrative Agent shall have received a Certificate of Good Standing from the relevant jurisdiction of formation or incorporation with respect to each Loan Party;

(g) each Lender requesting a Note shall have received a Term Note duly executed by the Borrower in favor of such Lender, amending and restating the Term Note previously delivered to such Lender, each in form and substance satisfactory to such Lender;

(h) the Administrative Agent shall have received a certificate from the chief financial officer of each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent attesting to (i) the Solvency of the Loan Parties, taken as a whole, before and after giving effect to the extension of Loans on the Amendment No. 1 Effective Date, and (ii) that Holdings and its Subsidiaries have a Consolidated Total Lease Adjusted Leverage Ratio for the twelve (12) month period ending as of March 31, 2013 of no more than 5.25 to 1.00 after giving effect to the Amendment No. 1 Transactions; provided that any reference to “Measurement Period” in the definition of Consolidated Total Lease Adjusted Leverage Ratio and any component definition thereof shall instead refer to the twelve (12) month period ending as of March 31, 2013;

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(i) the representations and warranties set forth in Section 6 hereof shall be true and correct;

(j)(i) all fees required to be paid to the Administrative Agent and the Arrangers on the Amendment No. 1 Effective Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Amendment No. 1 Effective Date shall have been paid (or shall be paid concurrently with the closing of the Amendment);

(k) the Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that all action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Collateral Documents has been taken;

(l) the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced on or prior to the Amendment No. 1 Effective Date; and

(m) the Administrative Agent shall have received an updated Compliance Certificate as of March 31, 2013 signed by the chief executive officer, chief financial officer, treasurer or controller of Holdings, amended to give pro forma effect to the Amendment No. 1 Transactions.

§5. Condition Subsequent. Within five (5) Business Days of the Amendment No. 1 Effective Date or such other date as may be agreed to by the Administrative Agent in writing, the Borrower shall deliver to the Administrative Agent a favorable opinion of McGuireWoods LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent.

§6. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Loan Parties; this Amendment has been duly executed and delivered by Loan Parties; and this Amendment constitutes a valid and binding agreement of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles;

(b) immediately after giving effect to this Amendment and the consummation of the transactions contemplated hereby, no Default or Event of Default is in existence;

(c) the representations and warranties of the Loan Parties contained in the Credit Agreement and the Loan Documents shall be true and correct as of the date hereof, with the same effect as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date; and

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(d) except as expressly amended hereby, the Credit Agreement (as amended hereby), the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.

§7. Miscellaneous.

(a) Loan Documents. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement, the Collateral Documents and the other Loan Documents remain in full force and effect and are hereby ratified. The Borrower hereby reconfirms its obligations pursuant to the Credit Agreement to pay and reimburse the Administrative Agent and the Secured Parties for all costs and expenses (including without limitation, the fees and expenses of its counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment to the extent required by Section 11.04 of the Credit Agreement. This Amendment shall constitute a Loan Document.

(b) Limitation of this Amendment. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as expressly provided herein, this Amendment shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.

(c) Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

(d) Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt by facsimile or electronic transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

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(f) Successors and Assigns. This Amendment shall be binding upon and shall inure to the sole benefit of the Loan Parties, Administrative Agent and Secured Parties and their respective successors and assigns.

(g) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelly Weaver
Name: Kelly Weaver
Title: Assistant Vice President

(Signature Page to Amendment No. 1)

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John H. Schmidt
Name: John H. Schmidt
Title: Senior Vice President

(Signature Page to Amendment No. 1)

CADENCE BANK, as a Lender

By:	/s/ John M. Huss
Name: John M. Huss
Title: Managing Director

(Signature Page to Amendment No. 1)

FIFTH THIRD BANK, as a Lender

By:	/s/ David C. Houston
Name: David C. Houston
Title: Senior Vice President

(Signature Page to Amendment No. 1)

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Marianne T. Meil
Name: Marianne T. Meil
Title: Senior Vice President

(Signature Page to Amendment No. 1)

REGIONS BANK, N.A., as a Lender

By:	/s/ Jack Nash
Name: Jack Nash
Title: Managing Director

(Signature Page to Amendment No. 1)

ROYAL BANK OF CANADA, as a Lender

By:	/s/ John Flores
Name: John Flores
Title: Authorized Signatory

(Signature Page to Amendment No. 1)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Darcy McLaren
Name: Darcy McLaren
Title: Director

(Signature Page to Amendment No. 1)

Accepted and Agreed:

BOJANGLES’ RESTAURANTS, INC., as Borrower

By:	/s/ M. John Jordan
Name:	M. John Jordan
Title:	Chief Financial Officer

BHI INTERMEDIATE HOLDING CORP.,

as Holdings and a Guarantor

By:	/s/ M. John Jordan
Name:	M. John Jordan
Title:	Vice President

BOJANGLES’ INTERNATIONAL, LLC, as a Guarantor

By:	/s/ M. John Jordan
Name:	M. John Jordan
Title:	Chief Financial Officer

BJ GEORGIA, LLC, as a Guarantor

BJ RESTAURANT DEVELOPMENT, LLC, as a Guarantor

By:	/s/ M. John Jordan
Name:	M. John Jordan
Title:	Manager

(Signature Page to Amendment No. 1)

Exhibit A

EXECUTION VERSION

INCORPORATING AMENDMENT NO. 1

Published CUSIP Number: 09748EAD9

Revolving Credit Facility CUSIP Number: 09748EAE7

Closing Date Term Facility CUSIP Number: 09748EAF4

Additional Term Facility CUSIP Number: 09748EAG2

CREDIT AGREEMENT

Dated as of October 9, 2012

among

BOJANGLES’ RESTAURANTS, INC.,

as the Borrower,

BHI INTERMEDIATE HOLDING CORP.,

as Holdings,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and

L/C Issuer,

THE OTHER LENDERS PARTY HERETO,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Left Lead Arranger,

FIFTH THIRD BANK, REGIONS BANK AND

WELLS FARGO SECURITIES, LLC,

as Right Lead Arrangers,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

FIFTH THIRD BANK, REGIONS BANK AND WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Book Managers,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent

and

FIFTH THIRD BANK AND REGIONS BANK,

as Co-Documentation Agents

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ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~49~~52
1.03	Accounting Terms	~~50~~53
1.04	Rounding	~~51~~53
1.05	Times of Day	~~51~~53
1.06	Letter of Credit Amounts	~~51~~54
1.07	Loan Parties’ Representative	~~51~~54

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~52~~54

2.01	The Loans	~~52~~54
2.02	Borrowings, Conversions and Continuations of Loans	~~52~~55
2.03	Letters of Credit	~~54~~57
2.04	Swing Line Loans	~~63~~66
2.05	Prepayments.	~~65~~68
2.06	Termination or Reduction of Commitments	~~68~~71
2.07	Repayment of Loans	~~69~~72
2.08	Interest	~~70~~73
2.09	Fees	~~70~~74
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~71~~75
2.11	Evidence of Debt	~~72~~75
2.12	Payments Generally; Administrative Agent’s Clawback	~~72~~76
2.13	Sharing of Payments by Lenders	~~74~~78
2.14	Increase in Facility	~~75~~79
2.15	Cash Collateral	~~78~~82
2.16	Defaulting Lenders	~~79~~83

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY		~~82~~86

3.01	Taxes	~~82~~86
3.02	Illegality	~~87~~90
3.03	Inability to Determine Rates	~~87~~91
3.04	Increased Costs; Reserves on Eurodollar Rate Loans	~~88~~92
3.05	Compensation for Losses	~~90~~93
3.06	Mitigation Obligations; Replacement of Lenders	~~90~~94
3.07	Survival	~~91~~95

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~91~~95

4.01	Conditions of Initial Credit Extension	~~91~~95
4.02	Conditions to all Credit Extensions	~~94~~98

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~95~~98

5.01	Existence, Qualification and Power	~~95~~98

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(continued)

Page

5.02	Authorization; No Contravention	~~95~~99
5.03	Governmental Authorization; Other Consents	~~95~~99
5.04	Binding Effect	~~95~~99
5.05	Financial Statements; No Material Adverse Effect	~~96~~99
5.06	Litigation	~~96~~100
5.07	No Default	~~97~~100
5.08	Ownership of Property; Liens; Investments	~~97~~101
5.09	Environmental Compliance	~~98~~101
5.10	Insurance	~~98~~102
5.11	Taxes	~~98~~102
5.12	ERISA Compliance	~~99~~102
5.13	Subsidiaries; Equity Interests; Loan Parties	~~99~~103
5.14	Margin Regulations; Investment Company Act	~~100~~103
5.15	Disclosure	~~100~~104
5.16	Compliance with Laws	~~100~~104
5.17	Taxpayer Identification Number	~~100~~104
5.18	Intellectual Property; Licenses, Etc	~~100~~104
5.19	Solvency	~~101~~105
5.20	Casualty, Etc	~~101~~105
5.21	Material Contract	~~101~~105
5.22	Leases	~~101~~105
5.23	Security Interests	~~101~~105
5.24	Labor Matters	~~102~~106
5.25	Compliance with OFAC Rules and Regulations	~~102~~106
5.26	Foreign Assets Control Regulations, Etc	~~102~~106
5.27	Use of Proceeds	~~102~~106

ARTICLE VI AFFIRMATIVE COVENANTS		~~102~~106

6.01	Financial Statements	~~102~~106
6.02	Certificates; Other Information	~~103~~107
6.03	Notices	~~105~~110
6.04	Payment of Obligations	~~106~~110
6.05	Preservation of Existence, Etc	~~106~~110
6.06	Maintenance of Properties	~~107~~111
6.07	Maintenance of Insurance	~~107~~111
6.08	Compliance with Laws	~~107~~111
6.09	Books and Records	~~107~~111
6.10	Inspection Rights	~~107~~111
6.11	Use of Proceeds	~~108~~112
6.12	Covenant to Guarantee Obligations and Give Security	~~108~~112
6.13	Compliance with Environmental Laws	~~110~~114
6.14	Preparation of Environmental Reports	~~110~~114

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(continued)

Page

6.15	Further Assurances	~~110~~114
6.16	Reserved	~~111~~115
6.17	Interest Rate Hedging	~~111~~115
6.18	Material Contracts	~~111~~115
6.19	Cash Collateral Accounts	~~111~~115
6.20	Specified Real Estate	~~111~~116
6.21	Merger of BHI Exchange	~~113~~117

ARTICLE VII NEGATIVE COVENANTS		~~113~~117

7.01	Liens	~~113~~117
7.02	Indebtedness	~~115~~120
7.03	Investments	~~118~~122
7.04	Fundamental Changes	~~120~~124
7.05	Dispositions	~~120~~125
7.06	Restricted Payments	~~121~~126
7.07	Change in Nature of Business	~~123~~128
7.08	Transactions with Affiliates	~~123~~128
7.09	Burdensome Agreements	~~124~~128
7.10	Use of Proceeds	~~124~~129
7.11	Financial Covenants	~~124~~129
7.12	Cash Capital Expenditures	~~125~~130
7.13	Amendments of Organization Documents; Equity Interests	~~126~~130
7.14	Accounting Changes	~~126~~130
7.15	Prepayments, Etc. of Indebtedness	~~126~~130
7.16	Amendment, Etc. of Material Contracts and Indebtedness	~~126~~130
7.17	Holding Companies	~~126~~131
7.18	Sale and Leaseback Transactions	~~127~~131

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~127~~132

8.01	Events of Default	~~127~~132
8.02	Remedies upon Event of Default	~~129~~134
8.03	Application of Funds	~~130~~134
8.04	Borrower’s Right to Cure	~~131~~135

ARTICLE IX ADMINISTRATIVE AGENT		~~132~~136

9.01	Appointment and Authority	~~132~~136
9.02	Rights as a Lender	~~133~~137
9.03	Exculpatory Provisions	~~133~~137
9.04	Reliance by Administrative Agent	~~134~~138
9.05	Delegation of Duties	~~134~~138
9.06	Resignation of Administrative Agent	~~134~~139

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(continued)

Page

9.07	Non-Reliance on Administrative Agent and Other Lenders	~~135~~140
9.08	No Other Duties, Etc	~~135~~140
9.09	Administrative Agent May File Proofs of Claim	~~135~~140
9.10	Collateral and Guaranty Matters	~~136~~141
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	~~137~~141

ARTICLE X CONTINUING GUARANTY		~~137~~142

10.01	Guaranty	~~137~~142
10.02	Rights of Lenders	~~138~~142
10.03	Certain Waivers	~~138~~142
10.04	Obligations Independent	~~138~~143
10.05	Subrogation	~~139~~143
10.06	Termination; Reinstatement	~~139~~143
10.07	Subordination	~~139~~143
10.08	Stay of Acceleration	~~139~~144
10.09	Condition of Borrower	~~139~~144
10.10	Contribution	~~140~~144
10.11	Concerning Joint and Several Liability of the Guarantors	~~140~~144
10.12	Guarantors’ Agreement to Pay Enforcement Costs, etc	~~140~~145

ARTICLE XI MISCELLANEOUS		~~140~~145

11.01	Amendments, Etc	~~140~~145
11.02	Notices; Effectiveness; Electronic Communications	~~143~~147
11.03	No Waiver; Cumulative Remedies; Enforcement	~~145~~149
11.04	Expenses; Indemnity; Damage Waiver	~~146~~150
11.05	Payments Set Aside	~~148~~152
11.06	Successors and Assigns	~~148~~152
11.07	Treatment of Certain Information; Confidentiality	~~156~~160
11.08	Right of Setoff	~~157~~161
11.09	Interest Rate Limitation	~~157~~162
11.10	Counterparts; Integration; Effectiveness	~~157~~162
11.11	Survival of Representations and Warranties	~~158~~162
11.12	Severability	~~158~~162
11.13	Replacement of Lenders	~~158~~163
11.14	Waiver of Jury Trial	~~160~~164
11.15	No Advisory or Fiduciary Responsibility	~~160~~165
11.16	Electronic Execution of Assignments and Certain Other Documents	~~161~~165
11.17	USA PATRIOT Act	~~161~~165
11.18	ENTIRE AGREEMENT	~~161~~166

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SCHEDULES
2.01-A	Closing Date Commitments and Applicable Percentages
2.01-B	Amendment No. 1 Effective Date Commitments and Applicable Percentages
5.05	Material Indebtedness and Other Liabilities
5.08(c)	Owned Real Property
5.08(d)(i)	Leased Real Property (Lessee)
5.08(d)(ii)	Leased Real Property (Lessor)
5.08(e)	Existing Investments
5.13	Subsidiaries and Other Equity Investments; Loan Parties
5.18	Intellectual Property Matters
6.12	Guarantors
7.01	Existing Liens
7.02	Existing Indebtedness
7.03	Existing Investments in Subsidiaries
7.09	Burdensome Agreements
11.02	Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS
Form of
A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Revolving Credit Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Forms of U.S. Tax Compliance Certificates
G	Solvency Certificate

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CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of October 9, 2012, among BOJANGLES’ RESTAURANTS, INC., a Delaware corporation (the “Borrower”), BHI INTERMEDIATE HOLDING CORP., a Delaware corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

The Borrower has requested that the Lenders provide a term loan facility and a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition Consideration” means the purchase consideration for a Permitted Acquisition or a Permitted Joint Venture and all other payments, directly or indirectly, by Holdings or any of its Subsidiaries in exchange for, or as part of, or in connection with, a Permitted Acquisition or a Permitted Joint Venture, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of a Permitted Acquisition or a Permitted Joint Venture or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantee, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition or such Permitted Joint Venture) to be established in respect thereof by Holdings or any of its Subsidiaries; provided, further, that the assumption of bona fide lease obligations of any acquired company or business as part of a Permitted Acquisition or Permitted Joint Venture shall not be considered Acquisition Consideration.

“Additional Incremental Tranche” has the meaning specified in Section 2.14(a).

“Additional Term Facility” means, at any time, (a) on or prior to the Amendment No. 1 Effective Date, the aggregate amount of the Additional Term Loan Commitments at such time and (b) thereafter, the aggregate principal amount of the Additional Term Loans of all Additional Term Lenders outstanding at such time. As of the Amendment No. 1 Effective Date, the aggregate principal amount of the Additional Term Loan Commitment is $50,000,000.

“Additional Term Lender” means (a) at any time on or prior to the Amendment No. 1 Effective Date, any Lender that has an Additional Term Loan Commitment at such time and (b) at any time after the Amendment No. 1 Effective Date, any Lender that holds Additional Term Loans at such time.

“Additional Term Loan” has the meaning specified in Section 2.01(a)(ii).

“Additional Term Loan Commitment” means, as to each Term Lender, its obligation to make an Additional Term Loan to the Borrower pursuant to Section 2.01(a)(ii) on the Amendment No. 1 Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01-B under the caption “Additional Term Loan Commitment”. As of the Amendment No. 1 Effective Date, the aggregate principal amount of all Amendment No. 1 Term Loan Commitments of all Additional Term Lenders is $50,000,000.

“Additional Term Loan Repayment Date” has the meaning specified in Section 2.07(b).

“Adjustment Period” means the period commencing on the Closing Date and ending on the eighteen (18) month anniversary thereof.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“ADP” means Automatic Data Processing.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means (a) the Sponsor and its Affiliates, (b) Holdings and/or any Subsidiary of Holdings and their respective Affiliates (including the Borrower), and (c) any Debt Fund Affiliate.

“Affiliated Lender List” means a written list, in form and substance reasonably satisfactory to the Administrative Agent, listing the full legal name of any Affiliated Lender purchasing any Term Loan pursuant to the terms set forth in Section 11.06(g).

“Agents” means the Co-Lead Arrangers, the Co-Documentation Agents, the Syndication Agent, the Administrative Agent and the Book Managers, including any auction manager; and “Agent” shall mean any of them.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Credit Exposures” means, at any time, in respect of (a) the Term Facility, the aggregate amount of the Term Loans outstanding at such time and (b) in respect of the Revolving Credit Facility, the sum of (i) the unused portion of the Revolving Credit Facility at such time and (ii) the Total Revolving Credit Outstandings at such time.

“Agreement” means this Credit Agreement.

“Amendment No. 1” means Amendment No. 1 dated as of May 15, 2013, among the Borrower, Holdings, the other Loan Parties, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means the first date all the conditions precedent set forth in Section 3 of Amendment No. 1 are satisfied.

“Amendment No. 1 Fee Letter” means the letter agreement, dated May 15, 2013, among the Borrower, the Administrative Agent and Lead Arranger.

“Amendment No. 1 Transactions” means collectively (i) the entering by the Loan Parties into Amendment No. 1 and the other Loan Documents (to which they are a party) executed on the Amendment No. 1 Effective Date, (ii) the Borrowing of Additional Term Loans on the Amendment No. 1 Effective Date, (iii) the making of the Specified Dividend in accordance with Section 7.06(i) and (iv) the payment of fees and expenses incurred in connection with the consummation of the foregoing.

“Applicable Fee Rate” means, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Fee Rate
Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Commitment Fee
1	≥ 4.50:1.00	0.500%
2	≥ 4.00:1.00 but < 4.50	0.375%
3	<4.00:1.00	0.250%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Revolving Lenders, Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance

Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Fee Rate in effect from the Closing Date through the first Business Day immediately following the date the Compliance Certificate is delivered pursuant to Section 6.02(a) for the Fiscal Quarter ended on or about December 30, 2012, shall be determined based upon Pricing Level 1.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Fee Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the applicable Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitment at such time and (ii) thereafter, the principal amount of such Term Lender’s applicable Term Loans at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender ~~on Schedule 2.01~~(i) on Schedule 2.01-A in respect of the Closing Date Term Facility and Revolving Credit Facility on the Closing Date and (ii) Schedule 2.01-B in respect of the Term Facility and the Revolving Credit Facility on the Amendment No. 1 Effective Date or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means in respect of the Term Facility and the Revolving Credit Facility,

(a) for periods from the Closing Date to the date immediately preceding the Amendment No. 1 Effective Date, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Applicable Rate for Eurodollar Rate Loans/ Letter of Credit Fees	Applicable Rate for Base Rate Loans
1	≥ 5.00:1.00	3.50%	2.50%
2	≥ 4.50:1.00 but < 5.00	3.25%	2.25%
3	≥ 4.00:1.00 but < 4.50:1.00	3.00%	2.00%
4	<4.00:1.00	2.75%	1.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 1 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date the Compliance Certificate is delivered pursuant to Section 6.02(a) for the Fiscal Quarter ended on or about December 30, 2012, shall be determined based upon Pricing Level ~~1.~~1; and

(b) from and after the Amendment No. 1 Effective Date, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Applicable Rate for Eurodollar Rate Loans/ Letter of Credit Fees	Applicable Rate for Base Rate Loans
1	≥ 5.00:1.00	3.00%	2.00%
2	≥ 4.50:1.00 but < 5.00	2.75%	1.75%
3	≥ 4.00:1.00 but < 4.50:1.00	2.50%	1.50%
4	<4.00:1.00	2.25%	1.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 1 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Appropriate Lender” means, at any time, (a) with respect to either of the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means (a) any Disposition of any property by any Loan Party and (b) any issuance or sale of any Equity Interests of any Subsidiary of Holdings, in each case, to any Person other than a Loan Party. Notwithstanding the foregoing, none of the following shall constitute “Asset Sales”: (i) any Disposition of assets permitted by, or expressly referred to in, Sections 7.05 (a) and (b) or (ii) solely for purposes of clause (a) above, any other Disposition of any property by any Loan Party for Fair Market Value resulting in less than $400,000 in Net Cash Proceeds per Disposition (or series of related Dispositions) and less than $1,000,000 in Net Cash Proceeds in any Fiscal Year.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means (a) on the Closing Date, the audited consolidated balance sheet of Holdings and its Subsidiaries for the period from July 25, 2011 through December 25, 2011, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such period of Holdings and its Subsidiaries, including the notes thereto (the “Closing Date Audited Financial Statements”), and (b) thereafter, such audited consolidated financial statements delivered pursuant to Section 6.01(a).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.

~~“BBA LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.~~

“BHI Exchange” means BHI Exchange, Inc., a Delaware corporation.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such Person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, or a Term Borrowing, as the context may require.

“Bojangles Affiliate Royalty Agreements” means the royalty and related agreements with certain equityholders or shareholders of Holdings that are franchisees and that were entered into in the ordinary course of business prior to the Closing Date.

“Building Capital Leases” means Capitalized Leases in respect of real property entered into by any Loan Party in connection with the operation of a Restaurant.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations) excluding Permitted Acquisitions and Permitted Joint Ventures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Capital Lease Obligations” of any person means the obligations of such Person to pay rent or other amounts under any Capitalized Lease, any Lease entered into as part of any Sale and Leaseback Transaction or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other Lease were accounted for as a Capitalized Lease) required to be classified and accounted for as Capitalized Leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized, if such Synthetic Lease or other Lease were accounted for as a Capitalized Lease) determined in accordance with GAAP.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account of one or more of the Loan Parties at Bank of America (or another commercial bank selected in compliance with Section 6.19) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” means to deposit in a Controlled Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as to any Person, the following types of Investments, to the extent owned by such Person, free and clear of all Liens (other than Permitted Liens):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d) Investments, classified in accordance with GAAP as current assets of such Person, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, less interest on any Indebtedness paid by the increase in the principal amount of such Indebtedness including by issuance of additional Indebtedness of such kind or the accretion or capitalization of interest as principal on such Indebtedness.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) Holdings at any time ceases to own directly or indirectly 100% of the Equity Interests of the Borrower or ceases to have the power to vote, or direct the voting of, any such Equity Interests;

(b) prior to an IPO, (i) the Permitted Holders cease to own, or to have the power to vote or direct the voting of (including for the avoidance of doubt by entry into any contract or arrangement that, upon consummation thereof, would result in any third party acquiring the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower or control over the equity securities of the Borrower entitled to vote for members of the Board of Directors or equivalent governing body of the Borrower on a fully diluted basis), Voting Stock of Holdings representing a majority of the voting power of the total outstanding Voting Stock of Holdings or (ii) the Permitted Holders cease to own Equity Interests representing a majority of the total economic interests of the Equity Interests of Holdings;

(c) upon and following an IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Voting Stock of Holdings representing more than the greater of (i) 35% of the voting power of the total outstanding Voting Stock of Holdings or (ii) the percentage of the then outstanding Voting Stock of Holdings owned directly or indirectly, by the Permitted Holders collectively; or

(d) upon and following an IPO, during any period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Holdings, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved, or such director received the vote of a Permitted Holder) cease for any reason to constitute a majority of the Board of Directors of Holdings (excluding, any individual whose initial nomination for, or assumption of office as, a member of the Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors).

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Closing Date Audited Financial Statements” has the meaning specified in the definition of “Audited Financial Statements”.

“Closing Date Fee Letter” means the letter agreement, dated September 10, 2012, among the Borrower, the Administrative Agent and Lead Arranger.

“Closing Date Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Closing Date Term Loans of all Closing Date Term Lenders outstanding at such time. As of the Closing Date, the aggregate principal amount of the Closing Date Term Facility is $175,000,000.

“Closing Date Term Lender” means (a) at any time on or prior to the Closing Date, any Term Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Term Lender that holds Closing Date Term Loans at such time.

“Closing Date Term Loan” has the meaning specified in Section 2.01(a)(i).

“Closing Date Term Loan Repayment Date” has the meaning specified in Section 2.07(a).

“Co-Documentation Agents” means Fifth Third Bank and Regions Bank, in their capacities as co-documentation agents.

“Co-Lead Arrangers” means (a) Merrill Lynch, Pierce, Fenner & Smith, Incorporated, in its capacity as Left Lead Arranger and (b) Fifth Third Bank, Regions Bank and Wells Fargo Securities, LLC, jointly as Right Lead Arrangers.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” and “mortgaged property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, the Pledge Agreement, the Omnibus Affirmation Agreement, each of the mortgages, collateral assignments, security agreement supplements, intellectual property security agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Competitor” means any Person which is a direct competitor of the Borrower or its Subsidiaries if, at the time of a proposed assignment, the Administrative Agent and the assigning Lender have actual knowledge that such Person is a direct competitor of Borrower or its Subsidiaries because such Competitor is specifically identified by the Borrower as a competitor in writing to the Administrative Agent (and by the Administrative Agent to the Lenders through the Platform); provided, that in connection with any assignment or participation, the Assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor and does not Control such Competitor and is not under common Control with such Competitor, and is not itself such a direct competitor of the Borrower or its Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted Cash Rental Expense” means, as of any date of determination, for any relevant Measurement Period, Consolidated Cash Rental Expense for such Measurement Period multiplied by eight (8).

“Consolidated Amortization Expense” means, for any period, the amortization expense of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Rental Expense” means, as of any date of determination, for the relevant Measurement Period, all cash rental expense of Holdings and its Subsidiaries for such Measurement Period, determined on a consolidated basis, incurred under any Leases, other than obligations in respect of any Capitalized Leases and Synthetic Lease Obligations.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Holdings and its Subsidiaries (other than cash, Cash Equivalents and marketable securities) which may properly be classified as current assets on a consolidated balance sheet of Holdings and its Subsidiaries in accordance with GAAP.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries which may properly be classified as current liabilities (other than the current portion of (a) any Loans, (b) any long term Synthetic Lease Obligations, Purchase Money Obligations or Capital Lease Obligations or (c) any other long term Indebtedness) on a consolidated balance sheet of Holdings and its Subsidiaries in accordance with GAAP.

“Consolidated Depreciation Expense” means, for any period, the depreciation expense of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, without duplication, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income for such period:

(a) Consolidated Interest Expense for such period;

(b) Consolidated Amortization Expense for such period;

(c) Consolidated Depreciation Expense for such period;

(d) Consolidated Tax Expense for such period;

(e) any Permitted Management Fees paid during such period (without duplication as to Permitted Management Fees under clause (a) of such definition of Permitted Management Fees of Loan Parties included in Consolidated Net Income);

(f) non-recurring cash costs, fees and expenses directly incurred in connection with the Transactions during such period; provided that no more than $1,500,000 in the aggregate of such costs, fees and expenses which are paid after the Closing Date may be added to Consolidated Net Income pursuant to this clause (f)) and write-offs of deferred financing costs and cash costs related to the termination of the interest rate swap related to the refinancing of the Existing Credit Agreement, which costs related to such interest rate swap shall not exceed $2,000,000 in the aggregate;

(g) expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to acquisitions, divestitures, restructuring, cost savings initiatives and other similar initiatives after the Closing Date and reasonably projected by the Borrower in good faith to result from actions with respect to which substantial steps have been, will be or are expected to be, taken (in the good faith determination of the Borrower) within twelve (12) months after such transaction or initiative is consummated; provided that the aggregate amount of add-backs made pursuant to this clause (g) for any four (4) consecutive Fiscal Quarter periods shall not exceed 2.5% of Consolidated EBITDA for such period (without giving effect to any adjustments pursuant to this clause (g));

(h) adjustments and add-backs to the extent specifically identified in the Projections;

(i) extraordinary charges and non-recurring charges, which non-recurring charges may include severance costs, relocation costs, signing costs, retention or completion bonuses, and costs and expenses payable to third party consultants;

(j) Consolidated Pre-Opening Expenses for such period in an aggregate amount not to exceed $50,000 per New Unit Location;

(k) fees charged by ADP, or any successor to ADP, and paid or accrued during such period for WOTC/Welfare to Work, and other tax related credits;

(l) the aggregate amount of all non-cash rental expenses of Holdings and its Subsidiaries, determined on a consolidated basis (other than in respect of Capital Lease Obligations or Synthetic Lease Obligations);

(m) the aggregate amount of all other non-cash charges, including (i) non-cash losses on Dispositions of fixed assets and intangibles, (ii) impairment charges on fixed assets and intangibles, (iii) the amount of reserves provided for in respect of rental payments related to closed Restaurants, (iv) the aggregate amount of all non-cash restricted stock expense, (v) changes in the mark-to-market valuation of any Swap Contracts, (vi) any non-cash compensation expenses arising from the issuance of Equity Interests, options to purchase Equity Interests and stock appreciation rights for any employees or members of management of the Loan Parties, and (vii) any non-cash loss from the early extinguishment of Indebtedness or Swap Contracts or other derivative instruments (excluding, in the case of each of the preceding sub-clauses (i) through and including (vii), any non-cash charge that results in an accrual of a reserve for cash charges (excluding reserves in respect of rental payments related to closed Restaurants) in any future period or the amortization of a prepaid cash item that was paid in a prior period);

(n) one-time costs incurred in connection with the negotiation, documentation and closing of the Amendment No. 1, up to an amount not to exceed $1,500,000, plus non-cash write-offs of deferred financing costs related thereto, if any;

(o) any costs incurred during Fiscal Year 2013 related to the Borrower’s franchise equipment program, in an aggregate amount not to exceed $825,000;

(p) ~~(n)~~ agency fees paid to the Administrative Agent and Letter of Credit Fees paid to any L/C Issuer and fees and expenses paid in connection with obtaining or maintaining credit ratings from any ratings agency;

(q) ~~(o)~~ to the extent covered by insurance and actually reimbursed or otherwise paid, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed or otherwise paid within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not denied within such 180 days or so reimbursed or otherwise paid within such 365 days), expenses with respect to liability or casualty events and expenses or losses relating to business interruption;

(r) ~~(p)~~ fees, allowances or other similar arrangements directly or indirectly paid to members of the Board of Directors of any of the Loan Parties in such Person’s capacity as a member of such Board of Directors in an aggregate amount pursuant to this clause (~~p~~r) not to exceed $750,000 in any period of twelve (12) consecutive months (which amount, shall include for the avoidance of doubt all amounts paid to Will Kussell (or such other person acting in a similar capacity) in respect of his salary as a member of the Board of Directors and the Sponsor’s operating partner and all expenses incurred by each of Will Kussell (or such other person acting in a similar capacity), the Sponsor’s operating partners, the Sponsor’s employees and any member of the Board of Directors in each case representing the Sponsor); and

(s) ~~(q)~~ an adjustment for any fifty-two week Measurement Period calculated by dividing the sum of (i) Consolidated Net Income of Holdings and its Subsidiaries for such Measurement Period and (ii) the items in clauses (a) through (d) above by 364 and multiplying the result by 1.25;

and

(y) subtracting therefrom the sum of:

(a) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the recognition of any deferred revenue, vendor advances and the accrual of revenue or recording of receivables in the ordinary course of business) for such period; and

(b) solely for the purposes of calculating the Consolidated Fixed Charge Coverage Ratio for such period, the aggregate amount of all interest income for such period.

For purposes of this definition of “Consolidated EBITDA,” (I) to the extent cash rental expense of Holdings and its Subsidiaries, determined on a consolidated basis, is greater than rental expense determined in accordance with GAAP, cash rental expense shall be used for determinations of Consolidated Net Income used in calculating Consolidated EBITDA and (II) the amount of add-backs pursuant to the preceding clauses (x)(g) through (x)(i), inclusive, in any four (4) consecutive Fiscal Quarter period shall not, in the aggregate for all such clauses, exceed $1,000,000 for such period. For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, any add backs to Consolidated Net Income in determining Consolidated EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of Consolidated Net Income contained herein.

“Consolidated EBITDAR” means, as of any date of determination, an amount equal to (without duplication) (i) Consolidated EBITDA for the most recently completed Measurement Period, plus (ii) Consolidated Cash Rental Expense for such Measurement Period.

“Consolidated Fixed Charge Coverage Ratio” means, for any Measurement Period, the ratio of: (a) Consolidated EBITDA for such Measurement Period minus (i) for any Measurement Period, the aggregate amount of Capital Expenditures (other than (1) Capital Expenditures for new Restaurants, remodels of existing Restaurants and equipment projects and (2) up to 75% of the cost of any information technology, point of sale and corporate Capital Expenditures) paid for in cash for any such Measurement Period, (ii) any Permitted Management Fees and Board of Directors fees payable in cash after the Closing Date for any such Measurement Period and (iii) all cash payments in respect of Taxes (“Cash Tax Payments”) made during such period (other than to the extent related to Taxes paid as a result of tax returns and audits for periods prior to July 25, 2011, but only to the extent the Borrower receives indemnification payments under the Purchase Agreement, dated as of June 30, 2011, among inter alios, Holdings and BHI Exchange, Inc., within 90 days of the making of any tax payment; provided, to the extent the Borrower does not receive such indemnification payments within such 90 day period, such Taxes will thereafter for each Measurement Period be included in the calculation of Consolidated Fixed Charges (unless the Borrower receives such indemnification payments at any time after such 90 day period, in which case such Taxes shall be excluded)); provided that, for purposes of determining compliance with Section 7.11(b) for any Measurement Period ending on or prior to March 31, 2013, (x) “Cash Tax Payments” for the Measurement Period ending December 30, 2012 shall be deemed to be the actual Cash Tax Payments for the six-month period ending on December 30, 2012 multiplied by 2 and (y) “Cash Tax Payments” for the Measurement Period ending March 31, 2013 shall be deemed to be the actual Cash Tax Payments for the nine-month period ending on March 31, 2013 multiplied by 4/3 to (b) Consolidated Fixed Charges for such Measurement Period.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of, (and subject to the last paragraph hereof),

(a) Consolidated Interest Expense paid in cash or required to be paid in cash for such period; plus

(b) the principal amount of all regularly scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations of Holdings and its Subsidiaries for such period) as determined on the first day of the respective period (or, with respect to a given issuance of Indebtedness incurred thereafter, on the date of the incurrence thereof).

In determining the Consolidated Fixed Charges for any period (1) pro forma effect will be given to: (A) the incurrence, repayment or retirement of any Indebtedness of any Loan Party since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period (provided, however, for the avoidance of doubt, any voluntary or mandatory (other than scheduled repayments under Section 2.07(a) or Section 2.07(b)) prepayment of the Term Loans pursuant to Section 2.05(a)(i) shall not be included in the calculation of Consolidated Fixed Charges pursuant to clause (b) herein above) and (B) incurrence or repayments of Indebtedness in connection with the acquisition (whether by purchase, merger or otherwise) or Disposition of any property or assets acquired or disposed of by any Loan Party since the first day of such period, as if such acquisition or Disposition occurred on the first day of such period; (2) for any pro forma calculation of interest, interest on any such Indebtedness bearing interest at a floating rate that was outstanding for only a portion of the relevant period will be computed for such portion of such period when such Indebtedness was not outstanding as if the average interest rate applicable during such portion of such period when such Indebtedness was actually outstanding was applicable during the entirety of such period; provided that such interest shall be computed at the rate actually applicable thereto during any portion of such period that such Indebtedness is outstanding; (3) if such Indebtedness bears, at the option of any Loan Party, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Borrower, either the fixed or floating rate; (4) interest on Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period; and (5) any debt issuance costs, discounts or premiums relating to Indebtedness refinanced on the Closing Date shall be excluded.

Except to the extent otherwise already provided for in the proviso to clause (a) of the definition of “Consolidated Fixed Charge Coverage Ratio”, for the purposes of determining compliance with the minimum Consolidated Fixed Charge Coverage Ratio required pursuant to

Section 7.11(b) for the Fiscal Quarters ending December 30, 2012, March 31, 2013, and June 30, 2013, Consolidated Fixed Charges shall be measured from September 24, 2012, and shall be multiplied by 4.0, 2.0 and 1.333, respectively.

Notwithstanding the foregoing, in the event there shall be more than one Closing Date Term Loan Repayment Date or Additional Term Loan Repayment Date in any Fiscal Quarter on which the Borrower shall have made an amortization payment pursuant to Section 2.07, or more than four Closing Date Term Loan Repayment Dates or four Additional Term Loan Repayment Dates, as applicable, in any Fiscal Year on which the Borrower shall have made amortization payments pursuant to Section 2.07, for purposes of paragraph (b) of this definition and the calculation of the Consolidated Fixed Charge Coverage Ratio, only one such amortization payment shall be counted in such Fiscal Quarter, and only four such amortization payments shall be counted in such Fiscal Year; provided that any such amortization payments not counted in any Fiscal Quarter or Fiscal Year, as the case may be, shall be counted for purposes of paragraph (b) of this definition and the calculation of the Consolidated Fixed Charge Coverage Ratio in the immediately succeeding Fiscal Quarter or Fiscal Year, as applicable.

All interest, principal and swap termination amounts paid on or before the Closing Date in connection with the refinancing of the Existing Credit Agreement shall be excluded from the calculation of Consolidated Fixed Charges.

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Purchase Money Obligations, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees (other than the Restaurant Guarantees) with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Holdings or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Holdings or a Subsidiary of Holdings is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Holdings or such Subsidiary; provided that for the avoidance of doubt, obligations under any Swap Contracts, of Holdings and its Subsidiaries, shall not be included in the calculation of Consolidated Funded Indebtedness.

“Consolidated Interest Expense” means, for any period, the total consolidated interest, expense of Holdings and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a) imputed interest on Capital Lease Obligations and Attributable Indebtedness of Holdings and its Subsidiaries for such period;

(b) commissions, discounts and other fees and charges owed by Holdings or any of its Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period; and

(c) all interest paid or payable with respect to discontinued operations of Holdings or any of its Subsidiaries for such period to the extent deducted from Consolidated Net Income;

less, to the extent paid in cash, any interest income for such period,

provided that Consolidated Interest Expense shall be calculated after giving effect, to the extent directly related to the Transactions or Amendment No. 1 Transactions, issuance costs, discount or premium and other financing fees and expenses payable by Holdings or any of its Subsidiaries if not included in Consolidated Amortization Expense, provided, further, that the upfront cash costs related to the Transactions or Amendment No. 1 Transactions, issuance costs, discount or premium and other finance fees and expenses payable by Holdings or any of its Subsidiaries in connection with the Transaction or Amendment No. 1 Transactions shall be excluded from the calculation of Consolidated Fixed Charges in determining the Consolidated Fixed Charge Coverage Ratio for any period of Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) during such period of any Person in which any Person other than any Loan Party has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Borrower or (subject to clause (b) below) any of its wholly-owned Subsidiaries from such Person during such period;

(b) the net income of any Subsidiary of the Borrower during such period to the extent that the declaration and/or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument, order or other Law applicable to that Subsidiary during such period;

(c) earnings (or losses) of the Loan Parties resulting from any reappraisal, revaluation or write-up (or write-down) of assets; and

(d) any extraordinary or non-recurring non-cash gain or income (or extraordinary or non-recurring non-cash loss or expenses (it being understood that cash write-off or write-down of receivables shall not be deemed to be an extraordinary or non-recurring loss or expense)), together with any related provision for Taxes on any such non-cash gain (or the tax effect of any such non-cash loss), recorded or recognized by any Loan Party during such period.

“Consolidated Pre-Opening Expenses” means “Start-up costs” (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) incurred by the Borrower or any of its Subsidiaries on a consolidated basis related to the acquisition, opening and organizing of New Unit Locations, such costs to include rental expenses prior to the opening of a New Unit Location, food costs, the cost of feasibility studies, staff-training, and smallware and recruiting and travel costs for employees engaged in such start-up activities and allocation of general and administrative support in connection with New Unit Locations.

“Consolidated Tax Expense” means, for any period, the tax expense (including federal, state, local and foreign income taxes) of Holdings and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of the last day of the most recently ended Measurement Period, plus Consolidated Adjusted Cash Rental Expense for such Measurement Period plus to the extent not included in Consolidated Funded Indebtedness, L/C Obligations as at the last day of such Measurement Period to (b) Consolidated EBITDAR for such Measurement Period; provided, however, that for purposes of any calculation of the Consolidated Total Lease Adjusted Leverage Ratio pursuant to this Agreement, the Borrower may, in connection such calculation, be permitted to net up to $10,000,000 in the aggregate of unrestricted cash.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” means each deposit account and securities account that is subject to an account control agreement in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and is organized by such Person (or any Person Controlling such Person) primarily for making equity or debt investments in Holdings or other portfolio companies of such Person, but excluding all such portfolio companies.

“Copyright Security Agreements” means, collectively, any copyright property security agreements in respect of any copyright property that may be entered into after the Closing Date and that is required to be delivered pursuant to Section 6.12, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Credit Availability” means, as of any date of determination, an amount (which shall not be less than zero), determined on a cumulative basis, equal to, without duplication:

(a) the Retained Excess Cash Flow Amount; plus

(b) the cumulative amount of Net Cash Proceeds received after the Closing Date that have been contributed as a capital contribution to Holdings, or otherwise received by Holdings in respect of the issuance of Qualified Capital Stock by Holdings (in either case, solely to the extent such Net Cash Proceeds are immediately contributed to the Borrower), but excluding any such sale or issuance by Holdings of its Equity Interests upon exercise of any warrant or option to directors, officers or employees of any Loan Party; provided that such proceeds were not obtained in connection with any Specified Equity Contribution; minus

(c) the cumulative amount of Restricted Payments made in reliance on Section 7.06(f), minus

(d) the cumulative amount of Acquisition Consideration paid in respect of Permitted Acquisitions in reliance on Cumulative Credit Availability pursuant to paragraph (ix) of the definition of “Permitted Acquisitions”, minus

(e) the cumulative amount of Investments made in reliance on Section 7.03(o), minus

(f) the cumulative amount of any voluntary or optional payments or prepayments on or redemptions, retirements, defeasances, or acquisitions for value of, or any prepayments or redemptions as a result of any Disposition, change of control or similar event of, any Indebtedness subject to the terms set forth in Section 7.15.

“Debt Fund Affiliate” means any Affiliate of Holdings that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and for which any equity fund which has a direct or indirect equity investment in Holdings, the Borrower or any Subsidiary of the Borrower does not make any investment decisions.

“Debt Issuance” means the incurrence by any Loan Party of any Indebtedness after the Closing Date (other than as permitted by Section 7.02).

“Debt Service” means, for any period, Cash Interest Expense for such period plus scheduled principal amortization actually made and mandatory principal repayments actually made (whether pursuant to this Agreement or otherwise but without giving effect to adjustments pursuant to Section 2.05(b)(i) of all Indebtedness for such period (which in the case of repayments of revolving credit facilities shall be accompanied by an equivalent and permanent reduction of the commitments under such revolving credit facility).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent such country or territory is itself the subject of any Sanctions.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Maturity Date, (b) is convertible into or exchangeable or exercisable (unless at the sole option of the issuer thereof) for (i) debt securities or other indebtedness or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the first anniversary of the Maturity Date, or (c) contains any repurchase or payment obligation which may come into effect prior to the first anniversary of the Maturity Date.

“Disqualified Institution” means any bank, financial institution, other institutional lender or Competitor, in each case, specifically identified by the Borrower from time to time in writing and approved by the Administrative Agent prior to and after the Closing Date.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Foreign Holding Company” means any direct or indirect Domestic Subsidiary that is treated as a disregarded entity for United States federal income tax purposes if all of its assets (other than a de minimus amount) consist of the equity of one or more direct or indirect Foreign Subsidiaries.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (iv), (vi) and (vii) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the

Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of, or liability under or compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” has the meaning specified in Section 5.09(a).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of provisions relating to Section 412 of the Code, Sections 414(m) and (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations by the Borrower or any ERISA Affiliate that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification of the Borrower or any ERISA Affiliate that a Multiemployer Plan is in reorganization within the meaning of Section 4241 of ERISA; (d) the filing by the Borrower or any ERISA Affiliate of a notice of intent to terminate a Pension Plan, the receipt by the Borrower or any ERISA Affiliate of a notice of the filing of a notice of intent to terminate a Multiemployer Plan, the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, the receipt by the Borrower or an ERISA Affiliate of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan, or, the receipt by the Borrower or any ERISA Affiliate of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the occurrence of (or with respect to a Multiemployer Plan, the receipt by the Borrower or any ERISA Affiliate of notice of the occurrence of) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the occurrence of an event or condition which constitutes grounds for the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate with respect to a Pension Plan or, with respect to a Multiemployer Plan, the receipt by the Borrower or any ERISA Affiliate of the occurrence of any such event or condition.

“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereof if the British Bankers Association is no longer making a LIBOR rate available (“~~BBA~~ LIBOR”), as published by Reuters (or other commercially available source providing quotations of ~~BBA~~ LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period~~. If~~ or, (ii) if such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on the Eurodollar Rate.

“Eurodollar Suspension Notice” has the meaning specified in Section 3.02.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, the sum, without duplication, of:

(a) the sum, without duplication, of:

(i) Consolidated EBITDA for such Excess Cash Flow Period; plus

(ii) the decrease (expressed as a positive number), if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period; minus

(b) the sum, without duplication and to the extent added back in the calculation of Consolidated EBITDA, of:

(i) the amount of any cash Consolidated Tax Expense paid by Holdings and its Subsidiaries with respect to such Excess Cash Flow Period; plus

(ii) the amount of any cash Permitted Tax Distributions paid during such Excess Cash Flow Period; plus

(iii) the amount of Debt Service for such Excess Cash Flow Period; plus

(iv) permanent repayments and prepayments of Indebtedness made by Holdings and its Subsidiaries during such Excess Cash Flow Period (other than repayments and prepayments of Loans) but only to the extent that (A) (i) such repayments and prepayments by their terms cannot be reborrowed or redrawn, and (ii) such repayments and prepayments do not occur in connection with a refinancing of all or a portion of such Indebtedness, and (B) the amounts used to make such payments are not funded from Externally Generated Funds; plus

(v) the sum of (A) Capital Expenditures made in cash in accordance with Section 7.12 during such Excess Cash Flow Period to the extent not funded from Externally Generated Funds or any portion of the Retained Excess Cash Flow Amount, (B) cash consideration paid during such Excess Cash Flow Period to make Permitted Acquisitions and Permitted Joint Ventures to the extent not funded from Externally Generated Funds or any portion of the Retained Excess Cash Flow Amount, (C) Restricted Payments made in cash in accordance with Section 7.06(c) during the Excess Cash Flow Period to the extent not funded from Externally Generated Funds or any portion of the Retained Excess Cash Flow Amount, and (D) Investments made in cash in accordance with Sections 7.03(b) and 7.03(m) during the Excess Cash Flow Period to the extent not funded from Externally Generated Funds or any portion of the Retained Excess Cash Flow Amount; plus

(vi) without duplication of amounts deducted from Excess Cash Flow in prior Excess Cash Flow Periods, the aggregate consideration required to be paid in cash by Holdings or any of its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Permitted Joint Ventures, other Investments to the extent permitted to be made hereunder, Restricted Payments to the extent permitted to be made hereunder or Capital Expenditures to the extent permitted to be made hereunder to be consummated or made within ninety (90) days following the end of such Excess Cash Flow Period (to the extent that the cash payments for such transactions were of the type that would have been deducted from Excess Cash Flow in accordance with this definition if consummated during the relevant Excess Cash Flow Period), provided that to the extent the aggregate amount of non-Externally Generated Funds actually utilized to finance such Permitted Acquisitions, Permitted Joint Ventures, Investments, Restricted Payments or Capital Expenditures is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for the following Excess Cash Flow Period;

(vii) the increase, if any, in the Net Working Capital from the beginning to the end of such Excess Cash Flow Period; plus

(viii) any Permitted Management Fees that are paid in cash during such Excess Cash Flow Period; plus

(ix) cash items of expense (including losses) during such Excess Cash Flow Period not deducted in calculating Consolidated EBITDA (including, without limitation, the cash items in clauses (j), (k), (n) and (o) in the definition of Consolidated EBITDA).

“Excess Cash Flow Percentage” means (a) 50% if the Consolidated Total Lease Adjusted Leverage Ratio is greater than or equal to 4.75:1.00, (b) 25% if the Consolidated Total Lease Adjusted Leverage Ratio is less than 4.75:1.00, but greater than or equal to 4.00:1.00, and (c) 0% if the Consolidated Total Lease Adjusted Leverage Ratio is less than 4.00:1.00.

“Excess Cash Flow Period” means (a) commencing with the Fiscal Year ending December 2013, the Fiscal Year of the Borrower taken as one accounting period from December 31, 2012 and ending on December 29, 2013 and (b) each Fiscal Year of the Borrower thereafter.

“Excluded Collateral” has the meaning specified in the Security Agreement.

“Excluded Subsidiary” means (a) any Immaterial Subsidiary, (b) any Domestic Subsidiary of the Borrower that is a Domestic Foreign Holding Company, (c) any Foreign Subsidiary, (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, and (e) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, the burden or cost of providing a guarantee of the Obligations shall outweigh the benefits to be afforded thereby.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall gross or net income (however denominated), and franchise Taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a) or in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (iii), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of August 18, 2011, as amended on or prior to the date hereof, among, inter alios, Holdings, the Borrower, the lenders from time to time party thereto, and Royal Bank of Canada, as administrative agent.

“Externally Generated Funds” means funds generated from the proceeds of any Indebtedness (other than Revolving Credit Loans and Swing Line Loans), Equity Issuances, Asset Sales or Extraordinary Receipts (in each case, without regard to the exclusions from the definitions of Debt Issuance, Equity Issuance, Asset Sale or Extraordinary Receipt).

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments, including in connection with any Permitted Acquisition; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Facility” means both or either of the Term Facility or the Revolving Credit Facility, as the context may require.

“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors or, pursuant to a specific delegation of authority by such Board of Directors or a designated senior executive officer, of a Person selling such asset.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means ~~the letter agreement, dated September 10, 2012, among the Borrower, the Administrative Agent and Lead Arranger.~~, collectively, the (i) Closing Date Fee Letter and (ii) Amendment No. 1 Fee Letter.

“Fiscal Quarter” means each period of thirteen or fourteen weeks ending on or about March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means the twelve month period ending on the last Sunday of each calendar year.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means a direct or indirect Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Foreign Related Subsidiary” means a Subsidiary of the type described in clauses (b) and (d) of the definition of Excluded Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, Leases or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect,

(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings, the Subsidiaries of Holdings listed on Schedule 6.12 and each other Subsidiary of the Borrower or Holdings that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12; provided, that in no event shall an Excluded Subsidiary be a Guarantor.

“Guaranty” means, collectively, the Guaranty made by Holdings, BHI Exchange and each Subsidiary of Holdings and the Borrower under Article X in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into an a Swap Contract required or permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Immaterial Subsidiaries” means all Subsidiaries of Holdings (other than any entity that is a Loan Party as of the Closing Date or any Subsidiary that owns material Intellectual Property) designated as such in writing by the Borrower to the Administrative Agent from time to time for which (a) the aggregate book value of assets of any such Subsidiary does not exceed 2% of the then current aggregate consolidated book value of the assets of Holdings and its Subsidiaries, (b) the aggregate book value of assets of all such Immaterial Subsidiaries does not exceed 5% of the then current aggregate consolidated book value of the assets of Holdings and its Subsidiaries, (c) the gross revenue of any such Subsidiary for any Measurement Period does not exceed 2% of the consolidated aggregate gross revenues of Holdings and its Subsidiaries for such Measurement Period and (d) the aggregate gross revenues of all such Immaterial Subsidiaries for any Measurement Period does not exceed 5% of the consolidated aggregate gross revenues of Holdings and its Subsidiaries for such Measurement Period, in each case determined as of the last day of the most recent Fiscal Quarter or Fiscal Year for which financial statements have been delivered in accordance with Section 6.01. If, at any time and from time to time after the Closing Date, one or more Subsidiaries shall cease to qualify as “Immaterial Subsidiaries”, then the Borrower shall, on the date on which financial statements are delivered in accordance with Section 6.01 for such Fiscal Quarter or Fiscal Year, as the case may be, designate in writing to the Administrative Agent one or more of such Subsidiaries (which shall cease to constitute “Immaterial Subsidiaries”) as may be necessary to ensure compliance with this definition. A Subsidiary that ceases to be an Immaterial Subsidiary at any date pursuant to this definition shall continue to be deemed to no longer qualify as an Immaterial Subsidiary for all times thereafter, without regard to the results of any future re-determination pursuant to this definition.

“Incremental Credit Extensions” has the meaning specified in Section 2.14(a).

“Incremental Increases” has the meaning specified in Section 2.14(a).

“Incremental Lenders” has the meaning specified in Section 2.14(b).

“Incremental Term Loan Increase” has the meaning specified in Section 2.14(a).

“Increase Effective Date” has the meaning specified in Section 2.14(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account was created and (ii) advances from vendors in the ordinary course of business and consistent with past practices);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capital Lease Obligations, Purchase Money Obligations and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date of determination shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For the avoidance of doubt, any obligations of Holdings and its Subsidiaries under the Restaurant Guarantees shall not be deemed to be Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property” has the meaning specified in Section 5.18.

“Intellectual Property Security Agreement” means, collectively, (a) each of the Trademark Security Agreements, (b) each of the Patent Security Agreements, if any, (c) each of the Copyright Security Agreements, if any, and (d) any other intellectual property security agreements in respect of any intellectual property that may be entered into after the Closing Date and that is required to be delivered pursuant to Section 6.12, in each case, in form and substance reasonably satisfactory to the Administrative Agent and as amended and in effect from time to time.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition); provided, that as to any Eurodollar Rate Loan with an Interest Period of less than one month pursuant to and to the extent permitted by clause (d) of the definition of Interest Period, the Interest Payment Date shall be such date that is no later than October 31, 2012, as selected by the Borrower in its Committed Loan Notice.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; ~~and~~

(d) with respect to any Eurodollar Rate Loan, at any time within the first thirty (30) days following the Closing Date, the Borrower may elect that the Interest Period for such Eurodollar Rate Loan be a period of less than one month ending on a Business Day no later than October 31, 2012 (to the extent available by all Lenders); provided, further that the Eurodollar Rate with respect to any such Eurodollar Rate Loan shall be computed at a rate per annum equal to ~~BBA~~LIBOR for Dollar deposits for an Interest Period with a term equivalent to one month; and

(e) with respect to any Eurodollar Rate Loan, at any time within the first thirty (30) days following the Amendment No. 1 Effective Date, the Borrower may elect that the Interest Period for such Eurodollar Rate Loan be a period of less than one month ending on a Business Day no later than May 31, 2013 (to the extent available by all Lenders); provided, further that the Eurodollar Rate with respect to any such Eurodollar Rate Loan shall be computed at a rate per annum equal to LIBOR for Dollar deposits for an Interest Period with a term equivalent to one month.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IPO” means an initial public offering of the Equity Interests of the Borrower (or any direct or indirect parent company thereof that Controls the Borrower) pursuant to an effective registration statement under the Securities Act of 1933.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Arranger” means Merrill Lynch, Pierce, Fenner & Smith, Incorporated.

“Leases” means any and all leases, licenses, subleases, sublicenses, tenancies, options, concession agreements, rental agreements, occupancy agreements, access agreements, refranchise agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any real property.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $2,500,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBOR” has the meaning specified in the definition of “Eurodollar Rate”.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, and (f) the Letters of Credit.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the business, assets, financial condition or results of operations of the Loan Parties, taken as a whole; (b) a material impairment of the ability of the Borrower and the Guarantors (taken as a whole) to perform their payment obligations under any definitive loan documentation to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any definitive loan documentation to which it is a party or of the rights and remedies of the Administrative Agent or any Lender thereunder.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person, and includes, without limitation, each Lease.

“Maturity Date” means October 9, 2017; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four (4) Fiscal Quarters of Holdings.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means deeds of trust, trust deeds, deeds to secure debt, and mortgages, together with the any assignments of leases and rents referred to therein and each other mortgage delivered pursuant to Section 6.12 or 6.20, as may be amended from time to time, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgage Policy” means American Land Title Association Lender’s Extended Coverage title insurance policies, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“NCF Period” has the meaning set forth in the definition of Retained Excess Cash Flow Amount.

“Net Cash Proceeds” means:

(a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash, Cash Equivalents and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by Holdings or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Holdings or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) reasonable and customary selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes and franchise Taxes imposed in lieu of income Taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money that is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than the Obligations and any such other Indebtedness assumed by the purchaser of such properties);

(b) with respect to any (i) Debt Issuance, (ii) Equity Issuance or (iii) other issuance or sale of Equity Interests by Holdings or any of its Subsidiaries, the cash proceeds thereof received by Holdings or any of its Subsidiaries, net of reasonable and customary fees, commissions, costs and other expenses incurred in connection therewith; and

(c) with respect to any Extraordinary Receipt, the cash insurance proceeds, condemnation awards and other compensation received by Holdings or any of its Subsidiaries in respect thereof, net of all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Extraordinary Receipt.

“New Unit Location” means any Unit Location opened after September 25, 2011.

“Net Working Capital” means, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (x)(i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders or (y)(i) that requires the approval of all Revolving Credit Lenders or all Term Lenders, as applicable, and (ii) has been approved by, as may be applicable, the Required Revolving Lenders or the Required Term Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Notice of Intent to Cure” has the meaning set forth in Section 8.04.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

“OID” has the meaning specified in Section 2.14(a)(iv).

“Omnibus Affirmation Agreement” means the Omnibus Affirmation Agreement dated as of May 15, 2013 among the Loan Parties and the Administrative Agent.

“Open Market Purchases” means one or more purchases by an Affiliated Lender of a portion of the outstanding Term Loans conducted through an organized exchange or decentralized, dealer-based over-the-counter market which trades in syndicated loans and which publishes, buys, and sells quotations relating to such debt instrument, all in accordance with Section 11.06(g).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Patent Security Agreements” means, collectively, any patent property security agreements in respect of any patent property that may be entered into on or after the Closing Date and that is required to be delivered pursuant to Section 6.12, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisitions” means any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property of any Person, or of any business or division of any Person, (b) acquisition of all or substantially all the Equity Interests of any Person, and otherwise causing such Person to become a Subsidiary of such Person, (c) merger or consolidation or any other combination with any Person, or (d) any Permitted Restaurant Acquisition, if each of the following conditions is met:

(i) no Default or Event of Default then exists or would result therefrom;

(ii) after giving effect to such transaction on a Pro Forma Basis, Holdings and the Borrower shall be in compliance with the then applicable Consolidated Total Lease Adjusted Leverage Ratio as set forth in Section 7.11(a), less, in the case of Permitted Acquisitions that are not Permitted Restaurant Acquisitions, 0.25:1.00, and each of the other covenants set forth in Section 7.11 as of the most recent Measurement Period (assuming, for purposes of Section 7.11, that such transaction had occurred on the first day of such relevant Measurement Period);

(iii) no Loan Party shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or Guarantee (including any material tax or ERISA liability) of the related seller or the business, Person or properties acquired, except (A) to the extent permitted under Section 7.02 and (B) obligations incurred in the ordinary course of business that do not constitute Indebtedness (and not in anticipation of such acquisition) and necessary or desirable to the continued operation of the underlying business, Persons or properties being so acquired, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Loan Party hereunder shall be paid in full or released as to the business, Persons or properties being so acquired on or before the consummation of such acquisition;

(iv) the Person or business to be acquired shall be, or shall be engaged in, a business of the type that the Borrower and its Subsidiaries are permitted to be engaged in under Section 7.07 and the property acquired in connection with any such transaction shall be made subject to the Lien of the Collateral Documents in accordance with Section 6.12 and shall be free and clear of any Liens, other than Permitted Liens;

(v) the Board of Directors of the Person to be acquired shall not have indicated its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

(vi) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Law;

(vii) at least five (5) Business Days (or, in the case of a Restaurant Acquisition, at least three (3) Business Days) prior to the proposed date of consummation of the transaction, the Borrower shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance);

(viii) at least five (5) Business Days prior to the proposed date of consummation of the transaction, the Borrower shall have delivered to the Administrative Agent, (A) copies, certified by a Responsible Officer on behalf of the Borrower to be true and complete of the purchase and sale documents, together with a complete set of schedules, exhibits, side letters and other documents and instruments delivered in connection therewith and (B) prior to the consummation of such purchase or acquisition, copies, certified by a Responsible Officer of the Borrower to be true and complete of all documents, instruments, side letters or other material agreements executed in connection with such purchase or acquisition;

(ix) the Acquisition Consideration for any acquisition of the Equity Interests of any Person that does not become a Guarantor shall not exceed $2,000,000, and the aggregate amount of the Acquisition Consideration for all such acquisitions and Permitted Joint Ventures since the Closing Date shall not exceed $5,000,000 plus the Cumulative Credit Availability at such time; and

(x) (a) in the case of an acquisition of all or substantially all of the property of any Person, (A) the Person making such acquisition is the Borrower or a Guarantor and (B) to the extent required under the Loan Documents, including Section 6.12, upon consummation of the Permitted Acquisition, the Person being so acquired becomes a Guarantor, (b) in the case of an acquisition of all or substantially all of the Equity Interests of any Person, (A) the Person making such acquisition is the Borrower or a Guarantor and (B) to the extent required under the Loan Documents, including Section 6.12, upon consummation of the Permitted Acquisition, the Person the Equity Interests of which are being so acquired becomes a Guarantor, and (c) in the case of a merger or consolidation or any other combination with any Person, the Person surviving such merger, consolidation or other combination (x) is the Borrower or a Guarantor or (y) to the extent required under the Loan Documents, including Section 6.12 upon consummation of the Permitted Acquisition becomes a Guarantor.

“Permitted Holders” means (a) the Sponsor and (b) any Controlled Investment Affiliates thereof.

“Permitted Joint Venture” means any Person that is organized under the laws of the United States or the District of Columbia and a portion of the Equity Interests of which are acquired by a Loan Party after the Closing Date and is owned by a Loan Party and one or more Persons other than a Loan Party after such acquisition; provided that all of the following conditions shall have been satisfied at the time of such acquisition: (a) such Person shall be engaged in a business of the type that the Borrower and its Subsidiaries are permitted to be engaged in under Section 7.07, (b) no Default or Event of Default then exists or would result therefrom, (c) the Loan Parties are not prohibited from, either directly or indirectly, receiving its proportionate amount of the total dividends, distributions and payments from, and other economic interests in, the joint venture, (d) a Loan Party has the right to participate, or elect representatives who participate, in the direction of the business and affairs of the joint venture, (e) no Loan Party shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness or Guarantee (including any material tax or ERISA liability) of the related seller or the business, Person or properties acquired, except (A) to the extent permitted under Section 7.02 and (B) obligations not constituting Indebtedness incurred in the ordinary course of business (and not in anticipation of such acquisition) and necessary or desirable to the continued operation of the underlying business, Persons or properties being so acquired, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any Loan Party hereunder shall be paid in full or released as to the business, Persons or properties being so acquired on or before the consummation of such acquisition, (f) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Law, (g) at least five (5) Business Days prior to the proposed date of consummation of the transaction, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance) together with all documents to be executed in connection therewith each of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (h) the Acquisition Consideration for any Permitted Joint Ventures shall not exceed $2,000,000 since the Closing Date and the Acquisition Consideration for all Permitted Joint Ventures and Permitted Acquisitions subject to clause (ix) of the definition thereof after the Closing Date shall not exceed $5,000,000; provided, that the amount of any Acquisition Consideration permitted pursuant to this clause (h) shall be reduced dollar-for-dollar by the amount of any outstanding Investment made pursuant to Section 7.03(c)(iii); provided, further, that that no Equity Interests constituting all or a portion of such Acquisition Consideration shall require any payments or other distributions of cash or property in respect thereof, or any purchases, redemptions or other acquisitions thereof for cash or property, in each case prior to the date which is 91 days following payment in full and performance of the Obligations.

“Permitted Liens” means, collectively, the Liens permitted under Section 7.01.

“Permitted Management Fees” means (a) management, consulting or similar fees payable by any Loan Party to another Loan Party (other than Holdings), (b) management fees, costs and expenses (including advisory fees and out-of-pocket costs and expenses) payable to the Sponsor or its Affiliates, which may be payable in advance, with such management fees, costs and expenses not to exceed $1,250,000 per annum, (c) management fees payable in connection with the Transactions on the Closing Date, and (d) reasonable and customary transaction fees, costs and expenses payable in connection with future acquisitions, sales, mergers and other subsequent transactions; provided, however, that the fees (but not reimbursement of out-of-pocket costs and expenses, which shall be permitted to be paid at all times) described in clauses (b) through (d) above shall not be permitted to be paid during any period while an Event of Default has occurred and is continuing or would arise as a result of such payment; provided, further, any fees not paid due to the restriction in the preceding proviso shall be deferred and may be paid when no Event of Default exists or would arise as a result of such payment.

“Permitted Restaurant Acquisitions” means the acquisition of any “Bojangles” restaurant or any other “Bojangles” restaurant owned by a franchisee; provided, that the aggregate consideration (exclusive of consideration in the form of assumption of Capital Lease Obligations) paid in respect of all such acquisitions shall not exceed $2,000,000 in any period of twelve (12) consecutive months.

“Permitted Sale and Leaseback Transaction” has the meaning specified in Section 7.18.

“Permitted Tax Distributions” means payments, dividends or distributions by the Borrower to Holdings to permit Holdings to pay (or to make distributions to any direct or indirect holders of Equity Interests in Holdings to permit such direct or indirect holders of Equity Interests to pay) consolidated, combined or unitary federal, state or local taxes which payments by the Borrower are not in the aggregate in excess of the amount sufficient to satisfy the tax liabilities (including penalties and interest on the foregoing) that would have been payable by Holdings (or any direct or indirect holder of any Equity Interest in Holdings) and its Subsidiaries on a stand-alone basis with respect to the Borrower and its Subsidiaries taking into account net operating loss carry forwards attributable to Holdings and its Subsidiaries.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower, or with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA or any ERISA Affiliate, other than a Multiemployer Plan.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreements” means, collectively that certain Securities Pledge Agreement dated as of the Closing Date among the Administrative Agent, Holdings, BHI Exchange, and the Borrower pursuant to which each applicable Loan Party pledges its interest in its Subsidiaries (other than Excluded Subsidiaries and subject to Section 6.12) to the Administrative Agent for the benefit of the Secured Parties, together with each pledge agreement supplement delivered pursuant to Section 6.12, in all cases, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Pledged Collateral” has the meaning ascribed to such term in each of the Pledge Agreements.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to (a) any Permitted Acquisition (to the extent not subsequently disposed of during such period), (b) any Permitted Joint Venture, (c) any Asset Sale, (d) any incurrence of Indebtedness, or (e) any Restricted Payment, in each case as if such Permitted Acquisition, Permitted Joint Venture, Asset Sale, incurrence of Indebtedness or Restricted Payment, together with all other Permitted Acquisitions, Permitted Joint Ventures, Asset Sales, incurrence of Indebtedness or Restricted Payments consummated during the applicable period, and any Indebtedness or other liabilities incurred in connection with any such Permitted Acquisitions, Permitted Joint Ventures, or Asset Sales had been consummated and incurred at the beginning of such period. For purposes of this definition, if any Indebtedness to be so incurred bears interest at a floating rate and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of incurrence had been the applicable rate for the entire period (taking into account any applicable interest rate Swap Contracts).

“Projections” means the forecasts of financial performance of Holdings and its Subsidiaries for the Fiscal Years 2012 through and including 2017 dated September 14, 2012 and delivered to the Administrative Agent and the Lenders on or prior to the Closing Date, in form, scope and substance reasonably satisfactory to each of the Lenders.

“Public Lender” has the meaning specified in Section 6.02.

“Purchase Conditions” means with respect to any purchase of the Term Loans pursuant to Section 11.06(g), the satisfaction of each of the following conditions, each to the satisfaction of the Administrative Agent:

(a) if such Affiliated Lender is a Loan Party or a Subsidiary of a Loan Party, no Default or Event of Default shall then be continuing or would arise as a result of such purchase (which condition shall be certified by the Loan Parties prior to and following such purchase);

(b) if such Affiliated Lender is a Loan Party, (i) any purchase pursuant to Section 11.06(g), may, in any Fiscal Year, only occur during the period of time between the Administrative Agent and Lender’s receipt of the Audited Financial Statements delivered pursuant to Section 6.01(a) for such Fiscal Year and the end of the Fiscal Year in which such Audited Financial Statements are delivered;

(c) the applicable Affiliated Lender shall represent that, as of the launch date of the related Auction (in the case of an Auction) and the effective date of any Assignment and Acceptance, (I) in the case of the Loan Parties, such Loan Party has no knowledge of the existence of any event or circumstance, individually or in the aggregate, that will or could reasonably be expected to give rise to a mandatory prepayment of the Loans pursuant to Section 2.05(b) within ninety (90) days of such purchase, except as disclosed to the assigning Lender prior to such date, and (II) such Affiliated Lender is not in possession of any material non-public information regarding Holdings, its Subsidiaries, or their respective assets or securities, that (x) has not been disclosed to the assigning Lenders prior to such date and (y) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Loans to such Affiliated Lender, as the case may be (in each case, other than because such assigning Lender does not wish to receive any material non-public information with respect Holdings, its Subsidiaries or their respective assets or securities);

(d) the aggregate principal amount of all Term Loans that may be purchased by any Affiliated Lender pursuant to Sections 11.06(g) shall not exceed in any event 20% of the aggregate principal amount of the Term Loans then outstanding;

(e) each of the terms and conditions set forth in Sections 11.06(b)(i), (iii), (iv), (v) and (vii) shall be satisfied prior to or simultaneously with each such purchase; and

(f) the Administrative Agent shall have received the Affiliated Lender List.

“Purchase Money Obligation” means, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets (including Equity Interests of any person owning fixed or capital assets) or the cost of installation, construction or improvement of any fixed or capital assets.

“Qualified Capital Stock” of any Person means any Equity Interests of such Person that are not Disqualified Capital Stock.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Relevant Four Fiscal Quarter Period” means, with respect to any requested Specified Equity Contribution, the four (4) Fiscal Quarter period ending on (and including) the Fiscal Quarter in which Consolidated EBITDA will be increased as a result of such Specified Equity Contribution.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender and any Affiliated Lender shall be excluded for purposes of making a determination of Required Lenders; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, ~~at least two~~ Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender and any Affiliated Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Responsible Officer” means (a) the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, (b) any other officer of the applicable Loan Party with similar significant responsibility for the administration of the obligations of such Loan Party in respect of this Agreement and so designated by any of the foregoing officers listed in clause (a) in a notice (including, without limitation, an incumbency certificate) reasonably acceptable to the Administrative Agent, and (c) and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(a), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restaurant” means a particular “Bojangles” restaurant at a particular location that is owned (regardless of whether the real property is owned or leased) or operated by any Loan Party or a Subsidiary of any Loan Party.

“Restaurant Guarantees” means the franchise loan guarantees provided by certain Loan Parties pursuant to (a) the Guaranty, dated as of October 1, 2004, by the Borrower, Bojangles’ Holdings, Inc., Bojangles International, LLC and Bojangles, Inc. for the benefit of U.S. Bank National Association, as trustee for FMAC Loan Receivables Trust 1998-C (its successors and assigns), (b) the Guaranty, dated as of September 26, 2005, by Bojangles, Bojangles’ Holdings, Inc., Bojangles International, LLC and Bojangles, Inc. for the benefit of U.S. Bank National Association, as trustee for FMAC Loan Receivables Trust 1998-C (its successors and assigns), and (c) the Guaranty, dated as of January 1, 2007, by Bojangles, Bojangles International, LLC and Bojangles, Inc. for the benefit of U.S. Bank National Association, as trustee for the registered holders of FMAC Loan Receivables Trust 1998-C (its successors and assigns); provided, however, that the aggregate amount of all Indebtedness incurred in connection with the foregoing Restaurant Guarantees shall not exceed $750,000 at any time outstanding.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property) (other than Qualified Capital Stock of such Person), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

“Retained Excess Cash Flow Amount” means, at any date of determination, an amount equal to (a) the sum of the amounts of Excess Cash Flow for all Excess Cash Flow Periods ending on or prior to the date of determination for which the amount of Excess Cash Flow shall have been calculated as provided in Section 6.02(a) and with respect to which any payment required under Section 2.05(b)(i) has been paid, minus (b) the sum at the time of determination of the aggregate amount of prepayments required to be made pursuant to Section 2.05(b)(i) through the date of determination calculated without regard to any reduction in such sum that resulted from voluntary prepayments of the Term Loans or Revolving Credit Loans referred to in

Section 2.05(b)(i); provided, that for any Excess Cash Flow Period with negative Excess Cash Flow (such period, “NCF Period”), the aggregate cumulative Retained Excess Cash Flow Amount for such NCF Period shall be reduced (but in no event below zero) by the amount by which the Retained Excess Cash Flow Amount would have increased with respect to such NCF Period if the amount of such Excess Cash Flow for such NCF Period had been equal to the absolute value thereof.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” has the meaning specified in Section 7.18.

“~~Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/index.shtml, or otherwise published from time to time.~~Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

~~“Sanctioned Person” means (a) a Person named on the list of “Specifically Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.~~

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract required or permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means that certain Security Agreement dated as of the Closing Date by and among the Administrative Agent, the Borrower and the Guarantors, together with each security agreement supplement delivered pursuant to Section 6.12, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Solvency Certificate” means a certificate substantially in the form of Exhibit G.

“Specified Dividend” means a one-time distribution (including any dividends, intercompany loans or other distributions made by Subsidiaries of Holdings to facilitate making the Specified Dividend) made on or within seven (7) days after the Amendment No. 1 Effective Date by the Borrower and/or its Subsidiaries to Holdings, and in turn on behalf of Holdings to the shareholders of Holdings in an aggregate amount not to exceed $50,000,000.

“Specified Real Estate” means, parcels of real property owned by any Loan Party with a Fair Market Value of greater than $3,000,000, as reasonably estimated in good faith by the Borrower.

“Sponsor” means Advent International Corporation, a Delaware corporation, and any investment fund managed or advised by Advent International Corporation or its Affiliates, but not including, however, any portfolio companies of any of the foregoing.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $2,500,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as syndication agent.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, (i) on the Closing Date, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a)(i) on the Closing Date in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01-A under the caption “Term Commitment” ~~or~~, (ii) on the Amendment No. 1 Effective Date, its Additional Term Loan Commitment or (iii) its obligation to make or maintain a Term Loan to the Borrowers in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facility~~” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. “Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.~~” means both the Closing Date Term Facility and Additional Term Facility. As of the Amendment No. 1 Effective Date, the aggregate principal amount of the Term Facility is $214,312,500.

“Term Lender” means, at any time, a Closing Date Term Lender and/or an Additional Term Lender as the context may require.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Loan Increase” has the meaning specified in Section 2.14(a).

“Term Loan Repayment Date” has the meaning specified in Section 2.07(~~a~~b).

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-~~1.~~1, including any amendments or restatements thereof.

“Threshold Amount” means $5,000,000.

“Trademark Security Agreements” means, collectively, (a) that certain Trademark Security Agreement, executed and delivered on the Closing Date, between the Loan Parties and the Administrative Agent, and (b) any other trademark property security agreements in respect of any trademark property that may be entered into after the Closing Date.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the refinancing of the Indebtedness under the Existing Credit Agreement and the termination of all commitments with respect thereto, and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unit Locations” means, collectively, the property comprising the Restaurant locations described on Schedules 5.08(c) and 5.08(d) and the property comprising any other Restaurant locations or leases entered into on which a Loan Party intends to build out a Restaurant.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Voting Stock” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, at any date, the quotient obtained by dividing:

(a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment; by

(b) the sum of all such payments.

“WOTC/Welfare to Work” means the Work Opportunity Tax Credit program.

“Yield Differential” means, the result of (a) the interest rate applicable to any Incremental Increase, made pursuant to Section 2.14, minus (b) the interest rate applicable to the Loans as set forth in Section 2.08 (and the interest rates applicable to any Incremental Increase that was previously entered into pursuant to Section 2.14), minus (c) 50 basis points; provided that for all purposes of determining the applicable interest rates in accordance with this definition, such interest rate shall (x) when calculating the interest rate applicable to any Incremental Increase (i) take into account the interest rates, applicable margins and/or pricing grid (if any) applicable to each Incremental Increase, (ii) be deemed to include all upfront or similar fees or OID payable to all Incremental Lenders providing such Incremental Increase and (y) when calculating the interest rate applicable to the Loans as set forth in Section 2.08 (and the interest rate applicable to any Incremental Increase previously entered into pursuant to Section 2.14), take into account all upfront or similar fees or OID originally paid to the Lenders in connection with the initial syndication of the existing Facilities (including in connection with any amendments to the interest rates, Applicable Fee Rate or Applicable Rate on the Facilities that became effective subsequent to the Closing Date but prior to the Increase Effective Date) and (z) any arrangement, commitment, structuring, underwriting, amendment or other fees paid or payable in connection therewith or in connection with the existing Facilities to Agent or arrangers in their capacities as such that are not shared with all Incremental Lenders providing such Incremental Increase shall be excluded.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, when determining the amount of Capital Lease Obligations, such determination shall be made in accordance with GAAP; provided that, subject to amendments to this Agreement as contemplated in this clause (b) addressing the impact of any such change, for purposes of defining Capital Lease Obligations, operating leases that are required to be reclassified as Capital Leases as a result of a change in GAAP shall remain classified as operating leases and shall not be included within the definition of Capital Lease Obligations.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Holdings and its Subsidiaries or to the determination of any amount for Holdings and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Holdings is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein. For the avoidance of doubt, no such variable interest entity shall be included in the calculation of any financial ratio described herein, whether or not so consolidated.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Loan Parties’ Representative. (a) Each Loan Party (other than the Borrower) by its execution of this Agreement or a joinder agreement irrevocably appoints the Borrower to act on its behalf as its agent and representative in relation to the Loan Documents and irrevocably authorizes:

(i) the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Agents, the L/C Issuer, the Swing Line Lenders and the Lenders and to give all notices and instructions; and

(ii) each Agent, the L/C Issuer, Swing Line Lender and Lender to give any notice, demand or other communication to that Loan Party pursuant to the Loan Documents to the Borrower,

and in each case the Loan Party shall be bound as though the Loan Party itself, had given the notices and instructions.

(b) Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Borrower or given to the Borrower under any Loan Document on behalf of another Loan Party or in connection with any Loan Document (whether or not known to any other Loan Party and whether occurring before or after such other Loan Party became a Loan Party under any Loan Document or the Borrower executed this Agreement) shall be binding for all purposes on that Loan Party as if that Loan Party had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Borrower and any other Loan Party, those of the Borrower shall prevail.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans.

(a) The Term Borrowing.

(i) Subject to the terms and conditions set forth herein, each Closing Date Term Lender severally agreed to make a Term Loan to the Borrower on the Closing Date (each such loan, a “Closing Date Term Loan”) in an amount not exceeding such Closing Date Term Lender’s Applicable Percentage of the Closing Date Term Facility comprised of the Closing Date Term Loans. The Term Borrowing on the Closing Date consisted of Closing Date Term Loans made simultaneously by the Closing Date Term Lenders in accordance with their respective Applicable Percentage of the Closing Date Term Facility.

(ii) Subject to the terms and conditions set forth in the Amendment No. 1, each Additional Term Lender severally agrees to make ~~a Term Loan~~an additional single term loan to the Borrower on the ~~Closing Date~~Amendment No. 1 Effective Date (each such loan, an “Additional Term Loan”) in an amount not to exceed such Additional Term Lender’s Additional Term Loan Commitment ~~Percentage~~as of the ~~Term Facility~~Amendment No. 1 Effective Date. The Term Borrowing on the Amendment No. 1 Effective Date shall consist of Additional Term Loans made simultaneously by the Additional Term Lenders in ~~accordance with their respective Applicable Percentage of the Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.~~the full amount of their respective Additional Term Loan Commitments as of the Amendment No. 1 Effective Date.

(iii) Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or electronic transmission. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone or electronic transmission) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice or electronic transmission by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; provided, that one (1) Eurodollar Rate Loan that is a Term Loan may be in a principal amount of at least $100,000 with no multiple requirement. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Revolving Credit Facility.

(f) Subject to the terms contained in Section 2.02 and such other terms as may be required by the Administrative Agent, the Borrower may select the Eurodollar Rate for the initial Credit Extension, and solely with respect to the initial Credit Extension, an Interest Period of such term as may be acceptable to the Administrative Agent and the Lenders in their sole discretion.

2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date or, with the consent of the L/C Issuer, the Borrower provides Cash Collateral or other credit support acceptable to the L/C Issuer for such Letter of Credit in accordance with the terms set forth in Section 2.15.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $250,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars; or

(E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(a) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(b) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 1:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (if the Borrower shall have received notice of such drawing by 11:00 a.m. on such date) or not later than 1:00 p.m. on the Business Day immediately following the Borrower’s receipt of such notice (if the Borrower shall have received notice of such drawing after 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit) (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than the delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(c) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(d) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(v) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vi) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(e) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(f) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(g) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.16 with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all past due Letter of Credit Fees shall accrue at the Default Rate.

(h) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Closing Date Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(i) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or electronic transmission. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice or electronic transmission must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied in the following order (x) first, to the principal repayment installments thereof in direct order of maturity to the following four (4) scheduled payments to be made on each Term Loan Repayment Date (on a pro-rata basis among the Closing Date Term Loans and the Additional Term Loans), and (y) thereafter, ~~on a pro-rata basis among~~to the remaining principal repayment installments to be made on each remaining Term Loan Repayment Date (on a pro-rata basis among the Closing Date Term Loans and the Additional Term Loans and after such application on a pro-rata basis amongst the remaining principal repayment installments of each Term Loan). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000, or, if less, the entire principal amount of Swing Line Loans then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall prepay an aggregate principal amount of Loans equal to the Excess Cash Flow Percentage of Excess Cash Flow for the applicable Excess Cash Flow Period less the aggregate principal amount of all Loans prepaid pursuant to Section 2.05(a)(i) (provided that any such payment of the Revolving Credit Loans was accompanied by a permanent reduction in the Revolving Credit Commitment), such prepayments to be applied as set forth in clauses (v) and (vii) below.

(ii) If any Loan Party or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Sections 7.05(a), 7.05(b) or 7.05(c)) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (v) and (vii) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(ii), at the election of the Borrower (pursuant to a notice in writing by the Borrower to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 365 days after the receipt of such Net Cash Proceeds (or within 545 days if the applicable Loan Party has entered into a binding contract for reinvestment of such Net Cash Proceeds within 365 days of such Disposition), such purchase shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); and provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested in each case as set forth herein above, shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(ii).

(iii) Upon any Debt Issuance, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (v) and (vii) below).

(iv) Upon any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clause (ii), (iii) or (iv) of this Section 2.05(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (v) and (vii) below); provided, however, that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Borrower (pursuant to a notice in writing by the Borrower to the Administrative Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may apply within 365 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received (or within 545 days if the applicable Loan Party has entered into a binding contract to repair, replace or restore such property or make such reinvestment within 365 days of such receipt); and provided, further, however, that any cash proceeds not so applied shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(iv).

(v) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied in the following order, first, to the Term Facility and to the principal repayment installments thereof in direct order of maturity to the following four (4) scheduled payments to be made on each Term Loan Repayment Date arising after the applicable payment date (on a pro-rata basis among the Closing Date Term Loans and the Additional Term Loans), and thereafter, ~~on a pro-rata basis among~~to the remaining payments to be made on each remaining Term Loan Repayment Date (on a pro-rata basis among the Closing Date Term Loans and the Additional Term Loans and after such application on a pro-rata basis amongst the remaining principal repayment installments of each Term Loan), second, to the Revolving Credit Facility in the manner set forth in clause (vii) of this Section 2.05(b), and third, to Cash Collateralize outstanding Letters of Credit.

(vi) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(vii) Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii), (iii), or (iv) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

2.06 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $500,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit.

(b) Mandatory.

(i) The aggregate Term Commitments on the Closing Date were automatically and permanently reduced to zero on the date of the Term Loan Borrowing on the Closing Date. The Additional Term Loan Commitment shall be automatically and permanently reduced to zero immediately after the funding of the Additional Term ~~Loan~~Loans on the ~~Closing~~Amendment No. 1 Effective Date.

(ii) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Closing Date Term Loans. The Borrower shall repay to the Closing Date Term Lenders the aggregate principal amount of all Closing Date Term Loans outstanding on the following dates (each such date a “Closing Date Term Loan Repayment Date”) in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
December 31, 2012	$2,187,500
March 31, 2013	$2,187,500
June 30, 2013	$2,187,500
September 30, 2013	$2,187,500
December 31, 2013	$2,187,500
March 31, 2014	$2,187,500
June 30, 2014	$2,187,500
September 30, 2014	$2,187,500
December 31, 2014	$3,281,250
March 31, 2015	$3,281,250
June 30, 2015	$3,281,250
September 30, 2015	$3,281,250
December 31, 2015	$3,281,250
March 31, 2016	$3,281,250
June 30, 2016	$3,281,250
September 30, 2016	$3,281,250
December 31, 2016	$4,375,000
March 31, 2017	$4,375,000
June 30, 2017	$4,375,000
September 30, 2017	$4,375,000

provided, however, that the final principal repayment installment of the Closing Date Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Closing Date Term Loans outstanding on such date.

(c) Additional Term Loans. The Borrower shall repay to the Additional Term Lenders the aggregate principal amount of all Additional Term Loans outstanding on the following dates (each such date an “Additional Term Loan Repayment Date” and together with the Closing Date Term Loan Repayment Date, the “Term Loan Repayment Date”) in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Date	Amount
March 31, 2014	$625,000
June 30, 2014	$625,000
September 30, 2014	$625,000
December 31, 2014	$625,000
March 31, 2015	$625,000
June 30, 2015	$625,000
September 30, 2015	$625,000
December 31, 2015	$625,000
March 31, 2016	$937,500
June 30, 2016	$937,500
September 30, 2016	$937,500
December 31, 2016	$937,500
March 31, 2017	$937,500
June 30, 2017	$937,500
September 30, 2017	$937,500

provided, however, that the final principal repayment installment of the Additional Term Loans shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Additional Term Loans outstanding on such date.

(d) ~~(b)~~ Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(e) ~~(c)~~ Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date fifteen (15) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b)    (i) If any amount of principal of any Loan is not paid when due (giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, or any Event of Default under Section 8.01(f) shall have occurred, then such past due amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such past due amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default (other than an Event of Default as set forth in clause (i) herein above) exists, the Borrower shall pay interest on the principal amount of all past due Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b) Other Fees. (i) The Borrower shall pay to the Lead Arranger and the Administrative Agent for their own respective accounts fees as agreed in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of Holdings or for any other reason, the Borrower, Holdings or the Lenders determine that (i) the Consolidated Total Lease Adjusted Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Lease Adjusted Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply)

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Increase in Facility.

(a) Request for Increase. The Borrower may request that the Administrative Agent (x) add one or more additional term loans under this Section 2.14 (each, an “Additional Incremental Tranche”) and/or increase the then effective aggregate principal amount of the Term Loans under this Section 2.14 on the same terms as the existing Term Loans (a “Term Loan Increase” and, together with each Additional Incremental Tranche, the “Incremental Term Loan Increase”), and/or (y) increase the then effective aggregate principal amount of the Revolving Credit Commitments under this Section 2.14 (each, a “Revolving Credit Commitment Increase” and, together with the Incremental Term Loan Increase, the “Incremental Increases” and the incurrence of Additional Incremental Tranches, Term Loan Increases and Revolving Credit Commitment Increases shall hereinafter be referred to as “Incremental Credit Extensions”); provided that:

(i) (x) the aggregate principal amount of all Incremental Credit Extensions pursuant to this Section 2.14 shall not exceed the lesser of (A) $50,000,000 and (B) an amount such that, after giving effect to each Incremental Credit Extension, the Consolidated Total Lease Adjusted Leverage Ratio calculated on a Pro Forma Basis after giving effect to such Incremental Increases (and assuming the full utilization thereof) does not exceed the lesser of (1) the maximum Consolidated Total Lease Adjusted Leverage Ratio permitted pursuant to Section 7.11(a) at such time less 0.25:1.00 and (2) 5.25:1.00, on the date of the relevant Incremental Credit Extension under this Section 2.14 and as of the last day of the most recently ended Fiscal Quarter prior to such proposed Incremental Increase, (y) the aggregate principal amount of any Incremental Increase shall be in a minimum amount of $10,000,000 (or such lower amount that represents all remaining availability pursuant to this Section 2.14) and in integral multiples of $2,000,000 in excess thereof, and (z) the Borrower may make a maximum of five (5) such requests during the term of this Agreement;

(ii) no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to such Incremental Increase and the application of proceeds therefrom;

(iii) the Term Loans and Revolving Credit Loans made under this Section 2.14 shall have a maturity date no earlier than the Maturity Date and in the case of additional Term Loans made pursuant to this Section 2.14 shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the then existing Term Loans made under Section 2.01;

(iv) if at any time during the Adjustment Period, the Borrower requests any Incremental Credit Extension and if the weighted average interest rate, applicable margin and/or pricing grid (if any) applicable to any such Incremental Increase requested during the Adjustment Period pursuant to this Section 2.14 exceeds the interest rates, Applicable Fee Rate and Applicable Rate as set forth herein with respect to the Facilities by more than 50 basis points, then the interest rates, Applicable Fee Rate and Applicable Rate with respect to each Facility (and the interest rates, Applicable Fee Rate and Applicable Rate applicable to any Incremental Increase that was previously entered into pursuant to this Section 2.14) shall automatically increase by, and be subject to, the Yield Differential (it being understood that any increase in the weighted average interest rates may (A) take the form of original issue discount (“OID”) or upfront fees, with such OID or upfront fees being equated to such interest margins in a manner reasonably determined by the Administrative Agent and consistent with generally accepted financial practice based on an assumed four-year average life to maturity or lesser remaining life to maturity or (B) be accomplished by a combination of an increase in the weighted average interest rates, OID and/or upfront fees);

(v) the proceeds of any Term Loans made under this Section 2.14 shall be used to make Permitted Acquisitions, Permitted Joint Ventures and Capital Expenditures, in each case as permitted herein;

(vi) the Loans incurred pursuant to each Incremental Credit Extension shall in no event rank senior in right of payment and with respect to the Collateral than the Loans under the existing Facilities;

(vii) the Term Loans incurred pursuant to the Incremental Term Loan Increase shall (i) be treated in the same manner as the existing Term Loans for purposes of Section 2.06 and (ii) share ratably in any prepayments of the existing Term Loans; and

(viii) all other terms and conditions with respect to the Term Loans and /or Revolving Credit Loans made pursuant to this Section 2.14 shall be reasonably satisfactory to the Administrative Agent.

(b) Notification by Administrative Agent; Additional Lenders. Any request under this Section 2.14 shall be submitted by the Borrower in writing to the Administrative Agent (which shall promptly forward copies to the Lenders). The Borrower may also specify any fees offered to those Lenders (the “Incremental Lenders”), including additional lenders invited subject to clause (c) below, that agree to increase the principal amount of their Term Loans and/or Revolving Credit Commitments and/or provide Commitments under any Incremental Increase, which fees may be variable based upon the amount of the Incremental Credit Extension provided by any such Lender. No Lender (including the Administrative Agent in its capacity as a Lender) shall have any obligation, express or implied, to offer to provide an Incremental Credit Extension. Only the consent of each Incremental Lender shall be required for an Incremental Credit Extension pursuant to this Section 2.14. No Lender which declines to provide an Incremental Credit Extension may be replaced with respect to its existing Term Loans and/or Revolving Credit Commitment as a result thereof without such Lender’s consent.

(c) Lender Elections to Increase. Each Incremental Lender shall as soon as reasonably practicable specify in writing the amount and type of the proposed Incremental Credit Extension that it is willing to offer (provided that any Lender not so responding within five (5) Business Days (or such shorter period as may be specified by the Administrative Agent) shall be deemed to have declined such a request). The Borrower may accept some or all of the offered amounts or, to the extent the Borrower does not receive sufficient offers from existing Lenders to provide Term Loans, Revolving Credit Commitments and/or Commitments under any Incremental Increase, as applicable, in the amount requested by the Borrower on economic terms acceptable to the Borrower, subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (as applicable) (which approvals shall not be unreasonably withheld) invite additional Eligible Assignees to become Lenders pursuant to a joinder or accession agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Facility is increased in accordance with this Section 2.14, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”), which such date shall be at least five (5) Business Days after the Lenders are required to respond to any request for an Incremental Increase as set forth in Section 2.14(c), and the final allocation of such increase and the Administrative Agent shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) Additional Conditions to Effectiveness of Increase. As a condition precedent to such increase, (1) the Administrative Agent shall have received each of the following documents: (x) a joinder or accession agreement to this Agreement executed by a duly authorized officer of each applicable Incremental Lender, and (y) a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default or Event of Default exists or would occur after giving effect to such Incremental Increase, and (c) the Consolidated Total Lease Adjusted Leverage Ratio, both before and after giving effect to such increase, does not exceed 5.25:1.00, and (2) the Borrower shall execute and deliver such agreements, instruments and documents and take such other actions as may be reasonably requested by the Administrative Agent in connection with, and at the time of, such Incremental Increases;

(f) Amendments to Loan Documents. Subject to the third to last paragraph of Section 11.01, the Administrative Agent is expressly permitted, without the consent of the other Lenders, to amend the Loan Documents to the extent necessary or appropriate in the reasonable opinion of the Administrative Agent to give effect to any Incremental Increase pursuant to this Section 2.14.

(g) Additional Terms. Upon each Incremental Increase of Revolving Credit Commitments pursuant to this Section 2.14, (i) each Revolving Credit Lender immediately prior to such Incremental Increase will automatically and without further act be deemed to have assigned to each Incremental Lender providing a portion of any such Incremental Increase pursuant to this Section 2.14, and each Incremental Lender providing a portion of the Revolving Credit Commitment Increase will automatically and without further act be deemed to have assumed a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans, such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (x) participations hereunder in Letters of Credit and (y) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Incremental Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment, and (ii) the Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (which prepayment shall be accompanied by accrued interest thereon and any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section 2.14. In connection with any increase to the Term ~~Loan~~ Facility pursuant to the terms hereof, the additional Term Loans shall be made by the Term Lenders participating therein pursuant to the procedures set forth in Section 2.02.

(h) Conflicting Provisions. This Section 2.14 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

(i) Amendment No. 1 and Additional Term Loans. For the avoidance of doubt, the Additional Term Loans made on the Amendment No. 1 Effective Date are not Incremental Increases or Incremental Credit Extensions pursuant to this Section 2.14.

2.15 Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more Controlled Accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.05, 2.16 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(viii))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Revolving Lenders”, and “Required Term Lenders”, as applicable, and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) Other than as set forth below in this Section 2.16(a)(iii), during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.09.

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C) With respect to any fee payable under Section 2.09(a) any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall, without duplication of amounts payable under Sections 3.01(a) or (b), make payment in respect thereof within 10 days after written or electronic demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after written or electronic demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S.

federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the any Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent (a “Eurodollar Suspension Notice”), (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such Eurodollar Suspension Notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such Eurodollar Suspension Notice from a Lender to the Borrower, the Borrower (i) may, subject to the terms set forth in this Section 3.02 and Section 3.05, revoke (in writing) any pending request for a Borrowing of, conversion to or continuation of a Eurodollar Rate Loan applicable to such period of illegality; provided, that such revocation is submitted to the Administrative Agent by 1:00 p.m. one (1) Business Day prior to the requested date of such Borrowing, conversion or continuation contained in the applicable Committed Loan Notice, and (ii) shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. If such Eurodollar Suspension Notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders reasonably determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon written request (which may be by electronic transmission) of such Lender or the L/C Issuer setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent), the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c)

(d) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(e) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(f) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss or expense (excluding loss of anticipated profits) actually arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any reasonable, documented and customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a Eurodollar Suspension Notice pursuant to Section 3.02, then at the request of the Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the Eurodollar Suspension Notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable, documented and out-of-pocket costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent, unless otherwise agreed to pursuant to a post closing agreement in form and substance satisfactory to the Administrative Agent in its discretion:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or electronically transmitted copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii) duly executed counterparts of each other Loan Document sufficient in number for distribution to the Administrative Agent and the Borrower, together with:

(A) certificates representing the Pledged Equity referred to the Pledge Agreements accompanied by undated transfer powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B) proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may reasonably deem necessary in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C) results of searches (including, without limitation, intellectual property and lien searches), dated on or before the date of the initial Credit Extension, together with copies of such other supporting documentation as may be reasonably necessary or desirable showing that the Liens created by the Collateral Documents are the only Liens upon the Collateral, except Permitted Liens and Liens to be discharged on or prior to the Closing Date,

(D) evidence of the completion of or arrangements reasonably satisfactory to the Administrative Agent for all other actions, recordings and filings of or with respect to the Collateral Documents that the Administrative Agent may deem necessary in order to perfect the Liens on the Collateral; and

(E) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Security Agreement, the Pledge Agreements and the Intellectual Property Security Agreements has been taken (including receipt of duly executed payoff letters, and UCC-3 termination statements).

(iv) certificates executed by a Responsible Officer of each Loan Party attaching resolutions or other action authorizing the actions under the Loan Documents, incumbency certificates, certified copies of the Organization Documents of such Loan Party, in each case, certified to be true, accurate and complete and in effect on the Closing Date and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of each of (i) Weil, Gotshal, & Manges, LLP and (ii) McGuireWoods LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, in form, scope and substance reasonably satisfactory to the Administrative Agent;

(vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the consummation by such Loan Party of the Transaction and the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii) a certificate signed by a Responsible Officer of the Borrower certifying that (A) the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) there has been no event or circumstance since December 25, 2011 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii) a certificate of a Responsible Officer of the Borrower attaching the interim financial statements of Holdings and its Subsidiaries for the period ended August 19, 2012, each reasonably satisfactory to the Administrative Agent;

(ix) a Solvency Certificate from the chief financial officer of each Loan Party;

(x) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with binding certificates of insurance and endorsements, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral;

(xi) evidence that the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated and all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, released;

(xii) an executed copy of a disbursement letter, executed by the Borrower; and

(xiii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent may reasonably request.

(b) (i) All fees (other than legal fees and expenses of counsel) required to be paid to the Administrative Agent and the Lead Arranger on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid (which may be offset from the initial Credit Extension on the Closing Date).

(c) The Borrower shall have paid all accrued legal fees and expenses of counsel to the Administrative Agent and the Lead Arranger (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least three (3) days prior to the Closing Date (for the avoidance of doubt, a summary statement of such fees, charges and disbursements shall be sufficient documentation for the obligations set forth in this Section 4.01(c) provided that supporting documentation for such summary statement is provided promptly thereafter), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the Closing Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent and counsel to the Administrative Agent).

(d) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lead Arranger (other than the legal fees as set forth herein above) to the extent invoiced prior to or on the Closing Date.

(e) The Closing Date shall have occurred on or before October 31, 2012.

(f) After giving effect to the Transaction, including all Credit Extensions made in connection therewith, the amount by which the aggregate Revolving Credit Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and Swing Line Loans and (ii) the Outstanding Amount of L/C Obligations shall be no greater than $7,500,000.

(g) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the Consolidated Total Lease Adjusted Leverage Ratio calculated as of the twelve month period ending August 19, 2012 and calculated on a Pro Forma Basis, including the initial funding of the Facility, does not exceed 5.10:1.00.

(h) Since December 25, 2011, there shall have been no event or condition that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than to the extent, in the case of each of clauses (a) through (d), above, (i) such as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Collateral Documents.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements delivered (x) on the Closing Date, and (y) thereafter pursuant to Section 6.01(a) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of Holdings and its Subsidiaries (x) dated August 19, 2012, and (y) thereafter delivered in connection with Section 6.01(b), and the related consolidated statements of income or operations, stockholders’ equity and cash flows for the Fiscal Quarter ended on the date thereof (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

(c) Since the date of the Closing Date Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated pro forma balance sheet of Holdings and its Subsidiaries as at August 19, 2012 and the related consolidated pro forma statements of income and cash flows of Holdings and its Subsidiaries for the eight (8) months then ended, certified by the chief financial officer or treasurer of the Borrower, copies of which have been furnished to each Lender, fairly present the consolidated pro forma financial condition of Holdings and its Subsidiaries as at such date and the consolidated pro forma results of operations of Holdings and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.

(e) The Projections delivered pursuant to Section 4.01 and each other consolidated forecasted balance sheet, statements of income and cash flows of Holdings and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance, it being recognized that forecasts are not to be viewed as facts and that actual results may differ significantly from projected results (and such differences may be material) and no assurance can be given that the projected results will be realized.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transaction, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens; Investments. (a) Each Loan Party and each of its Subsidiaries has good record, insurable and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and Permitted Liens.

(b) The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 7.01, and as otherwise permitted by Section 7.01.

(c) Schedule 5.08(c) sets forth a complete and accurate list of all real property owned by each Loan Party and each of its Subsidiaries (including all Specified Real Estate), showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and reasonably estimated Fair Market Value thereof.

(d) Following the Closing Date, except for any Leases acquired after the date on which such Schedule was most recently updated pursuant to Section 6.02(h):

(i) Schedule 5.08(d)(i) sets forth a complete and accurate list of all Leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date. To the knowledge of the Borrower, each such Lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

(ii) Schedule 5.08(d)(ii) sets forth a complete and accurate list of all Leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessor, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date. To the knowledge of the Borrower, each such Lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

(e) Schedule 5.08(e) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

5.09 Environmental Compliance. (a) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Loan Party and Subsidiary is and has been in compliance with any applicable Environmental Law, which compliance includes obtaining, maintaining and complying with any permit, license or other approval required under any Environmental Law (“Environmental Permits”), (ii) no Loan Party or Subsidiary is subject to any Environmental Liability, and (iii) no Loan Party or Subsidiary has received notice of any claim alleging noncompliance with or potential liability under any Environmental Law.

(b) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) no Hazardous Materials have been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in violation of any applicable Environmental Law or in a manner that could result in a liability under Environmental Laws.

(c) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries is undertaking either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by or on behalf of any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

5.10 Insurance. The properties of each Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Loan Party or an applicable Subsidiary operates.

5.11 Taxes. Each Loan Party and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12 ERISA Compliance. (a) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state Laws and (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as has not resulted in or could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and, to the best knowledge of the Borrower, no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan; and (vi) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.13 Subsidiaries; Equity Interests; Loan Parties. No Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in Holdings have been validly issued, are fully paid and non-assessable and are owned by the Permitted Holders in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-Domestic Subsidiary that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. The copy of the Organization Document of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(iv) is a true and correct copy of each such document, each of which is valid and in full force and effect. Neither Holdings nor any of its Subsidiaries is a variable interest entity. As of the Closing Date there are no Immaterial Subsidiaries.

5.14 Margin Regulations; Investment Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) Neither the Borrower, Holdings, nor any of their Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Borrower has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect (after giving effect to all supplements and updates thereto from time to time); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized that projections are not to be viewed as facts and that actual results may differ significantly from projected results (and such differences may be material) and no assurance can be given that the projected results will be realized.

5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 11.02.

5.18 Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the U.S. federal and foreign trademarks, service marks, trade names, copyrights, patents, and patent rights (collectively, “Intellectual Property”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for those which the failure to be owned or licensed, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and Schedule 5.18 sets forth a complete and accurate list of all such Intellectual Property owned or used by each Loan Party. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any Intellectual Property rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19 Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent, both before and after giving effect to the Amendment No. 1 Transactions.

5.20 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.21 Material Contract. No default by any Loan Party or to the knowledge of any Loan Party, by any other party exists under any Material Contract, other than such defaults that could not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.22 Leases. There is a Lease in force for each Unit Location which is ground leased or space leased by any Loan Party; each Lease is in full force and effect except as, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No event of default by any party exists under any such Lease that could reasonably be expected to result in termination of such Lease by a party other than a Loan Party, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute such an event of default, except in each case, to the extent any such event of default, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.23 Security Interests.

(a) The provisions of the Collateral Documents (other than those of each Mortgage) are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

(b) To the extent provided therein, each Mortgage to be executed and delivered after the Closing Date will, when delivered, be effective to create, in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Specified Real Estate thereunder and the proceeds thereof, subject only to Permitted Liens, and when the Mortgages are filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 6.12 and 6.20, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Specified Real Estate and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Liens.

5.24 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party as of the Closing Date. No Loan Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years that has resulted or could reasonably be expected to result in a Material Adverse Effect.

5.25 Compliance with OFAC Rules and Regulations. No Loan Party, nor any Affiliate of a Loan Party ~~(a) is a Sanctioned Person, (b) has any of its assets in Sanctioned Countries, or (c) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries~~, nor, to the knowledge of any Loan Party or any Affiliate of a Loan Party, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Loan Party or any Affiliate of any Loan Party located, organized or resident in a Designated Jurisdiction. No part of the proceeds of any Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, ~~a Sanctioned Person or a Sanctioned Country~~an individual, entity or country currently subject to any Sanctions.

5.26 Foreign Assets Control Regulations, Etc. No Loan Party is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. No Loan Party is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Act. No Loan Party (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

5.27 Use of Proceeds. The proceeds of the Loans shall be used in accordance with Section 6.11.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent (for redelivery to each Lender), in form and detail satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within 120 days after the end of each Fiscal Year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, changes in stockholders’ equity, and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Holdings and within sixty (60) days after the end of the fourth Fiscal Quarter of each Fiscal Year, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, changes in stockholders’ equity, and cash flows for such Fiscal Quarter and for the portion of Holdings’ Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of Holdings as fairly presenting the financial condition, results of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) as soon as available, but in any event at least forty-five (45) days after the end of each Fiscal Year of Holdings, an annual business plan and budget of Holdings and its Subsidiaries on a consolidated basis, including forecasts prepared by management of Holdings, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of Holdings and its Subsidiaries on a monthly basis for the immediately following Fiscal Year.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent (for redelivery to each Lender), in form and detail reasonably satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of Holdings, and (ii) a copy of management’s discussion and analysis with respect to such financial statements;

(b) promptly after any request by the Administrative Agent (or any Lender through the Administrative Agent), copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equity holders of the Borrower, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) as soon as available, but in any event within sixty (60) days after the end of each Fiscal Year of Holdings, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(f) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each material notice or other material correspondence received from any Governmental Agency regarding financial or other operational matters of any Loan Party or any Subsidiary thereof;

(g) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages (if any) to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(h) concurrently with the delivery of financial statements pursuant to Section 6.01(a), (i) a report supplementing Schedules 5.08(c), 5.08(d)(i) and 5.08(d)(ii), including an identification of all owned real property disposed of by any Loan Party or any Subsidiary thereof during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, Fair Market Value thereof and, in the case of leases of property, lessor, lessee and expiration date) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete; (ii) a report supplementing Schedule 5.18, setting forth (A) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party or any Subsidiary thereof during such Fiscal Year and (B) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Loan Party or any Subsidiary thereof during such Fiscal Year and the status of each such application; and a report supplementing Schedules 5.08(e) and 5.13 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, each such report to be signed by a Responsible Officer of the Borrower and to be in a form reasonably satisfactory to the Administrative Agent; and

(i) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower sends such documents via electronic mail, (ii) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent if the Administrative Agent requests the Borrower to deliver paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event that, individually or in the aggregate when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in a liability of any Loan Party or any of their ERISA Affiliates that could reasonably be expected to have a Material Adverse Effect;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Borrower referred to in Section 2.10(b);

(e) of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (ii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), and (iii) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iv); and

(f) of any claim asserted against, all or any material portion of the Collateral or occurrence of any other event which could reasonably be expected to materially adversely affect the value of the Collateral.

Each notice pursuant to Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than thirty (30) days’ (or ten (10) days’ in the case of non-payment of premium) prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent (and any Lender that accompanies the Administrative Agent) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default has occurred and is continuing, the Administrative Agent (and any Lender that accompanies the Administrative Agent) (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and with at least one (1) Business Day’s advance notice; provided, further, that, so long as no Event of Default has occurred or is continuing, the Administrative Agent shall not exercise such rights more often than two (2) occasions during any calendar year and only one (1) such occasion shall be at the Borrower’s expense. So long as no Event of Default has occurred or is continuing, the Borrower shall have the opportunity to have a representative accompany the Administrative Agent and its designated representatives on any such visits or inspections. So long as no Event of Default has occurred or is continuing, the Administrative Agent shall give the Borrower one (1) Business Day’s prior notice of, and the opportunity to, participate in any discussions with the Borrower’s directors, officers, and independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, no Loan Party shall be required to disclose, permit the inspection, examination or making of copies or abstracts of, or any discussion of, any document information or other matter that (a) constitutes non-financial trade secrets unless an Event of Default has occurred and is continuing, (b) in respect of which disclosure to the Administrative Agent (or its representatives or contractors) is prohibited by law or (c) is subject to attorney-client privilege or constitutes attorney work-product.

6.11 Use of Proceeds.

(b) ~~6.11 Use of Proceeds. Use~~Prior to the Amendment No. 1 Effective Date, use the proceeds of the Credit Extensions to refinance the Indebtedness under the Existing Credit Agreement on the Closing Date and thereafter for other general corporate purposes not in contravention of any Law or of any Loan Document.

(c) On and following the Amendment No. 1 Effective Date, use the proceeds of (i) the Additional Term Loans made on the Amendment No. 1 Effective Date to fund the Specified Dividend and to pay fees and expenses in connection with the Amendment No. 1 Transactions and (ii) any Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12 Covenant to Guarantee Obligations and Give Security.

(a) At any time that any Loan Party or any newly formed or acquired Subsidiary that is to become a Loan Party pursuant to clause (b) below acquires any real or personal property (other than Excluded Collateral) that is not subject to a perfected, first priority Lien in favor of the Administrative Agent pursuant to the Collateral Documents, within thirty (30) Business Days (or such longer period as may be reasonably acceptable to the Administrative Agent in its sole discretion) after the acquisition of such real or personal property by such Loan Party (other than any leasehold interests in real property) or the formation or acquisition of such Subsidiary, the Borrower shall furnish to the Administrative Agent, in detail reasonably satisfactory to the Administrative Agent, a written description of such real and personal property.

(b) Within thirty (30) days (or such longer period as may be reasonably acceptable to the Administrative Agent in its sole discretion) of the formation or acquisition of a Subsidiary (other than an Excluded Subsidiary) by any Loan Party, the Borrower shall, or cause such Loan Party and/or such Subsidiary to, at the Borrower’s expense, (i) duly execute and deliver to the Administrative Agent a joinder to this Agreement, the Security Agreement and the Pledge Agreements (it being understood that an Excluded Subsidiary (other than a Foreign Subsidiary) may be required to enter into a Pledge Agreement to pledge Equity Interests of its Subsidiary as required pursuant to clause (c) below), and all other applicable Collateral Documents specified by and in form and substance reasonably satisfactory to the Administrative Agent; (ii) deliver appropriate UCC-1 financing statements or such other financing statements as may be necessary in the Administrative Agent’s reasonable determination to obtain a first priority Lien (subject to Permitted Liens); (iii) deliver to the Administrative Agent any Pledged Collateral, Pledged Debt or other instruments specified in the Collateral Documents (including delivery of all pledged Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)(A)); (iv) deliver to the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent that all taxes, filing fees and recording fees and other related transaction costs have been paid; (v) deliver to the Administrative Agent a copy of each Lease with respect to each Unit Location leased by such Loan Party or such Subsidiary; and (vi) provide to the Administrative Agent all other reasonably requested documentation, including one or more legal opinions of counsel reasonably satisfactory to the Administrative Agent with respect to the execution and delivery of the applicable documentation referred to herein; in each case, all in form and substance reasonably satisfactory to the Administrative Agent.

(c) Within thirty (30) days (or such longer period as may be reasonably acceptable to the Administrative Agent in its sole discretion) of the formation or acquisition of any new direct Subsidiary that is a Foreign Subsidiary or a Foreign Related Subsidiary (and is not an Immaterial Subsidiary) by any Loan Party that is a Domestic Subsidiary, the Borrower shall, at the Borrower’s expense, (i) cause such Loan Party and such Subsidiary to enter into a Pledge Agreement to pledge 66% of the voting Equity Interests held by such Loan Party in such Subsidiary and 100% of any non-voting Equity Interests held by such Loan Party and to cause such Subsidiary to execute and/or deliver such documents, instruments or agreements as may be necessary in the Administrative Agent’s reasonable determination to obtain a first priority Lien (subject to Permitted Liens) in such Equity Interests of such Subsidiary and held by such Loan Party; (ii) deliver to the Administrative Agent any Pledged Collateral, Pledged Debt or other instruments specified in the Collateral Documents to which such Loan Party and such Subsidiary is a party; and (iii) provide to Administrative Agent all other reasonably requested documentation, including one or more legal opinions of counsel reasonably satisfactory to Administrative Agent with respect to the execution and delivery of the applicable documentation referred to herein; in each case, all in form and substance reasonably satisfactory to Administrative Agent.

(d) Within thirty (30) days (or such longer period as may be reasonably acceptable to the Administrative Agent in its sole discretion) of the acquisition of any personal property (other than Excluded Collateral) that is not subject to a first priority, perfected Lien in favor of the Administrative Agent by a Loan Party, the Borrower shall, or shall cause the applicable Loan Party or such Subsidiary to, at the Borrower’s expense, (i) deliver to the Administrative Agent any Pledged Collateral, Pledged Debt or other instruments required to be so delivered in the Collateral Documents and (ii) take all such other action as the Administrative Agent may reasonably deem necessary in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, the Collateral Documents; provided, however, that the Loan Parties shall not be obligated to grant leasehold mortgages in real property to the Administrative Agent.

(e) Within forty-five (45) days (or such longer period as may be reasonably acceptable to the Administrative Agent in its sole discretion) of the acquisition of any Specified Real Estate, the Borrower shall, or shall cause the applicable Loan Party or such Subsidiary to, at the Borrower’s expense, comply with each of the provisions set forth in Section 6.20;

(f) At any time upon the reasonable request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may reasonably deem necessary in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, security agreement supplements, intellectual property security agreement supplements and other security and pledge agreements.

(g) Any document, agreement, or instrument executed or issued pursuant to this Section 6.12 shall be a Loan Document.

6.13 Compliance with Environmental Laws. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects with all applicable Environmental Laws, which compliance shall include obtaining, renewing and complying with all Environmental Permits necessary for its operations and properties; and (b) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14 Preparation of Environmental Reports. At the request of the Administrative Agent from time to time if the Administrative Agent reasonably suspects the presence of any Hazardous Materials on any property of the Borrower or its Subsidiaries, provide to the Administrative Agent within sixty (60) days after such request, at the expense of the Borrower, an environmental site assessment report for any Specified Real Estate described in such request, prepared by a nationally recognized environmental consulting firm (or other environmental consulting firm reasonably acceptable to the Administrative Agent), indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and such Loan Party hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

6.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.16 Reserved.

6.17 Interest Rate Hedging.

(b) Enter into within ninety (90) days of the Closing Date (or such longer period as may be reasonably acceptable to the Administrative Agent in its sole discretion), and maintain for a period of not less than two (2) years thereafter, interest rate Swap Contracts with Persons reasonably acceptable to the Administrative Agent, covering a notional amount of not less than 50% of the aggregate outstanding amount of the Closing Date Term ~~Loan~~ Facility.

(c) On or prior to September 30, 2013, enter, and for a period of at least two years, maintain at all times from the date of entry, interest rate Swap Contracts with Persons reasonably acceptable to the Administrative Agent, covering a notional amount of not less than 50% of the aggregate outstanding amount of the Additional Term Facility.

6.18 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.19 Cash Collateral Accounts. Maintain, and cause each of the other Loan Parties to maintain, all deposit accounts (including, without limitation, Cash Collateral Accounts) and securities accounts with Bank of America, any Lender or any Affiliate of such Lender, or another commercial bank located in the United States, which has accepted the assignment of such accounts to the Administrative Agent for the benefit of the Secured Parties pursuant to the terms of the Security Agreement, and shall, from and after the date that is sixty (60) days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), enter into deposit account control agreements, securities account control agreements and such other agreements, documents and instruments as may be necessary, in the Administrative Agent’s reasonable determination, to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected, first-priority Lien and “control” (as defined in the

UCC) on such deposit accounts and securities accounts, unless otherwise consented to in writing by the Administrative Agent in its sole discretion, provided that the Borrower shall not be required to deliver deposit account control agreements with respect to any deposit account (a) as to which no less frequently than once per calendar week all amounts in such deposit account in excess of $40,000 per deposit account or $350,000 in the aggregate as to all such accounts not subject to a deposit account control agreement are transferred to a deposit account over which the Administrative Agent has a perfected, first priority Lien and “control” over such account as provided herein and (b) specially and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s salaried employees or fiduciary accounts, each of which are funded in the ordinary course of business.

6.20 Specified Real Estate. With respect to the Specified Real Estate (if any), within ninety (90) days of the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Borrower shall deliver Mortgages, duly executed by the appropriate Loan Party, together with:

(i) as to owned property, evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid first and subsisting Lien, subject to Permitted Liens, on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid,

(ii) as to owned property, Mortgage Policies, with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable,

(iii) American Land Title Association/American Congress on Surveying and Mapping form surveys or survey updates, for which all necessary fees (where applicable) have been paid, and dated a date reasonably acceptable to the Administrative Agent, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which such Specified Real Estate described in such surveys is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than minor encroachments and other defects acceptable to the Administrative Agent and Permitted Liens,

(iv) engineering, soils and other reports as to any owned properties described in the Mortgages, from professional firms acceptable to the Administrative Agent,

(v) evidence of the insurance required by the terms of the Mortgages,

(vi) as to any owned property, an appraisal of each of the properties described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisals shall be from a Person reasonably acceptable to the Lenders, and

(vii) evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to create valid first and subsisting Liens subject to Permitted Liens, on the property described in the Mortgages has been taken.

6.21 Merger of BHI Exchange. Within thirty (30) Business Days (or such longer period as may be reasonably acceptable to the Administrative Agent in its sole discretion) of the consolidation or merger of BHI Exchange with and into Holdings as permitted pursuant to Section 7.04(a)(ii), Holdings shall deliver to the Administrative Agent (a) a certificate of merger, (b) each of the documents required pursuant to Section 4.01(a)(iii)(A), and (c) such other documents as the Administrative Agent may request in its reasonable discretion, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names any Loan Party as debtor, or assign any accounts or other right to receive income, other than the following:

(a) Liens securing the Obligations pursuant to any Loan Document;

(b) Liens existing on the Closing Date and described on Schedule 7.01 and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by Section 7.02(d), does not secure an aggregate amount of Indebtedness or other obligations, if any, greater than that secured on the Closing Date and (ii) does not encumber any property other than the property subject thereto on the Closing Date;

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, covenants and other similar encumbrances and minor title defects affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds relating to such judgments;

(i) Liens securing Indebtedness permitted under Section 7.02(f) and 7.02(g); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition;

(j) Liens related to Permitted Sale and Leaseback Transactions; provided, that such Liens do not encumber any other property of any Loan Party, and such Liens secure only the Attributable Indebtedness incurred in connection with such Permitted Sale and Leaseback Transaction;

(k) Liens securing Indebtedness permitted to be incurred hereunder in a maximum aggregate principal amount not to exceed $2,500,000 at any time outstanding;

(l) Leases of the real property of any Loan Party, in each case entered into in the ordinary course of such Loan Party’s business so long as such Leases do not (i) individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Loan Party or (ii) secure any Indebtedness;

(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party in the ordinary course of business in accordance with the past practices of such Loan Party;

(n) (i) Liens constituting rights of (i) a collecting bank arising under Section 4-208 of the UCC on items in the course of collection, and (ii) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens arise by operation of applicable Law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(o) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Loan Party to the extent permitted under Sections 7.03(n) and 7.04(c); provided that such Liens (i) do not extend to property not subject to such Liens at the time of such acquisition, merger or consolidation (other than improvements thereon), (ii) are no more favorable to the lienholders than such existing Liens, (iii) are not created in anticipation or contemplation of such acquisition, merger or consolidation, and (iv) if such Lien constituted a Lien of a Loan Party, such Liens would be permitted pursuant to Sections 7.01(a) through 7.01(n) or 7.01(p) through 7.01(u);

(p) Liens, if any and other matters disclosed in any Mortgage Policy issued and accepted by the Administrative Agent in its reasonable discretion;

(q) Liens arising under non-exclusive licenses of Intellectual Property granted by any Loan Party in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Loan Parties and which do not secure any Indebtedness for borrowed money;

(r) precautionary Liens arising from the filing of UCC financing statements solely as a precautionary measure in connection with (i) operating leases or (ii) the consignment of goods where a Loan Party is the consignee, provided that such Liens do not extend to any assets other than those the subject of such operating lease or consignment;

(s) Liens granted by Holdings or any of its Subsidiaries in favor of a Loan Party in respect of Indebtedness owed by Holdings or such Subsidiary to such Loan Party; provided that such Indebtedness is (i) evidenced by an intercompany note and (ii) pledged by such Loan Party as Collateral pursuant to the Collateral Documents and subordinated on terms and subject to documentation reasonably satisfactory to the Administrative Agent;

(t) Liens (i) on advances of cash or Cash Equivalents constituting a good faith earnest money deposit in favor of the seller of any property acquired in any Permitted Acquisition or any other Investment permitted by this Agreement to be applied against the purchase price for such Permitted Acquisition or Investment, and (ii) consisting of an agreement to dispose of any property pursuant to any Disposition permitted by this Agreement; and

(u) Liens not otherwise permitted under this Section 7.01 securing obligations that do not in the aggregate exceed $5,000,000 at any time outstanding.

7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business and not for speculative purposes and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(b) Indebtedness of a Loan Party to another Loan Party, which Indebtedness shall (i) constitute “Pledged Debt” under the Security Agreement, (ii) be on terms (including subordination terms) acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03;

(c) Indebtedness under the Loan Documents;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(e) Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party;

(f) Indebtedness in respect of Capital Lease Obligations (other than Building Capital Leases), Synthetic Lease Obligations and Purchase Money Obligations within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $20,000,000;

(g) Indebtedness in respect of Building Capital Leases;

(h) Indebtedness assumed or incurred in connection with a Permitted Acquisition or a Permitted Joint Venture on or after the Closing Date in an aggregate principal amount not to exceed $1,000,000 at any time outstanding for all such Indebtedness; provided that such Indebtedness (i) exists at the time such Person becomes a Subsidiary or the relevant assets are acquired, (ii) was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or Permitted Joint Venture, and (iii) is not directly or indirectly recourse to any of the Loan Parties or any of their respective assets, other than to the Person that becomes a Subsidiary or the assets so acquired;

(i) Indebtedness in respect of workers’ compensation claims, self-insurance obligations solely with respect to health benefits or bid, performance or surety bonds issued for the account of any Loan Party, in each case in the ordinary course of business, including guarantees or obligations of any Loan Party with respect to letters of credit supporting such workers’ compensation claims, self-insurance obligations solely with respect to health benefits, or bid, performance or surety obligations (in each case other than for an obligation for borrowed money);

(j) other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, of which up to $2,500,000 may be secured pursuant to Section 7.01(k) and otherwise on terms and conditions (including subordination terms) and documentation reasonably acceptable to the Administrative Agent;

(k) contingent obligations of any Loan Party (x) in respect of Indebtedness otherwise permitted under this Section 7.02 (other than this Section 7.02(k)) and (y) with respect to operating leases of any Loan Party entered into in the ordinary course of business;

(l) Indebtedness representing deferred compensation to employees of the Borrower or any of its Subsidiaries incurred in the ordinary course of business;

(m) Indebtedness in respect of cash management obligations and other Indebtedness incurred in the ordinary course of business in respect of netting services and similar arrangements in each case in connection with cash management and deposit accounts in the ordinary course of business;

(n) Indebtedness consisting of the financing of insurance premiums, in the ordinary course of business, not to exceed one year of such premiums;

(o) Indebtedness which may be deemed to exist in connection with customary agreements providing for indemnification, purchase price adjustments, earnouts and similar obligations in connection with Permitted Acquisitions, Permitted Joint Ventures or Asset Sales, in each case expressly permitted hereunder and subject to the limitations as to amounts, if any, set forth in the definitions of Permitted Acquisition and Permitted Joint Ventures and Section 7.05, as applicable;

(p) Indebtedness arising from Investments permitted by Section 7.03;

(q) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence;

(r) to the extent constituting Indebtedness, Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(s) Indebtedness consisting of promissory notes issued by Holdings, the Borrower or their respective Subsidiaries in lieu of a Restricted Payment to current or former directors, officers, employees or consultants (or their respective estate, heirs, family members, spouse, former spouses, domestic partners or former domestic partners) to finance the purchase or redemption of Equity Interests permitted by Section 7.06(c); provided that the aggregate amount of such Indebtedness shall not exceed $500,000 (including, in respect of premiums, interest, fees, expenses, charges and additional or contingent interest) in the aggregate at any time outstanding; provided, further, that the amount of any Indebtedness permitted pursuant to this Section 7.02(s) shall be reduced dollar-for-dollar by the amount of any Restricted Payment made pursuant to Section 7.06(c); and

(t) all premiums (if any), interest (including post-petition interest but excluding capitalized interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (s) of this Section 7.02 which is not otherwise prohibited by the terms of the Loan Documents (including, without limitation subordination terms and dollar limitations), but subject to Section 7.02(d).

7.03 Investments. Make or hold any Investments, except:

(a) Investments held by the Borrower and its Subsidiaries (i) in the form of accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) in the form of Cash Equivalents, (iii) with respect to the endorsement of negotiable instruments held for collection in the ordinary course of business, (iv) regarding lease, utility and other similar deposits in the ordinary course of business; and (v) to acquire and hold accounts receivable and notes receivable from financially troubled franchisees in the ordinary course of business in order to prevent or limit loss; provided that, to the extent required pursuant to Section 6.19, in each case of clauses (i) through (v) herein above, such deposits, accounts, cash or Cash Equivalents are maintained in an account pursuant to Section 6.19;

(b) Loans and advances to officers, directors, employees or consultants of Holdings, the Borrower or any of their respective Subsidiaries for travel, entertainment, relocation, or other bona fide business purposes and to purchase Equity Interests of Holdings and advances of payroll payments and expenses to officers, directors, employees or consultants in the ordinary course of business, in an aggregate amount as to this clause (b) not to exceed $500,000 at any time outstanding;

(c) (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the Closing Date and set forth on Schedule 7.03, (ii) additional Investments by the Borrower and its Subsidiaries in Loan Parties (other than Holdings), and (iii) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Borrower and its Subsidiaries in their respective Subsidiaries (including Subsidiaries that are not Loan Parties in an aggregate amount invested from and after the date hereof not to exceed $3,500,000 at any time outstanding; provided that any Investment in the form of a loan or advance shall be evidenced by an intercompany note (and shall be subject to the subordination provisions contained therein if made to a Subsidiary that is a Loan Party) and, in the case of a loan or advance by a Loan Party, pledged by such Loan Party as Collateral pursuant to the Collateral Documents; provided, further, that the amount of any Investment permitted pursuant to this Section 7.03(c)(iii) shall be reduced dollar-for-dollar by the amount of any outstanding Investment made in connection with a Permitted Joint Venture;

(d) Guarantees permitted by Section 7.02(e);

(e) [Reserved]

(f) to the extent constituting an Investment, Investments by any Loan Party in Swap Contracts permitted under Section 7.02(a);

(g) Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Loan Party’s past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h) to the extent constituting an Investment, mergers and consolidations permitted under Section 7.04;

(i) Investments arising from promissory notes and other non-cash consideration received in connection with Dispositions pursuant to Section 7.05(j);

(j) Investments of any Person in existence at the time such Person becomes a Subsidiary in an aggregate amount for all such Loan Parties not to exceed $1,500,000 at any time outstanding; provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary of the Borrower and such Investments are not directly or indirectly recourse to any of the Loan Parties or any of their respective assets, other than to the Person that becomes a Subsidiary;

(k) Investments in connection with the creation of Subsidiaries, if the Borrower and such Subsidiary complies with the provisions of Section 6.12 and, provided, that to the extent such new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transactions, such new Subsidiary shall not be required to take the actions set forth in Section 6.12 until the respective acquisition is consummated (at which time the surviving entity of the respective merger transaction shall be required to so comply within ten (10) Business Days (or such longer period as may be reasonably acceptable to the Administrative Agent in its sole discretion));

(l) Investments that may arise as a result of the consummation of Permitted Sale and Leaseback Transactions;

(m) Investments in connection with Permitted Acquisitions and Permitted Joint Ventures;

(n) Investments permitted pursuant to Section 7.02(b) for purposes and in amounts that would otherwise be permitted to be made as Restricted Payments to Holdings pursuant to Sections 7.06(c) through and including (e); provided that the principal amount of any such Investments in the form of loans shall reduce dollar-for-dollar the amounts that would otherwise be permitted to be paid for such purpose in the form of Restricted Payments pursuant to such Sections;

(o) Investments in an aggregate amount outstanding not to exceed the Cumulative Credit Availability as of the time such Investments were made; provided, that no such Investments will be permitted under this Section 7.03(o) unless (i) no Default or Event of Default exists or would result therefrom, (ii) at the time that any such Investment is made (and immediately after giving effect thereto and any other related transaction), Holdings shall be in compliance, on a Pro Forma Basis, with (A) Section 7.11(b) and (B) a Consolidated Total Lease Adjusted Leverage Ratio of not more than the lesser of (1) the maximum Consolidated Total Lease Adjusted Leverage Ratio permitted pursuant to Section 7.11(a) at such time less 0.25:1.00 and (2) 5.00:1:00, on the date of the relevant Investment under this Section 7.03(o) and, in each case for the most recent Measurement Period for which financial statements are available prior to such Investment, and (iii) prior to the making of such Investment, Holdings or the Borrower shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer, calculating in reasonable detail the amount of Cumulative Credit Availability immediately prior to such Investment and the amount thereof to be so applied and certifying to the best of such officer’s knowledge, compliance with the requirements of the preceding clauses (i) and (ii) and containing the calculations (in reasonable detail) required by the preceding clause (ii); and

(p) other Investments not exceeding $4,000,000 in the aggregate at any time outstanding;

provided that in connection with any such Investment, the Lien on, and security interest in, such property granted or to be granted in favor of the Administrative Agent under the Collateral Documents shall be maintained or created in accordance with the provisions of Section 6.12.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Guarantor (other than Holdings) may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Guarantors;

(b) any Guarantor (other than Holdings) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party (other than Holdings);

(c) in connection with any Permitted Acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person (other than the Borrower or Holdings) to merge into or consolidate with it; provided that the Person surviving such merger shall be a Loan Party;

(d) any Loan Party may enter into any Permitted Joint Ventures; and

(e) any Loan Party may consummate any Disposition expressly permitted by Section 7.05.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of used, surplus, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of (i) inventory and (ii) cash and Cash Equivalents, in each case in the ordinary course of business; provided, however that nothing herein shall be deemed to permit the Disposition of cash or Cash Equivalents in violation of the terms of any Account Control Agreement relating to any deposit account or securities account in which such cash or Cash Equivalents are held or any Collateral Document pertaining thereto;

(c) Dispositions by any Loan Party (other than Holdings) to the Borrower or to any other Loan Party (other than Holdings);

(d) Dispositions constituting Investments permitted pursuant to Section 7.03;

(e) Dispositions permitted by Section 7.04;

(f) Dispositions constituting non-exclusive licenses of Intellectual Property in the ordinary course of business and substantially consistent with past practices and not interfering in any material respect with the ordinary conduct of business of the Loan Parties;

(g) Dispositions constituting Leases of real property (other than Sale and Leaseback Transactions) in the ordinary course of business so long as no such Lease otherwise adversely affects the Administrative Agent’s security interest in the real property subject thereto in any material respect;

(h) Dispositions of accounts receivable arising in the ordinary course of business in connection with the collection or compromise thereof and not as part of any financing transaction;

(i) Dispositions to franchisees of select Restaurants in an aggregate amount not to exceed $2,000,000 in any period of twelve (12) consecutive months; provided, that, such Disposition is at arm’s length (exclusive of (x) the assumption of Capital Leases by the purchaser of the respective assets and (y) lease and sublease payments from franchisees in connection with the Dispositions of franchisees of select Restaurants);

(j) Dispositions of Equity Interests issued by Holdings made in connection with the exercise or settlement of equity-based awards outstanding as of the date hereof to former or current employees or hereafter granted to current employees under the terms of any equity or equity-based compensation plans, programs, agreements or arrangements of Holdings, the Borrower, any of their respective Subsidiaries or any of their direct or indirect parent companies and approved by the Board of Directors of such Person in the ordinary course of business and so long as the grant or exercise of such Equity Interests would not give rise to a Change of Control; and

(k) other Dispositions as may be approved in writing by the Administrative Agent in its reasonable discretion; provided, that at least 50% of the consideration payable in respect of such Disposition is in the form of cash or Cash Equivalents;

provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(k) shall be for Fair Market Value.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that, so long as no Default or Event of Default (other than in respect of Restricted Payments made pursuant to paragraphs (a), (b) and (d) of this Section, which shall not be subject to the requirement that no Default or Event of Default be then continuing) shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to the Borrower or any Guarantor (other than Holdings);

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) payments to Holdings to permit Holdings, and the substantially concurrent use of such payments by Holdings, to repurchase or redeem (or to make distributions to any direct or indirect parent of Holdings to repurchase or redeem) Qualified Capital Stock of Holdings, or the direct or indirect parents of Holdings, in each case held by current, future or former officers, directors members of management, consultants or employees (or their respective heirs, family members, spouses, domestic partners, former spouses, former domestic partners or estates) of any Loan Party; provided that the aggregate amount of payments to Holdings shall not exceed, in any period of twelve (12) consecutive months, $500,000 and, in the aggregate during the term of this Agreement, $1,000,000; provided, further that that the amount of any payment permitted pursuant to this Section 7.06(c) shall be reduced dollar-for-dollar by the amount of any Indebtedness incurred pursuant to Section 7.02(s);

(d) (i) to the extent actually used substantially concurrently by Holdings to pay (or to make distributions to any direct or indirect parent of Holdings to pay) such taxes, costs and expenses, payments by the Borrower to or on behalf of Holdings in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of Holdings, (ii) payments by the Borrower to or on behalf of Holdings in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings, in the case of preceding clauses (i) and (ii) in an aggregate amount not to exceed $1,000,000 in any period of twelve (12) consecutive months, (iii) distributions to Holdings to pay (or to make distributions to any direct or indirect parent of Holdings to pay) operating expenses in the ordinary course and other corporate overhead (in each case, to the extent attributable to the assets, income or activities of the Borrower and its Subsidiaries) and (iv) distributions to Holdings (or to make distributions to any direct or indirect parent of Holdings to pay) to pay expenses of debt or equity offerings, provided that, as to clauses (iii) and (iv), that the aggregate amount of payments under clauses (iii) and (iv) shall not exceed $2,500,000;

(e) Permitted Tax Distributions by the Borrower to Holdings (or the direct or indirect holders of the Equity Interests of Holdings), so long as (i) Holdings (or the direct or indirect holders of the Equity Interests of Holdings) uses such distributions substantially concurrently to pay its Taxes, (ii) such Taxes are attributable to the assets, income or activities of the Borrower and its Subsidiaries and (iii) any refunds related to any such Permitted Tax Distribution received by Holdings (or the direct or indirect holders of the Equity Interests of Holdings) shall promptly be returned by Holdings to the Borrower;

(f) Restricted Payments in an aggregate amount outstanding not to exceed the Cumulative Credit Availability as of the time such Restricted Payments were made; provided that no such payments will be permitted under this Section 7.06(f) unless at the time that any such Restricted Payment is made (and immediately after giving effect thereto), (i) Holdings shall be in compliance, on a Pro Forma Basis, with a Consolidated Total Lease Adjusted Leverage Ratio of not more than 4.50:1.00, for the most recent Measurement Period for which financial statements are available, and (ii) prior to the payment or making of such Restricted Payments, Holdings or the Borrower shall have delivered to the Administrative Agent a certificate executed by the chief financial officer, demonstrating in reasonable detail (including all applicable calculations) (1) (x) the amount of Cumulative Credit Availability immediately prior to such Restricted Payment and the amount thereof to be so applied, and (y) permitted pursuant to this Section 7.06(f), and (2) the Consolidated Total Lease Adjusted Leverage Ratio required pursuant to the preceding clause (i);

(g) after an IPO, (i) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company and (ii) Restricted Payments of up to 6.0% per annum of the net proceeds received by (or contributed to) Holdings and its Subsidiaries from such IPO; ~~and~~

(h) Repurchases of Equity Interests from employees deemed to occur upon the exercise of stock options or warrants by the applicable employee if such Equity Interests represent a portion of the exercise price of tax withholding obligation of such options or warrants and approved by the Board of Directors so long as the exercise of such stock option or warrant would not give rise to a Change of Control; and

(i) the Specified Dividend on or within seven (7) days after the Amendment No. 1 Effective Date;

provided, that the amount of Restricted Payments that may be made for a particular purpose pursuant to Sections 7.06(c) through and including 7.06(e) shall be reduced dollar-for-dollar by the amount of any such payments made for such purpose in the form of an intercompany loan by the Borrower or one of its Subsidiaries to Holdings pursuant to Section 7.03(n).

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Loan Party or such Subsidiary or such Affiliate as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; except that, so long as no Default or Event of Default exists or would result therefrom:

(a) Restricted Payments permitted pursuant to Section 7.06;

(b) reasonable and customary director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the applicable Loan Party, to the extent required;

(c) the payment of Permitted Management Fees;

(d) issuances by Holdings of its Equity Interests in any transaction not otherwise prohibited by this Agreement;

(e) the payment of customary and reasonable fees and out-of-pocket costs and expenses to, and indemnities provided on behalf of, (i) members of the Board of Directors of any Loan Party and (ii) the directors or managers of Holdings or any direct or indirect parent thereof; and

(f) royalty payments and national marketing fund payments made to the Loan Parties pursuant to the Bojangles Affiliate Royalty Agreements.

7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to or invest in any Loan Party, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary of any Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of such Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of any Loan Party or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Total Lease Adjusted Leverage Ratio. Permit the Consolidated Total Lease Adjusted Leverage Ratio, as of the last day of any Measurement Period set forth in the table below to be greater than the ratio set forth below opposite such Measurement Period in the table below:

Measurement Period End Date	Maximum Consolidated Total Lease Adjusted Leverage Ratio
Fourth Fiscal Quarter of 2012 through Third Fiscal Quarter of 2014	5.75:1.00
~~First Fiscal Quarter of 2013~~	~~5.75:1.00~~
~~Second Fiscal Quarter of 2013~~	~~5.75:1.00~~
~~Third Fiscal Quarter of 2013~~	~~5.75:1.00~~
~~Fourth Fiscal Quarter of 2013~~	~~5.75:1.00~~
~~First Fiscal Quarter of 2014~~	~~5.70:1.00~~
~~Second Fiscal Quarter of 2014~~	~~5.65:1.00~~
~~Third Fiscal Quarter of 2014~~	~~5.55:1.00~~
Fourth Fiscal Quarter of 2014	~~5.50~~5.70:1.00
First Fiscal Quarter of 2015	~~5.40~~5.65:1.00
Second Fiscal Quarter of 2015	~~5.25~~5.55:1.00
Third Fiscal Quarter of 2015	~~5.15~~5.50:1.00
Fourth Fiscal Quarter of 2015	~~5.00~~5.40:1.00
First Fiscal Quarter of 2016	~~4.95~~5.25:1.00
Second Fiscal Quarter of 2016	~~4.85~~5.15:1.00
Third Fiscal Quarter of 2016	~~4.75~~5.00:1.00
Fourth Fiscal Quarter of 2016	~~4.60~~4.95:1.00
First Fiscal Quarter of 2017 ~~and for each Fiscal Quarter ending Thereafter~~	~~4.50~~4.85:1.00
Second Fiscal Quarter of 2017	4.75:1.00
Third Fiscal Quarter of 2017	4.60:1.00

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of any Measurement Period set forth in the table below, to be less than the ratio set forth below opposite such Measurement Period in the table below:

Measurement Period End Date	Minimum Consolidated Fixed Charge Coverage Ratio
~~The~~ Closing Date through ~~the~~ First Fiscal Quarter of 2015	~~1.35~~1.30:1.00
~~The Second Fiscal Quarter of 2015 through the Third Fiscal Quarter of 2015~~	~~1.30:1.00~~
~~The Fourth~~Second Fiscal Quarter of 2015 and for each Fiscal Quarter ending Thereafter	~~1.25~~1.20:1.00

7.12 Cash Capital Expenditures. Make or become legally obligated to make any cash Capital Expenditure, except for cash Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for Holdings and its Subsidiaries during each Fiscal Year, $15,000,000; provided, however, if as of the last day of any Fiscal Year, Holdings and its Subsidiaries have made cash Capital Expenditures in the period consisting of four (4) Fiscal Quarters then ended in an aggregate amount less than the applicable amount set forth above, then so long as no Event of Default has occurred an amount equal to the lesser of (a) fifty percent (50%) of the unused portion of such permitted cash Capital Expenditures for such Fiscal Year (excluding any unused amounts carried over from the Fiscal Year prior to such Fiscal Year) and (b) $7,500,000 may be carried over for expenditure in the immediately following Fiscal Year, and if any such amount is so carried over, will be deemed used in the applicable subsequent Fiscal Year before the amount of permitted cash Capital Expenditures for such following Fiscal Year set forth above.

7.13 Amendments of Organization Documents; Equity Interests. Terminate, amend, modify (including electing to treat any Pledged Interests (as defined in the Security Agreement) as a “security” under Section 8-103 of the UCC) or change any of its Organization Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and could not reasonably be expected to be, adverse in any material respect to the interests of the Administrative Agent or any Lender.

7.14 Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) Fiscal Year.

7.15 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement and (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness permitted pursuant to Section 7.02(d).

7.16 Amendment, Etc. of Material Contracts and Indebtedness. (a) Amend, modify or change in any manner any term or condition of any Material Contract or give any consent, waiver or approval thereunder in any manner that is, or could reasonably be expected to be, adverse in any material respect to the interests of any Agent or any Lender, (b) take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of the Administrative Agent or any Lender, or (c) amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.02, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(d).

7.17 Holding Companies.

(a) In the case of Holdings, engage in any business or activity other than (i) the ownership of all outstanding Equity Interests in its Subsidiaries, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (iv) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, and (v) activities incidental to activities described in clauses (i) through (iv) of this Section 7.17(a).

(b) In the case of BHI Exchange, prior to the consolidation or merger thereof with and into Holdings as permitted pursuant to Section 7.04(a)(ii) and subject to Section 6.21, engage in any business or activity other than (i) the ownership (directly) of all outstanding Equity Interests in the Borrower, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (iv) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, and (v) activities incidental to the activities described in clauses (i) through (iv) of this Section 7.17(b).

7.18 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (a) the sale of such property is entered into in the ordinary course of business and is made for cash consideration in an amount not less than the Fair Market Value of such property, (b) the Sale and Leaseback Transaction is permitted by Section 7.05(k) and is consummated within sixty (60) days (or such longer period as may be reasonably acceptable to the Administrative Agent in its sole discretion) after the date on which such property is sold or transferred, (c) any Liens arising in connection with its use of the property are permitted by Section 7.01(j), (d) the Sale and Leaseback Transaction would be permitted under Section 7.02, assuming the Attributable Indebtedness with respect to the Sale and Leaseback Transaction constituted Indebtedness under Section 7.02 and (e) the Attributable Indebtedness incurred with respect to such Sale and Leaseback Transactions shall not exceed $2,000,000 with respect to any single Sale and Leaseback Transaction and $5,000,000 in the aggregate in any period of twelve (12) consecutive months (a Sale and Leaseback Transaction that satisfies each of the conditions set forth in clauses (a) through (e) herein above, a “Permitted Sale and Leaseback Transaction”). For the avoidance of doubt, a “built to suit” transaction (i.e., a transaction that involves a Loan Party leasing land and buildings that are purchased by third-party landlords in connection with the development of Restaurants) undertaken by any Loan Party shall not be deemed to be a Sale and Leaseback Transaction.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, (ii) pay within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), 6.02(i), 6.03(a), 6.03(f), 6.05(a), 6.07, 6.10, 6.11, 6.12, 6.17, 6.19, or Article VII, (ii) any of the Guarantors fails to perform or observe any term, covenant or agreement contained in the Guaranty or (iii) any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in any Collateral Document; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount (excluding undrawn committed or available amounts but including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs and any cure or grace period has expired, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by a nationally recognized independent third-party insurance company that has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which or could reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.12 or 6.20 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby.

8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

8.04 Borrower’s Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, for purposes of determining whether an Event of Default has occurred under any financial covenant set forth in Section 7.11, any equity contribution (in the form of Qualified Capital Stock or other equity having terms reasonably acceptable to the Administrative Agent) made to Holdings after the last day of any Fiscal Quarter and on or prior to the day that is seven (7) Business Days after the day on which financial statements are required to be delivered for that Fiscal Quarter will, at the request of Holdings by delivery to the Administrative Agent of a notice that it intends to exercise the cure rights under this Section 8.04 and referencing that it is a notice of intent to cure under this Section 8.04 (a “Notice of Intent to Cure”), be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with the financial covenants set forth in Section 7.11 at the end of such Fiscal Quarter and any subsequent period that includes such Fiscal Quarter (any such equity contribution, a “Specified Equity Contribution”); provided that (a) Holdings shall not be permitted to so request that a Specified Equity Contribution be included in the calculation of Consolidated EBITDA with respect to any Fiscal Quarter unless, after giving effect to such requested Specified Equity Contribution, there will be a period of at least two (2) consecutive Fiscal Quarters in the Relevant Four Fiscal Quarter Period in which no Specified Equity Contribution has been made, (b) no more than two (2) Specified Equity Contributions may be made in the Relevant Four Fiscal Quarter Period, (c) no more than four (4) Specified Equity Contributions may be made in the aggregate during the term of this Agreement, (d) the amount of the Specified Equity Contribution shall be no greater than the amount required to cause Holdings to be in compliance with the financial covenants set forth in Section 7.11 for the Relevant Four Fiscal Quarter Period, (e) except for calculations of Excess Cash Flow for the purposes of Section 2.05(b)(i) only (in which case, Specified Equity Contributions will be included in the calculation of Excess Cash Flow for the Fiscal Year during which the Fiscal Quarter giving rise to the respective Specified Equity Contribution occurred), all Specified Equity Contributions will be disregarded for all other purposes under the Loan Documents (including, without limitation, calculating Consolidated EBITDA for purposes of determining basket levels, Retained Excess Cash Flow Amount, Applicable Fee Rate, Applicable Rate, Consolidated Total Lease Adjusted Leverage Ratio and other items governed by reference to Consolidated EBITDA, and for purposes of the Restricted Payment covenant in Section 7.06(f) and the Investment covenant in Section 7.03(o)), (f) the proceeds of all Specified Equity Contributions will be contributed to the Borrower as proceeds of Qualified Capital Stock or other equity having terms reasonably acceptable to the Administrative Agent, (g) if the proceeds of the Specified Equity Contribution are used to repay Indebtedness, such Indebtedness shall not be deemed to have been repaid for purposes of calculating any financial covenant set forth in Section 7.11 or for purposes of calculating the Consolidated Total Lease Adjusted Leverage Ratio, in each case for the Relevant Four Fiscal Quarter Period, and (h) upon the Administrative Agent’s receipt of a Notice of Intent to Cure, until the fifteenth Business Day after the day on which financial statements are required to be delivered for that Fiscal Quarter to which such Notice of Intent to Cure relates, none of the Administrative Agent or any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and none of the Administrative Agent, or any other Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under Section 7.11, but shall not be restricted from doing any of the foregoing with respect to any other Event of Default and each other Default or Event of Default that may exist at such time shall continue to exist and shall not be affected by the exercise of the cure of rights hereunder; provided, that until timely receipt of the Specified Equity Contribution, an Event of Default shall be deemed to exist for all other purposes of the Loan Documents.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Managers, Co-Lead Arrangers, Co-Documentation Agents or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other reasonably satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X

CONTINUING GUARANTY

10.01 Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, jointly and severally with the other Guarantors, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof pursuant to Section 11.04). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive absent manifest error for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.

10.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not the Borrower or any other Person or entity is joined as a party.

10.05 Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under the preceding sentence shall survive termination of this Guaranty.

10.07 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower to any Guarantor shall be enforced and performance received by any Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Guarantors under this Guaranty.

10.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.

10.09 Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other Guarantor (such Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.10 Contribution. To the extent any Guarantor makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the extensions of credit under the Credit Agreement (the “Benefit Amount”), then such Guarantor, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from each other Guarantor of the Obligations such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other Guarantor to the total Benefit Amount received by all Guarantors, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that all such rights to recovery shall be subordinated and junior in right of payment, without any limitation as to the increases in the Obligations arising hereunder or thereunder, to the prior final and indefeasible payment in full in cash of all of the Obligations and, in the event of the application of any Debtor Relief Laws relating to any Guarantor, its debts or assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Guarantor therefor.

10.11 Concerning Joint and Several Liability of the Guarantors. In addition to and not in limitation of the provisions set forth herein, each of the Guarantors hereby agrees to the following:

(a) The obligations of each Guarantor under the provisions of this Guaranty constitute full recourse obligations of each Guarantor enforceable against each such Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, any other Loan Documents or any other agreement or document relating to the Obligations or any other circumstance whatsoever.

(b) Until all Obligations shall have been indefeasibly paid in full in cash and all of the lending and other credit commitments under this Agreement and Loan Documents have been terminated, the Guarantors will not, and will not cause or permit any of their Subsidiaries to, commence or join with any other creditor or creditors of any of their Subsidiaries in commencing the application of any Debtor Relief Laws against any of their Subsidiaries.

10.12 Guarantors’ Agreement to Pay Enforcement Costs, etc. Each Guarantor further jointly and severally agrees, as a principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all costs and expenses set forth in Section 11.04. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Obligations and termination of this Guaranty.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change (i) Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or

2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders, and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

(f) change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(f)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” or “Required Term Lenders,” without the written consent of each Lender under the applicable Facility;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(i) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders, and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights and duties of the Swing Line Lender under this Agreement, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iv) ~~the~~each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended by the Administrative Agent and the Borrower (i) to add one or more additional revolving credit or term loan facilities to this Agreement, in each case subject to the limitations in Section 2.14, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent, the Incremental Lenders to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

Subject to compliance with the last paragraph of Section 8.03, no amendment, waiver or consent with respect to this Agreement or any other Loan Document shall (i) alter the ratable treatment of the Obligations owing under Secured Hedge Agreements in right of payment to principal on the Loans or (ii) result in the Obligations owing under Secured Hedge Agreements becoming unsecured (other than releases of Liens applicable to all Lenders and otherwise permitted in accordance with the terms hereof), in each case, in a manner adverse to the applicable Hedge Bank unless such amendment waiver or consent has been consented to in writing by such Hedge Bank (or in the case of a Secured Hedge Agreement provided or arranged by a Lender or an Affiliate of a Lender, such Lender or Affiliate).

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

11.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone or other electronic transmission shall be made to the applicable telephone number or electronic mail address, as follows:

(i) if to the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

Each party hereto shall use its commercially reasonable efforts to designate contact information within the United States.

(a) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications, including, without limitation, notices pursuant to Article II, provided, however that with respect to any Borrowing, conversion or continuation of a Loan, such notice shall be in the form of a fully executed Committed Loan Notice (that may be sent by facsimile or in .pdf or .tif form by electronic mail).

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any

Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(c) Change of Address, Etc. Each Loan Party, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and its Affiliates (solely in the case of such conflict of interest, one additional counsel)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of one counsel for the Administrative Agent, any Lender or the L/C Issuer, taken as a whole, (plus, in the event of an actual conflict of interest, one additional counsel to each affected group) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each other Agent, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an

“Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, (iv) any assignment or transfer of the Loans hereunder by any Lender to a Disqualified Institution or in respect of the accuracy or completeness of any list identifying such Disqualified Institutions, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.04(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or other amounts arising from non-Tax claims.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Subject to Section 11.06(g), any Lender may at any time assign to one or more assignees (other than to any Defaulting Lender, Disqualified Institution or a natural person) any all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned and with respect to rights under separate Facilities, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed; provided, it shall not be considered unreasonable for the Borrower to withhold consent if the Borrower reasonably believes, in good faith, that the proposed assignee is a Disqualified Institution, so long as the Borrower provides prompt written notice thereof to the Administrative Agent in accordance with the terms hereof) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; and

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, which shall include a representation that such assignee is not a Disqualified Institution, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) Assignments to Loan Parties. Any assignment to the Borrower or any other Loan Party shall be subject to the terms set forth in Section 11.06(g).

(vi) No Assignment to Certain Persons. No such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), or (B) to a natural Person. Notwithstanding anything to the contrary contained herein, no assignments or transfers may be made to a Disqualified Institution and any such assignment or transfer in contravention of the terms hereof shall be void ab initio.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, and subject to the terms set forth in Section 11.06(g), have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and both the principal amounts and stated interest amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the

Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) unless otherwise agreed by the Borrower, the written agreement or instrument pursuant to which a Lender sells a participation shall include a representation by the Participant that it is not a Disqualified Institution, and (iv) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(g) Affiliated Lender Purchases. Notwithstanding anything to the contrary contained in this Section 11.06 or any other provision of this Agreement, the Affiliated Lenders may purchase outstanding Term Loans (but not any Revolving Credit Commitments or Revolving Credit Loans) on the following basis:

(i) Open Market Assignments. Subject to the terms and conditions set forth herein, any Affiliated Lender (other than an Affiliated Lender of the type described in clause (c) of the definition thereof) may purchase all or any portion of the Term Loans of one or more Lenders pursuant to one or more Open Market Purchases; provided, that, with respect to any purchase of a Term Loan by such Affiliated Lender pursuant to an Open Market Purchase, (A) each of the Purchasing Conditions shall be satisfied prior to or simultaneously with each such purchase to the Administrative Agent’s satisfaction, and (B) such purchase, and all such other rights of such Affiliated Lender, shall be subject to the terms of Section 11.06(g)(iii).

(ii) Dutch Auctions. Subject to the terms and conditions set forth herein, any Affiliated Lender may conduct one or more modified Dutch auctions (each, an “Auction”) to purchase all or any portion of the Term Loans of one or more Lenders (such Term Loans, the “Offer Loans”), provided, that, with respect to any purchase of a Term Loan by an Affiliated Lender pursuant to an Auction, (A) the Purchasing Conditions shall be satisfied prior to or simultaneously with each such purchase to the Administrative Agent’s satisfaction, (B) no more than two (2) such Auctions may be held during the term of this Agreement, (C) such purchase, and all such other rights of such Affiliated Lender, shall be subject to the terms of Section 11.06(g)(iii), (D) such Affiliated Lender delivers a notice of the Term Loans that will be subject to such Auction to the Administrative Agent (for distribution to the Lenders) no later than 12:00 noon (New York City time) at least five Business Days in advance of a proposed consummation date of such Auction indicating (1) the date on which the Auction will conclude, (2) the maximum principal amount of Term Loans such Affiliated Lender is willing to purchase in the Auction and (3) the range of discounts to par at which such Affiliated Lender would be willing to purchase the Offer Loans; (E) the maximum dollar amount of the Auction shall be no less than an aggregate $10,000,000 or an integral multiple of $1,000,000 in excess thereof; (F) such Affiliated Lender shall hold the Auction open for a minimum period of three (3) Business Days; (G) a Lender who elects to participate in the Auction may choose to tender all or part of such Lender’s Offer Loans; (H) the Auction shall be made to Lenders holding the Offer Loans on a pro rata basis in accordance with their pro rata shares; (I) the Auction shall be conducted pursuant to such procedures as the Administrative Agent may establish which are consistent with this Section 11.06(g)(ii) and are reasonably acceptable to such Affiliated Lender and the Administrative Agent; and (J) in the case of any Auction conducted by Holdings, the Borrower or any of its Subsidiaries, the purchase consideration for such assignment shall in no event be funded directly with the proceeds of Revolving Credit Loans (whether by any Restricted Payment or otherwise) or Swing line Loans;

(iii) Purchase Restrictions and Other Terms.

(A) No Affiliated Lender shall have any right, (A) to require any Agent or other Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Loan Document or (B) to make or bring any claim, in its capacity as a Lender, against any Agent or any Lender with respect to the duties and obligations of such Persons under the Loan Documents;

(B) With respect to all purchases made by Affiliated Lenders pursuant to this Section 11.06(g) and in furtherance of the foregoing clauses (i) and (ii), (A) each Affiliated Lender shall pay to the applicable assigning Lender all accrued and unpaid interest, if any, on the purchased Term Loans to the date of purchase of such Term Loans, (B) the purchase of such Term Loans by Holdings or any Subsidiary of Holdings shall not be taken into account in the calculation of Excess Cash Flow, and (C) to the extent made by the Borrower, such purchases shall not constitute voluntary prepayments pursuant to Section 2.05(a);

(C) No Affiliated Lender that purchases Term Loans pursuant to this Section 11.06(g) shall (x) have any right to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document and shall have no right to exercise any voting rights, approval rights or elective right other than, any amendment, waiver or consent (a) that would extend or increase the Term Commitment of such Affiliated Lender, (b) that would, require the consent of all Lenders or each affected Lender and in each case by its terms, affect any Affiliated Lender in a manner that is disproportionate to the effect of any Lender of the same class or (c) that would deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled to share on a pro rata basis hereunder; and (y) be included (nor shall any Loans or Commitments held by such Affiliated Lender) in the calculation of Required Lenders or Required Term Lenders or in any calculation for purposes of determining whether requisite number of Lenders have made any requests or delivered any consents hereunder or for any similar or related purpose; and (z) have any right to attend any conference call or meeting with any Agent or Lender (to the extent that the Loan Parties are excluded from attending) or receive any information or materials from any Agent or Lender (to the extent not provided to the Loan Parties);

(D) Following any purchase of the Term Loans by (x) any Affiliated Lender pursuant to this Section 11.06(g) (other than Holdings, the Borrower or any Subsidiaries), such Affiliated Lender shall have the right to contribute such Term Loans to Holdings or any of its Subsidiaries, which Term Loans so contributed shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Holdings, the Borrower or any of its Subsidiaries) and (y) Holdings, the Borrower or any of its Subsidiaries pursuant to this Section 11.06(g), the Term Loans so purchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Holdings, the Borrower or any such Subsidiaries), in the case of clauses (x) and (y) for all purposes of this Agreement and all other Loan Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders or Required Term Lenders or in any calculation for purposes of determining whether the requisite number of Lenders have made any requests or delivered any consents hereunder, or for any similar or related purpose, under this Agreement or any other Loan Document; and

(E) Each Affiliated Lender shall acknowledge and agree that if a case under sections 1126 and 1129 of the Bankruptcy Code of the United States is commenced against Holdings and/or any other Loan Party, Holdings and/or any other Loan Party, as applicable, shall seek (and each Affiliated Lender shall consent) to provide that the vote of any Affiliated Lender (in its capacity as a Lender) with respect to any plan of reorganization of Holdings and/or such Loan Parties, as applicable, shall not be counted except that such Affiliated Lender’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of Holdings or any other Loan Party. To the extent that the vote of any Affiliated Lender (in its capacity as a Lender) is counted with respect to any plan of reorganization of Holdings and/or such Loan Parties, as applicable, each Affiliated Lender shall vote in such plan of reorganization in the same proportion as the allocation of voting such plan of reorganization by those Lenders who are not Affiliated Lenders.

(F) In connection with any Term Loans purchased and cancelled pursuant to this Section 11.06(g), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation. Any payment made by an Affiliated Lender in connection with a purchase permitted by this Section 11.06(g) shall not be subject to the provisions of Section 2.13. Failure by any Debt Fund Affiliate to make any payment to a Lender required by an agreement permitted by this Section 11.06(g) shall not constitute an Event of Default under Section 8.01(a).

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to 100% the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(g) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING

ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(h) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(i) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Co-Lead Arrangers and the Joint Book Managers are arm’s-length commercial transactions between the Loan Parties and their Affiliates, on the one hand, and the Administrative Agent and the Co-Lead Arrangers and the Joint Book Managers, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Co-Lead Arrangers and the Joint Book Managers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Co-Lead Arranger nor any Joint Book Manager has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Co-Lead Arrangers, the Joint Book Managers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and neither the Administrative Agent nor any Co-Lead Arranger nor any Joint Book Manager has any obligation to disclose any of such interests to the Loan Parties or any of their Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Co-Lead Arrangers and the Joint Book Managers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.16 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.17 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

11.18 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BOJANGLES’ RESTAURANTS, INC., as Borrower

By:
	Name:	M. John Jordan
	Title:	Chief Financial Officer

BHI INTERMEDIATE HOLDING CORP., as Holdings and a Guarantor

By:
	Name:	M. John Jordan
	Title:	Vice President

~~BHI EXCHANGE, INC., as a Guarantor~~
BOJANGLES’ INTERNATIONAL, LLC, as a Guarantor

By:
	Name:	M. John Jordan
	Title:	Chief Financial Officer

BJ GEORGIA, LLC, as a Guarantor
BJ RESTAURANT DEVELOPMENT, LLC, as a Guarantor

By:
	Name:	M. John Jordan
	Title:	Manager

[Bojangles – Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

[Bojangles – Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

[Bojangles – Signature Page to Credit Agreement]

Cadence Bank, as a Lender

By:
Name:
Title:

[Bojangles – Signature Page to Credit Agreement]

FIFTH THIRD BANK, as a Lender

By:
Name:
Title:

[Bojangles – Signature Page to Credit Agreement]

KeyBank National Association, as a Lender

By:
Name:
Title:

[Bojangles – Signature Page to Credit Agreement]

REGIONS BANK, N.A., as a Lender

By:
Name:
Title:

[Bojangles – Signature Page to Credit Agreement]

ROYAL BANK OF CANADA, as a Lender

By:
Name:
Title:

[Bojangles – Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

[Bojangles – Signature Page to Credit Agreement]

Exhibit B

SCHEDULE 2.01-A

CLOSING DATE COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Revolving Credit Applicable Percentage	Term Commitment	Term Loan Applicable Percentage
Bank of America, N.A	$5,250,000.00	21.000000000%	$36,750,000.00	21.000000000%
Wells Fargo Bank, National Association	$4,375,000.00	17.500000000%	$30,625,000.00	17.500000000%
Fifth Third Bank	$4,375,000.00	17.500000000%	$30,625,000.00	17.500000000%
Regions Bank, N.A.	$4,375,000.00	17.500000000%	$30,625,000.00	17.500000000%
KeyBank National Association	$2,500,000.00	10.000000000%	$17,500,000.00	10.000000000%
Cadence Bank	$2,250,000.00	9.000000000%	$15,750,000.00	9.000000000%
Royal Bank of Canada	$1,875,000.00	7.500000000%	$13,125,000.00	7.500000000%

Total	$25,000,000.00	100.000000000%	$175,000,000.00	100.000000000%

SCHEDULE 2.01-B

ADDITIONAL TERM LOAN COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Revolving Credit Applicable Percentage	Additional Term Loan Commitment	Additional Term Loan Applicable Percentage	Total Term Facility	Total Term Loan Applicable Percentage	Total Term Loans Outstanding as of the Amendment No. 1 Effective Date
Bank of America, N.A	$5,250,000.00	21.000000000%	$10,500,000.00	21.000000000%	$47,250,000.00	21.000000000%	$45,005,625.00
Wells Fargo Bank, National Association	$4,375,000.00	17.500000000%	$8,750,000.00	17.500000000%	$39,375,000.00	17.500000000%	$37,504,687.50
Fifth Third Bank	$4,375,000.00	17.500000000%	$8,750,000.00	17.500000000%	$39,375,000.00	17.500000000%	$37,504,687.50
Regions Bank, N.A.	$4,375,000.00	17.500000000%	$8,750,000.00	17.500000000%	$39,375,000.00	17.500000000%	$37,504,687.50
KeyBank National Association	$2,500,000.00	10.000000000%	$5,000,000.00	10.000000000%	$22,500,000.00	10.000000000%	$21,431,250.00
Cadence Bank	$2,250,000.00	9.000000000%	$4,500,000.00	9.000000000%	$20,250,000.00	9.000000000%	$19,288,125.00
Royal Bank of Canada	$1,875,000.00	7.500000000%	$3,750,000.00	7.500000000%	$16,875,000.00	7.500000000%	$16,073,437.50

Total	$25,000,000.00	100.000000000%	$50,000,000.00	100.000000000%	$225,000,000.00	100.000000000%	$214,312,500.00

SCHEDULE 5.05

Material Indebtedness and Other Liabilities

The components of long-term debt as of August 19, 2012, are as follows:

Term loans payable [RBC will be repaid at closing]	$177,000,000
Revolving loans payable [RBC]	—

177,000,000
Less: Current maturities	(1,725,000)

Total long-term debt	$175,275,000

The components of capital lease obligations as of August 19, 2012, are as follows:

Building lease obligations	$13,594,293
Restaurant equipment lease obligations	4,634,783
Automobile lease obligations	1,175,663

19,404,739
Less: Current maturities	(3,077,609)

Total capital lease obligations, less current maturities	$16,327,130

The components of accrued interest, included in accrued liabilities, as of August 19, 2012, are as follows:

Term loans interest payable [RBC]	$1,995,556
Revolving loan commitment fees payable [RBC]	18,056

Total accrued interest [RBC]	$2,013,612

Interest rate swap liability as of August 19, 2012	$1,455,662

Indebtedness also included the following items that are unlikely to be incurred and as such are not included in the balance sheet:

1. Restaurant Guarantees with an outstanding balance of approximately $247,000.00 as of October 1, 2012.

2. LETTER AGREEMENT dated February 5, 1998 by and between PEPSICO SALES, INC., as successor-in-interest to the unincorporated division known as PEPSI-COLA COMPANY, and BOJANGLES’ RESTAURANTS, INC., as successor-in-interest to BOJANGLES’ ACQUISITION COMPANY, as amended by FIRST AMENDMENT TO LETTER AGREEMENT dated February 5, 2000 and by SECOND AMENDMENT TO LETTER AGREEMENT dated January 1, 2010 (with an outstanding balance of $2,202,745 as of August 19, 2012).

BHI INTERMEDIATE HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

AUGUST 19, 2012 (Fiscal Month-End)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,411,514
Accounts receivable, net of allowance for doubtful accounts	2,363,537
Income taxes receivable	—
Notes receivable, net of allowance	—
Inventories, net of obsolescence reserve	1,523,907
Prepaid expenses and other assets	1,226,401
Deferred tax asset	1,578,228

Total current assets	14,103,587

NONCURRENT ASSETS:
Property and equipment, net	33,011,558
Goodwill	160,620,646
Brand	290,500,000
Franchise rights, net	25,681,175
Favorable leases, net	3,346,047
Deferred financing costs, net	9,226,280
Notes receivable, net of allowance	—
Investments for nonqualified deferred compensation plan	1,242,060
Other assets	247,142

Total noncurrent assets	523,874,908

TOTAL ASSETS	$537,978,495

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1,725,000
Current maturities of capital lease obligations	3,077,609
Accounts payable	8,238,956
Accrued expenses	17,008,920
Income taxes payable	913,774
Current liability for closed stores	68,695
Vendor advance - current	397,735

Total current liabilities	31,430,689

LONG-TERM LIABILITIES:
Long-term debt, less current maturities	175,275,000
Capital lease obligations, less current maturities	16,327,130
Liability for closed stores, less current	646,117
Liability for deferred rents, less current	1,287,646
Deferred tax liability	121,351,771
Vendor advance, less current	1,805,010
Deferred revenue	672,500
Deferred compensation	1,242,060
Unfavorable lease liability, net	2,798,010
Interest rate swap liability	1,455,662
Other long-term liabilities	29,524

Total long-term liabilities	322,890,430

TOTAL LIABILITIES	354,321,119

STOCKHOLDERS’ EQUITY	183,657,376

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$537,978,495

SCHEDULE 5.08(c)

Owned Real Property

Store No.	Address	County	State	Record Owner	Book Value	Fair Market Value
458	405 North 2nd Avenue	Dillon	SC	Bojangles’ Restaurants, Inc.	$734,823.00	$780,000.00
459	4435 Randolph Road	Mecklenburg	NC	Bojangles’ Restaurants, Inc.	$968,099.00	$980,000.00

SCHEDULE 5.08(d)(i)

Leased Real Property

Bojangles’ Restaurants, Inc. (BRI) is the Lessee of the following properties:

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term
Support Center	9342 Southern Pine Blvd.	Charlotte	NC	Mecklenburg	Pine Brook Center Limited Partnership c/o Childress Klein Properties	BRI	10/31/2017

4	504 Conover Blvd.	Conover	NC	Catawba	JZF Properties, LLC	BRI	2/28/2023

5	804 S. Main St.	Graham	NC	Alamance	Primax Properties, LLC	BRI	Under Construction

6	3300 N. Patterson Ave.	Winston Salem	NC	Forsyth	Northside SC (IDR), LLC et all TIC	BRI	9/25/2014

8	1200 Augusta Rd.	W. Columbia	SC	Lexington	Carabo Capital	BRI	8/2/2017

13	231 E. Woodlawn Rd.	Charlotte	NC	Mecklenburg	The David L. Francis Family Limited Partnership	BRI	6/18/2020

16	1402 W. Trade St.	Charlotte	NC	Mecklenburg	South Central Oil Company, Inc.	BRI	8/31/2020

17	930 Elmwood Ave.	Columbia	SC	Richland	William M. Webster III & Langhorne T. Webster	BRI	8/2/2017

18	555 E. Roosevelt Blvd.	Monroe	NC	Union	Frances Simpson Family, LLC	BRI	4/5/2021

19	2707 South Main St.	High Point	NC	Guilford	NewBridge Bank, Succ’or Tr’tee for Dorothy Ragan & FBO Herbert T. Ragan III	BRI	12/4/2015

22	4554 Raeford Rd.	Fayetteville	NC	Cumberland	Loyd Properties, LLC	BRI	1/16/2017

24	1064 Blowing Rock Rd.	Boone	NC	Watauga	ARC BJBNENC001, LLC	BRI	6/20/2022

26	3737 High Point Rd.	Greensboro	NC	Guilford	Primax Properties, LLC	BRI	9/25/2016

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term
30	2381 Cherry Rd.	Rock Hill	SC	York	Jasmine Real, LLC	BRI	3/31/2021

38	4301 Ft. Jackson Blvd.	Columbia	SC	Richland	Fort Jackson Blvd. (E&A), LLC	BRI	8/2/2017

41	1457 Walton Way	Augusta	GA	Richmond	Walton National, LLC	BRI	9/30/2017

42	1615 Church St.	Conway	SC	Horry	Jenkins Properties of Conway, LLC	BRI	4/30/2021

44	1101 W. Sugar Creek Rd.	Charlotte	NC	Mecklenburg	Michael A. Folb, Trustee of the Michael A. Folb Trust, dated October 23, 1996	BRI	12/31/2021

45	2405 Laurens Rd.	Greenville	SC	Greenville	Hollingsworth Funds, Inc.	BRI	11/30/2016

49	507 North New Hope Rd.	Gastonia	NC	Gaston	Carmax Auto Superstores, Inc.	BRI	12/31/2021

50	2508 Ashley Phosphate Rd.	Charleston	SC	Charleston	Carabo Capital	BRI	8/2/2017

54	1020 Broad St.	Sumter	SC	Sumter	C.C. Goodwin, L.P.	BRI	7/30/2016

55	1301 S. Cannon Blvd.	Kannapolis	NC	Cabarrus	Kannapolis Land, Inc.	BRI	3/22/2017

58	901 E. Innes St.	Salisbury	NC	Rowan	MFW Associates	BRI	5/30/2027

71	7385 Two Notch Rd.	Columbia	SC	Richland	William F. Landen, Jr. and Gregory M. Landen	BRI	4/30/2020

85	513 Curtis Bridge Rd.	Wilkesboro	NC	Wilkes	KIM-MP North Carolina, LP	BRI	6/30/2013

86	846 S. Irby St.	Florence	SC	Florence	Mount Hope Cemetery Association	BRI	10/31/2016

88	1100 East Bessemer Ave.	Greensboro	NC	Guilford	BJ Properties Limited Partnership	BRI	5/14/2017

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term
97	1204 W. Wade Hampton Blvd.	Greer	SC	Greenville	Carabo Capital	BRI	8/2/2017

116	99 Merrimon Ave.	Asheville	NC	Buncombe	Ashe Investments, LLC	BRI	9/30/2017

117	1535 Peters Creek Pkwy.	Winston Salem	NC	Forsyth	B&B Holdings Co., Inc.	BRI	12/31/2016

120	8720 Pineville Matthews Rd.	Charlotte	NC	Mecklenburg	Dixon Real Properties LP; BOA, N.A. as Trustee Under Will of E. E. Groves for Jean Dixon; BOA, N.A. as Managing Agent for Anne Dixon Sweets; N. Frank Dixon, III and Miriam A. Dixon	BRI	12/15/2017

146	4015 Market St.	Wilmington	NC	New Hanover	Cajun Properties, Inc.	BRI	6/15/2014

147	520 S. College Rd.	Wilmington	NC	New Hanover	Cajun Properties, Inc.	BRI	6/15/2014

156	1614 S. Stratford Rd.	Winston Salem	NC	Forsyth	FGG New, LLC	BRI	6/30/2014

168	11137 E. Independence Blvd.	Matthews	NC	Mecklenburg	Overcash Investment Company	BRI	8/31/2018

184	1657 Bessemer City Rd.	Gastonia	NC	Gaston	Michael A. Folb, Trustee of the Michael A. Folb Trust, dated October 23, 1996	BRI	12/31/2021

191	302 Blowing Rock Blvd.	Lenoir	NC	Caldwell	CWT Properties, LLC	BRI	4/30/2018

205	2403 Maple Ave.	Burlington	NC	Alamance	George Hazen	BRI	11/24/2018

212	1800 Asheville Hwy.	Spartanburg	SC	Spartanburg	Carabo Capital	BRI	8/31/2015

241	1705 West Floyd Baker Blvd.	Gaffney	SC	Cherokee	Theresa N. Easler	BRI	4/30/2014

241- Parcel (Side)	1705 Floyd Baker Blvd.	Gaffney	SC	Cherokee	Theresa N. Easler	BRI	4/30/2014

245	3440 Ramsey St.	Fayetteville	NC	Cumberland	Bradford Investments, LLC	BRI	5/9/2014

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term
260	1901 Four Seasons Blvd.	Hendersonville	NC	Henderson	Foundation for the Carolinas, Inc.	BRI	9/30/2017

265	2315 S. Elm Eugene St.	Greensboro	NC	Guilford	Johnson & Casey, Inc.	BRI	8/4/2014

268	750 Cabarrus Ave. West	Concord	NC	Cabarrus	Nye Real Properties, LLC	BRI	8/1/2014

274	1901 Owen Dr.	Fayetteville	NC	Cumberland	Venture Leasing Company	BRI	1/16/2022

280	1278 East Main St.	Rock Hill	SC	York	Michael A. Folb, Trustee of the Michael A. Folb Trust, dated October 23, 1996	BRI	12/31/2021

282	5918 University Pkwy.	Winston Salem	NC	Forsyth	Quality Oil Company, LLC	BRI	12/7/2014

303	1205 N. Main St.	Lancaster	SC	Lancaster	Lancaster 521, LLC	BRI	4/26/2024

303-PL	1205 N. Main St.	Lancaster	SC	Lancaster	Walter R. Whitman	BRI	Month-to-Month

338	1704 E. Broad Avenue	Rockingham	NC	Richmond	Wells Fargo Bank, N.A. successor by merger to Wachovia Bank, N.A., Trustee Under Agreement with Ruth R. Stewart	BRI	3/27/2015

353	1807 N. Sandhills Blvd. (U.S. Hwy. 1)	Aberdeen	NC	Moore	Brown Partners, LLC	BRI	5/31/2020

357	400 E. Garrison Blvd.	Gastonia	NC	Gaston	Pearson’s, Inc.	BRI	7/1/2020

362	1200 E. Caswell St.	Wadesboro	NC	Anson	Helen Todd Jamison Testamentary Family Trust	BRI	1/31/2020

380	818 Hwy. 24-27 Bypass	Albemarle	NC	Stanly	H/S Albemarle, LLC	BRI	5/14/2016

382	300 West Blvd.	Charlotte	NC	Mecklenburg	Kenneth A. Clayton, Peggy Clayton Gentle, and Sarah C. Melton	BRI	6/26/2022

386	1601 East Main St.	Lincolnton	NC	Lincoln	Tau South, LLC	BRI	11/25/2021

388	553 W. Dixie Dr.	Asheboro	NC	Randolph	Copia, LLC	BRI	1/26/2017

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term

392	2423 Broad River Rd.	Columbia	SC	Richland	ID Investment Co., Inc.	BRI	9/9/2022

398	160 Turnersburg Hwy.	Statesville	NC	Iredell	GE Capital Franchise Finance Corporation	BRI	9/30/2027

403	275 E. Plaza Drive	Mooresville	NC	Iredell	Patricia L. Spear & Curtis V. Spear, Jr. as Trustees of the Patricia L. Spear Revocable Living Trust dated September 17, 2009 and Carl W. Loftin Revocable Trust dated April 26, 2012	BRI	11/30/2026

404	461 Columbia Ave.	Lexington	SC	Lexington	Columbia Avenue, LLC	BRI	6/30/2015

407	915 Hwy. 66 South	Kernersville	NC	Forsyth	Service Distributing Co., Inc.	BRI	9/30/2014

408	1160 Lenoir Rhyne Blvd., S.E.	Hickory	NC	Catawba	Spirit Master Funding III, LLC	BRI	6/30/2026

410	688 S. Andy Griffith Pkwy.	Mount Airy	NC	Surry	Maury L. Strauss	BRI	7/31/2023

414	1939 Jake Alexander Blvd., West	Salisbury	NC	Rowan	North Salisbury Realty LLC	BRI	9/4/2016

423	937 Bluff Rd.	Columbia	SC	Richland	University of South Carolina—Athletics	BRI	12/30/2015

426	2200 W. Roosevelt Blvd.	Monroe	NC	Union	Frances Simpson Family, LLC	BRI	5/14/2014

432	1226 South Main St.	Laurinburg	NC	Scotland	James B. Crosby, Jr.	BRI	9/20/2019

437	1612 East Broad St.	Statesville	NC	Iredell	Holland Properties Group, LP	BRI	6/11/2026

439	9145 Sam Furr Rd.	Huntersville	NC	Mecklenburg	Sehorn Properties, LLC	BRI	9/22/2017

442	2453 N. Roberts Ave.	Lumberton	NC	Robeson	Furman K. Biggs & Elizabeth B. Britt	BRI	5/27/2018

443	1107 West Faris Rd.	Greenville	SC	Greenville	Food Land, Inc.	BRI	12/31/2017

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term

446	6915 Albemarle Rd.	Charlotte	NC	Mecklenburg	TAG Ventures, LLC	BRI	7/15/2023

447	775 Huffman Mill Rd.	Burlington	NC	Alamance	George Hazen and Lisa Love Hazen	BRI	4/30/2023

449	6450 W. Wilkinson Blvd.	Belmont	NC	Gaston	StarrBelmont, L.P.	BRI	3/3/2023

450	651 South Regional Rd.	Greensboro	NC	Guilford	BJ Properties Limited Partnership	BRI	7/25/2013

455	4409 Landover Rd.	Greensboro	NC	Guilford	BJ Properties Limited Partnership	BRI	8/3/2018

456	7735 S. Tryon St.	Charlotte	NC	Mecklenburg	Hickory Woods, Inc.	BRI	6/22/2023

457	2737 Sunset Blvd.	West Columbia	SC	Lexington	WCB Capital	BRI	7/5/2013

460	1217 Woodruff Rd.	Greenville	SC	Greenville	Dobbie Limited Partnership	BRI	4/27/2018

461	1338 Tunnel Rd.	Asheville	NC	Buncombe	Carl H. Ricker, Jr.	BRI	11/17/2013

462	3008 N. Main St.	Hope Mills	NC	Cumberland	K.M. Biggs, Inc.	BRI	6/15/2018

467	881 Chesterfield Hwy.	Cheraw	SC	Chesterfield	K and Associates, LLC	BRI	9/9/2013

468	1221 N. Main St.	Summerville	SC	Dorchester	Invesco, L.P.	BRI	11/14/2013

469	2630 N. Main St.	High Point	NC	Guilford	StarrPoint L.P.	BRI	8/18/2023

470	900 N. Green Street	Morganton	NC	Burke	WJB Investments, LLC	BRI	7/18/2017

472	135 South End Circle	Travelers Rest	SC	Greenville	Judson W. & Donna M. Stringfellow	BRI	11/4/2023

474	2903 Battleground Ave.	Greensboro	NC	Guilford	Jacobson Battleground Partnership	BRI	10/14/2018

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term

476	5513 Carolina Beach Rd.	Wilmington	NC	New Hanover	E. Alan Rusher	BRI	10/31/2023

479	4850 Highway 49 South	Harrisburg	NC	Cabarrus	Estate of Edna Phifer	BRI	9/28/2020

481	1201 North JK Powell Blvd.	Whiteville	NC	Columbus	Jangles Limited Partnership	BRI	12/8/2016

484	1475 New Walkertown Rd.	Winston Salem	NC	Forsyth	Carl H. Ricker Jr.	BRI	10/6/2014

488	1388 East Main St.	Duncan	SC	Spartanburg	KIM-MP MULTI STATE 2, LLC	BRI	7/22/2015

489	1127 Highway 72 Bypass NE	Greenwood	SC	Greenwood	H.D. Payne & Company of Greenwood	BRI	5/29/2015

497	2939 N. Center St.	Hickory	NC	Catawba	Hickory Investment Property, LLC	BRI	5/31/2026

503	4435 The Plaza	Charlotte	NC	Mecklenburg	James F. Clardy Revocable Trust dated June 26, 2003 James Clardy, Jr., Successor Trustee	BRI	7/12/2020

505	4322 Sunset Rd.	Charlotte	NC	Mecklenburg	Yvonne H. Phifer	BRI	12/10/2015

506	8521 N. Tryon St.	Charlotte	NC	Mecklenburg	Louis M. Helms, Jr. Anita B. Helms	BRI	3/7/2016

513	230 Blythewood Rd.	Blythewood	SC	Richland	Larry H. Sharpe	BRI	10/25/2013

515	13812 Hwy. 74 E.	Indian Trail	NC	Union	Liquid Management, LLC	BRI	2/28/2021

519	5321 Old Dowd Rd.	Charlotte	NC	Mecklenburg	Willie Ann Hilton	BRI	10/31/2016

523	3510 Mt. Holly-Huntersville Rd. (Mt. Island Marketplace)	Charlotte	NC	Mecklenburg	Redbird, a North Carolina General Partnership	BRI	6/10/2021

525	151 Harbison Blvd.	Columbia	SC	Lexington	Wessinger Family II, LLC	BRI	4/14/2016

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term

526	3418 Hwy. 21	Fort Mill	SC	York	Papillon, LLC	BRI	11/17/2016

526-PL	3418 Hwy. 21	Fort Mill	SC	York	Big Daddy Firework Castle	BRI	Month-to-Month

527	493 Herlong Ave.	Rock Hill	SC	York	493 South Herlong, L.L.C.	BRI	6/24/2021

537	3652 Reynolda Rd.	Winston Salem	NC	Forsyth	Catco Development, Inc.	BRI	10/3/2016

542	1045 South Lake Dr.	Lexington	SC	Lexington	T.C. Enterprises, LLC	BRI	12/22/2016

550	218 Cleveland Ave.	Kings Mountain	NC	Cleveland	K.M. Biggs, Inc.	BRI	6/5/2017

551	9075 Lawyers Rd.	Mint Hill	NC	Mecklenburg	Donnie C. Mullis & Sara B. Mullis	BRI	6/24/2023

552	585 West Northwest Blvd.	Winston Salem	NC	Forsyth	Parks Holdings, LLC	BRI	7/9/2017

553	1423 Lewisville-Clemmons Rd.	Lewisville (Clemmons)	NC	Forsyth	Michael A. Folb, Trustee of the Michael A. Folb Trust, dated October 23, 1996	BRI	12/31/2021

559	623 Waughtown St.	Winston Salem	NC	Forsyth	EBM Limited	BRI	10/19/2017

565	3129 Monroe Rd.	Charlotte	NC	Mecklenburg	Bojo Charlotte, LLC	BRI	6/24/2018

570	91 Clemson Rd.	Columbia	SC	Richland	91 Clemson Rd., LLC	BRI	9/30/2013

579	3021 Charleston Hwy.	Cayce	SC	Lexington	Cayce, L.L.C.	BRI	10/27/2019

581	310 N. Salisbury Ave.	Spencer	NC	Rowan	EBM Limited	BRI	11/1/2013

582	18073 S. NC Hwy. 109	Denton	NC	Davidson	EBM Limited	BRI	9/27/2013

583	6385 Old U.S. Hwy. 52	Lexington	NC	Davidson	Richard Sickles	BRI	11/29/2013

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term

600	7571 NC Highway N.	Hickory	NC	Alexander	Bumgarner Oil Company, Inc.	BRI	5/1/2016

600- Parcel (Side)	7571 NC Highway N.	Hickory	NC	Alexander	Bumgarner Oil Company, Inc.	BRI	5/1/2016

606	1056 Mebane Oaks Rd.	Mebane	NC	Alamance	Morris Leon Reaves and Jessie Cotton Reaves	BRI	6/13/2019

609	7701 Gateway Lane NW	Concord	NC	Cabarrus	Key, LLC	BRI	10/3/2014

618-	6503 West Marshville Blvd.	Marshville	NC	Union	Elona L. Edwards and Decant Two, LLC	BRI	2/28/2015

630	1801 E. Dixon Blvd.	Shelby	NC	Cleveland	Thomas Petroleum Co., Inc.	BRI	7/30/2015

633	U.S. Hwy. 158	Advance (Bermuda Run)	NC	Davie	J.B. Harrison Properties, LLC	BRI	9/18/2015

646	6135 Oxon Hill Rd.	Oxon Hill	MD	Prince Georges	Maryland Chicken Realty I, LLC	BRI	11/30/2020

650	7571 Crain Hwy.	Upper Marlboro	MD	Prince Georges	Maryland Chicken Realty I, LLC	BRI	11/30/2020

660	8710 Farrow Road	Columbia	SC	Richland	Tau South, LLC	BRI	1/8/2023

689	500 NC Highway 16 South	Taylorsville	NC	Alexander	GE Capital Franchise Finance Corporation	BRI	3/31/2026

695	1050 Largo Center Dr.	Landover	MD	Prince Georges	Largo Chicken, LLC	BRI	11/30/2020

706	3727 Branch Ave.	Temple Hills	MD	Prince Georges	Maryland Chicken Realty III, LLC	BRI	11/30/2020

714	134 South NC 16 Business	Denver	NC	Lincoln	GE Capital Franchise Finance Corporation	BRI	9/30/2027

721	8320 Annapolis Rd.	New Carrollton	MD	Prince Georges	Maryland Chicken Realty III, LLC	BRI	11/30/2020

727	1115 Copperfield Blvd., N.E.	Concord	NC	Cabarrus	C&S of Concord, LLC	BRI	1/27/2019

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term

729	20214 West Catawba Avenue	Cornelius	NC	Mecklenburg	White Real Property, L.P.	BRI	12/31/2023

731	109 Village Rd. NE	Leland	NC	Brunswick	Ezra G. Dale	BRI	8/2/2019

732	2522 Halltown Rd.	Spruce Pine	NC	Mitchell	Keys County, Inc.	BRI	7/28/2019

734	10207 South Main St.	Archdale	NC	Guilford	Randolph Development Group, LLC	BRI	7/31/2019

735	7661 South Raeford Rd.	Fayetteville	NC	Cumberland	Michael Lynn Helms & Teresa Nan Helms	BRI	7/15/2019

736	9785 Charlotte Hwy.	Indian Land	SC	Lancaster	Robert W. Fraser & Norinne R. Fraser	BRI	9/2/2019

740	3451 Hwy. 601 S.	Concord	NC	Cabarrus	Abbott Products—Hwy 601, LLC	BRI	12/15/2024

749	5732 Prosperity Church Rd.	Charlotte	NC	Mecklenburg	Daniel Vartabedian	BRI	6/14/2021

750	3707 Elmsley Court	Greensboro	NC	Guilford	Point Drive Holding Company, LLC	BRI	7/22/2020

752	9501 Stafford Rd.	Charlotte	NC	Cabarrus	9501 Stafford Road, LLC	BRI	2/29/2020

756	2700 Hwy. 501 E.	Aynor	SC	Horry	OGO Enterprises, LLC	BRI	6/23/2020

758	1816 12th Avenue, NE	Hickory	NC	Catawba	GE Capital Franchise Finance Corporation	BRI	12/31/2026

762	6403 Burlington Rd.	Whitsett	NC	Guilford	Nye Lands, LLC	BRI	8/8/2025

763	7155 Market Street	Wilmington	NC	New Hanover	Salem Service, Corp.	BRI	2/28/2025

764	2245 Chesnee Hwy.	Spartanburg	SC	Spartanburg	Tau South, LLC	BRI	11/28/2021

768	10329 Mallard Creek Rd.	Charlotte	NC	Mecklenburg	MOC Properties LLLP	BRI	12/7/2020

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term

773	2980 Main Street	Newberry	SC	Newberry	Tau South, LLC	BRI	1/8/2023

774	3645 Pelham Rd.	Greenville	SC	Greenville	Dragon 8, LLC	BRI	6/30/2020

775	1017 Dallas-Cherryville Hwy.	Dallas	NC	Gaston	EFC Corporation	BRI	6/26/2023

783	4927 Charlotte Hwy.	Clover	SC	York	Troy and Phyllis Brown	BRI	9/4/2021

784	1759 J. A. Cochran Bypass	Chester	SC	Chester	CharlieProperties, LLC	BRI	3/28/2015

789	2 Kalyns Way	Piedmont	SC	Anderson	Chimney Rock Company	BRI	6/18/2021

790	310 Springdale Drive	Clinton	SC	Laurens	ARC BJCTNSC001, LLC	BRI	5/31/2024

793	1792 Hwy. 14 East	Landrum	SC	Spartanburg	C & M, LLC	BRI	4/10/2026

794	1030 Randolph St.	Thomasville	NC	Davidson	Tau South, LLC	BRI	11/12/2021

797	1407 East Third St.	Charlotte	NC	Mecklenburg	Wells Property Number Three, LLC	BRI	8/31/2026

799	4040 Buford Dr.	Buford	GA	Gwinnett	Tau South, LLC	BRI	9/9/2022

816	145 East Columbia Ave.	Batesburg- Leesville	SC	Lexington	Tau South, LLC	BRI	3/24/2024

829	431 A St. James Ave.	Goose Creek	SC	Berkeley	GCJ Properties, LLC	BRI	1/31/2022

831	374 George W. Liles Pwy. NW	Concord	NC	Cabarrus	Abbott Products—G Liles, LLC	BRI	3/31/2023

836	1701 Hwy. 15 South	Sumter	SC	Sumter	Agro International, Inc.	BRI	9/17/2023

837	2004 Paxville Hwy.	Manning	SC	Clarendon	Legacy Commercial Properties, L.L.C.	BRI	10/12/2023

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term

838	6163 Hwy. 221	Roebuck	SC	Spartanburg	Isaac Bo, LLC	BRI	10/19/2023

839	11304 Asheville Hwy.	Inman	SC	Spartanburg	Tau South, LLC	BRI	11/17/2023

840	208 E. Franklin Street	Hartwell	GA	Hart	Tau South, LLC	BRI	4/19/2024

841	116 Fayetteville Rd.	Raeford	NC	Hoke	Tau South, LLC	BRI	3/5/2024

842	1793 East Main Street	Spartanburg	SC	Spartanburg	Hill/Gray Seven, L.L.C.	BRI	4/27/2029

843	3921 McFarland Blvd.	Northport	AL	Tuscaloosa	Tau South, LLC	BRI	5/3/2024

844	1718 Main Street West	Locust	NC	Stanly	The Flintkote Company	BRI	6/29/2024

845	25 Main Street	Dawsonville	GA	Dawson	Dawsonville Retail Investors, LLC	BRI	12/31/2024

846	7475 Augusta Road	Piedmont	SC	Greenville	Tau South, LLC	BRI	8/31/2024

847	2581 Pelham Parkway	Pelham	AL	Shelby	Hill/Gray Seven, L.L.C.	BRI	8/26/2024

848	2800 Clemson Road	Columbia	SC	Richland	AREV, LLC	BRI	2/10/2025

849	615 N.E. Main Street	Simpsonville	SC	Greenville	Jay Enterprises of Simpsonville, LLC	BRI	11/29/2024

850	566 Columbia Avenue	Chapin	SC	Lexington	ARC BJCPNSC001, LLC	BRI	12/8/2024

851	6601 Highway 69 South	Tuscaloosa	AL	Tuscaloosa	Hill/Gray Seven, L.L.C.	BRI	2/25/2025

852	976 Bells Highway	Walterboro	SC	Colleton	ARC BJWTBSC001, LLC	BRI	4/11/2025

853	7756 Garners Ferry Road	Columbia	SC	Richland	Tau South, LLC	BRI	5/5/2025

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term

854	444 North Highway 52	Moncks Corner	SC	Berkeley	ARC MJMKCSC001, LLC	BRI	5/26/2025

855	3411 Olivers Crossing Drive	Winston Salem	NC	Forsyth	TMBH Holdings, LLC	BRI	7/1/2025

856	324 East Atkins Street	Dobson	NC	Surry	ARC BJDBNNC001, LLC	BRI	6/27/2025

857	534 Rice Avenue	Union	SC	Union	CharlieProperties, LLC	BRI	3/28/2015

858	1545 Montclair Road	Birmingham	AL	Jefferson	Hill/Gray Seven, L.L.C.	BRI	7/31/2025

859	803 West Dixon Blvd.	Shelby	NC	Cleveland	Furman Kenneth Biggs, III and Elizabeth Britt Biggs	BRI	8/24/2025

860	4780 Eastern Valley Road	McCalla	AL	Jefferson	Hill/Gray Seven, L.L.C.	BRI	8/31/2025

861	515 East Main Street	Biscoe	NC	Montgomery	ARC BJBSCNC001, LLC	BRI	9/22/2025

862	625 River Highway	Mooresville	NC	Iredell	Mooresville Crossing, LP	BRI	12/31/2022

863	541 South Highway 27	Stanley	NC	Gaston	Isaac Bo, LLC	BRI	5/31/2028

864	4790 Hickory Boulevard	Granite Falls	NC	Caldwell	Tau South, LLC	BRI	8/20/2023

865	317 S. Center St.	Hildebran	NC	Burke	Tau South, LLC	BRI	12/15/2023

866	1200 Burkemont Avenue	Morganton	NC	Burke	ARC BJMGNNC001, LLC	BRI	9/29/2025

868	15392 Highway 280	Chelsea	AL	Shelby	Hill/Gray Seven, L.L.C.	BRI	2/28/2026

869	6550 Old Monroe Road	Indian Trail	NC	Union	ARC BJITLNC001, LLC	BRI	3//31/2026

871	1626 E. 10th Street	Roanoke Rapids	NC	Halifax	ARC BJRRDNC001, LLC	BRI	6/30/2026

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term

872	1061 J D and L Drive, SW	Jacksonville	AL	Calhoun	Hill/Gray Seven, L.L.C.	BRI	3/31/2026

873	2028 Martin Street South	Pell City	AL	St. Clair	Hill/Gray Seven, L.L.C.	BRI	4/30/2026

874	268 N. Broad Street	Winder	GA	Barrow	ARC BJWDRGA001, LLC	BRI	5/31/2026

875	3638 S. New Hope Road	Gastonia	NC	Gaston	Primax Properties, LLC	BRI	10/31/2026

876	2011 East Cone Blvd.	Greensboro	NC	Guilford	Cross Court Realty, LLC	BRI	7/31/2026

877	22913 US Highway 17	Hampstead	NC	Pender	Innes Investments, LLC	BRI	5/31/2026

878	5160 Southport Supply Road	Southport	NC	Brunswick	ARC BJSPTNC001, LLC	BRI	5/31/2026

879	573 By-Pass 72 NW	Greenwood	SC	Greenwood	ARC BJGWDSC001, LLC	BRI	6/30/2026

880	2041 E. Greenville St.	Anderson	SC	Anderson	Primax Properties, LLC	BRI	12/31/2026

881	304 Hillcrest Drive	Laurens	SC	Laurens	Neill Sons, LLC	BRI	5/31/2027

883	1046 Charlotte Highway	Troutman	NC	Iredell	Primax Properties, LLC	BRI	6/30/2027

884	4863 Augusta Road	Lexington	SC	Lexington	Sandhills Group, LLC	BRI	4/30/2027

885	335 Huntersville Gateway Blvd.	Huntersville	NC	Mecklenburg	Sea Mountain Ventures II, LLC	BRI	7/31/2027

886	4309 Veterans Memorial Pkwy	Tuscaloosa	AL	Tuscaloosa	Hill/Gray Seven, L.L.C.	BRI	11/30/2027

887	4836 U.S. Highway 129	Jefferson	GA	Jackson	Rockbridge Holdings, LLC	BRI	8/31/2027

888	200 McCarter Road	Fountain Inn	SC	Greenville	Primax Properties, LLC	BRI	9/30/2027

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term

889	2207 Moody Parkway	Moody	AL	St. Clair	Hill/Gray Seven, L.L.C.	BRI	9/30/2027

890	491 Historic Highway 441	Cornelia	GA	Habersham	Sea Mountain Ventures II	BRI	11/30/2027

891	5070 U.S. Highway 31	Calera	AL	Shelby	Edwin B. Lumpkin, Jr.	BRI	9/30/2027

892	2409 Carolina Beach Road	Wilmington	NC	New Hamover	Primax Properties, LLC	BRI	12/31/2027

893	514 Hickory Ridge Drive	Greensboro	NC	Guilford	JFS Holdings, LLC	BRI	12/31/2027

894	5916 Middlebrook Pike	Knoxville	TN	Knox	Primax Properties, LLC	BRI	12/31/2027

895	5750 Corporation Drive	Hope Mills	NC	Cumberland	Primax Properties, LLC	BRI	12/31/2027

896	378 Homeplace	Lexington	SC	Lexington	Primax Properties, LLC	BRI	Unopened Location

897	Independence Boulevard	Charlotte	NC	Mecklenburg	BES RHN, LLC	BRI	Unopened Location

898	7339 Broad River Road	Columbia	SC	Richland	Primax Properties, LLC	BRI	3/31/2028

899	Highway 70 & Tanner Road	Harriman	TN	Roane	Primax Properties, LLC	BRI	Unopened Location

900	U.S. Highway 421	Wilkesboro	NC	Wilkes	Elite Holdings, LLC	BRI	Unopened Location

910	Fayetteville/Dawn	Lumberton	NC	Robeson	Thormour, LLC	BRI	Unopened Location

912	4135 Clemson Blvd.	Anderson	SC	Anderson	Primax Properties, LLC	BRI	Unopened Location

BJ Restaurant Development, LLC is the Lessee of each of the following locations:

Store #	Address	City	State	County	Lessor	Lessee	End of Current Term
662	2886 Hwy. 160, W.	Fort Mill	SC	York	CFC Holdings LLC	BJ Restaurant Development, LLC	12/31/2021

677	1325 North Broome St.	Waxhaw	NC	Union	J.M. Wallace Land Company, LLC	BJ Restaurant Development, LLC	7/23/2017

753	1470 Lawrenceville Hwy.	Lawrenceville	GA	Gwinnett	Agro International, Inc.	BJ Restaurant Development, LLC	12/30/2024

766	418 W. Church St.	Richfield	NC	Stanly	G. Ray Bell and wife, Mary Louise Bell	BJ Restaurant Development, LLC	11/7/2020

767	5195 Walkertown Commons Circle	Walkertown	NC	Forsyth	Tau South, LLC	BJ Restaurant Development, LLC	8/23/2023

771	2101 Westchester Dr.	High Point	NC	Guilford	Tau South, LLC	BJ Restaurant Development, LLC	6/3/2023

786	1235 Jesse Jewel Pwy. SW	Gainesville	GA	Hall	The Lenda R. Welz Trust	BJ Restaurant Development, LLC	12/11/2020

834	304 Pisgah Church Rd.	Greensboro	NC	Guilford	Marjorie Finch Smith	BJ Restaurant Development, LLC	9/24/2023

835	710 S. Main St.	King	NC	Stokes	Falcons Rest, LLC	BJ Restaurant Development, LLC	6/26/2023

[Note that the following stores are subleased by Bojangles’ Restaurants, Inc. to Bojangles’ Restaurant Development, LLC: 455, 460, 472, 474, 527, 537, 581 and 609.]

SCHEDULE 5.08(d)(ii)

Subleased Real Property

Bojangles’ Restaurants, Inc. (BRI) is the Sublessor of the following properties:

Store #	Address	City	State	County	Sublessor	Sublessee	End of Current Term
41	1457 Walton Way	Augusta	GA	Richmond	BRI	ThreeONE Corporations, LLC	9/30/2017

50	2508 Ashley Phosphate Rd.	Charleston	SC	Charleston	BRI	K-Bo, LLC	8/2/2017

86	846 S. Irby St.	Florence	SC	Florence	BRI	Jeniel, LLC	10/31/2016

116	99 Merrimon Ave.	Asheville	NC	Buncombe	BRI	BOJ of WNC, LLC	9/30/2017

260	1901 Four Seasons Blvd.	Hendersonville	NC	Henderson	BRI	BOJ of WNC, LLC	9/30/2017

423	937 Bluff Rd.	Columbia	SC	Richland	BRI	Coastal Operations, LLC	12/30/2015

455	4409 Landover Rd.	Greensboro	NC	Guilford	BRI	BJ Restaurant Development, LLC	8/3/2018

*458	405 N. Second Ave.	Dillon	SC	Dillon	BRI	Jeniel, LLC	9/25/2020

460	1217 Woodruff Rd.	Greenville	SC	Greenville	BRI	BJ Restaurant Development, LLC	4/27/2018

461	1338 Tunnel Rd.	Asheville	NC	Buncombe	BRI	BOJ of WNC, LLC	11/17/2013

Store #	Address	City	State	County	Sublessor	Sublessee	End of Current Term

467	881 Chesterfield Hwy.	Cheraw	SC	Chesterfield	BRI	R-Mac Food, LLC	9/9/2013

468	1222 N. Main St.	Summerville	SC	Dorchester	BRI	K-Bo, LLC	11/14/2018

472	135 South End Circle	Travelers Rest	SC	Greenville	BRI	BJ Restaurant Development, LLC	11/4/2023

474	2903 Battleground Ave.	Greensboro	NC	Guilford	BRI	BJ Restaurant Development, LLC	10/14/2018

488	1388 East Main St.	Duncan	SC	Spartanburg	BRI	Chix and Bix, LLC	7/22/2015

527	493 Herlong Ave.	Rock Hill	SC	York	BRI	BJ Restaurant Development, LLC	6/24/2021

537	3652 Reynolda Rd.	Winston Salem	NC	Forsyth	BRI	BJ Restaurant Development, LLC	10/3/2016

579	3021 Charleston Hwy.	Cayce	SC	Lexington	BRI	Coastal Operations, LLC	10/27/2019

581	310 N. Salisbury Ave.	Spencer	NC	Rowan	BRI	BJ Restaurant Development, LLC	11/1/2013

609	7701 Gateway Lane NW	Concord	NC	Cabarrus	BRI	BJ Restaurant Development, LLC	10/3/2014

756	2700 Hwy. 501 E.	Aynor	SC	Horry	BRI	Jeniel, LLC	6/23/2020

784	1759 J. A. Cochran Bypass	Chester	SC	Chester	BRI	BOJ of WNC, LLC	3/28/2020

793	1792 Hwy. 14 East	Landrum	SC	Spartanburg	BRI	BOJ of WNC, LLC	4/10/2026

Store #	Address	City	State	County	Sublessor	Sublessee	End of Current Term

829	431 A St. James Ave.	Goose Creek	SC	Berkeley	BRI	K-Bo, LLC	1/31/2022

857	534 Rice Avenue	Union	SC	Union	BRI	BOJ of WNC, LLC	3/28/2020

*	BRI owns this property and is the Lessor

BJ Restaurant Development, LLC, is Sublessor of each of the following Locations:

Store #	Address	City	State	County	Sublessor	Sublessee	End of Current Term

753	1472 Lawrenceville Hwy.	Lawrenceville	GA	Gwinnett	BJ Restaurant Development, LLC	BFG Group, LLC	9/30/2024

786	1235 Jesse Jewell Pkwy.	Gainesville	GA	Hall	BJ Restaurant Development, LLC	BJ Georgia, LLC	12/11/2020

SCHEDULE 5.08(e)

Existing Investments

1.	Amended and Restated Promissory Note dated April 16, 2012 made by Bo of Tidewater, Inc. in favor of Bojangles’ International, LLC (Maturity Date October 9, 2012; balance as of August, 19, 2012 $48,999.29) (Bo of Tidewater, Inc. is past due but amount is fully reserved).

2.	Schedule 5.13 Part (a) incorporated herein by referenced.

3.	Restaurant Guarantees with an outstanding balance of approximately $247,000.00 as of October 1, 2012.

SCHEDULE 5.13

Subsidiaries and Other Equity Investments; Loan Parties

Part (a)

1. BHI Intermediate Holding Corp. owns 100% of Bojangles’ Restaurants, Inc., BJ Restaurant Development, LLC and BJ Georgia, LLC.

3. Bojangles’ Restaurants, Inc. owns 99% of Bojangles’ International, LLC.

4. BJ Restaurant Development, LLC owns 1% of Bojangles’ International, LLC.

Part (b)

None.

Part (c)

Equity interests of BHI Intermediate Holding Corp. are held by the following:

BHI Holding Corp. owns 100% of BHI Intermediate Holding Corp.

Part (d)

Loan Party	Jurisdiction of Incorporation	Address of Principal Place of Business	Tax ID Number
BHI Intermediate Holding Corp.	Delaware		61-1657379

Bojangles’ Restaurants, Inc.	Delaware	9432 Southern Pine Blvd., Charlotte, NC 28273	95-4283932
Bojangles’ International, LLC	Delaware		56-2075196
BJ Restaurant Development, LLC	North Carolina		04-3658554

BJ Georgia, LLC	Georgia		26-1193857

SCHEDULE 5.18

Intellectual Property Matters

State Trademark and Service Mark Registrations:

Bojangles’ International, LLC

Mark/Date 1st Use/1st Use in State	Current Registration Number Initial Registration Date	Classes	Renewal Date

Alabama

BOJ & Design Date of 1st Use: 5/1/1977 Date of 1st Use in State: 4/14/1981	Registration #101-459 Initial Registration Date: 8/13/1982	32	3/9/2017

BOJ & Design Date of 1st Use: 5/1/1977 Date of 1st Use in State: 4/14/1981	Registration #101-458 Initial Registration Date: 8/13/1982	42	3/9/2017

BOJ & Design Date of 1st Use: 5/1/1977 Date of 1st Use in State: 4/14/1981	Registration #101-460 Initial Registration Date: 8/13/1982	29	3/9/2017

BOJANGLES’ CAJUN GRAVY & Design Date of 1st Use: 5/25/1981 Date of 1st Use in State: 4/14/1981	Registration #101-475 Initial Registration Date: 8/13/1982	29	3/9/2017

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS Date of 1st Use: 11/15/1978 Date of 1st Use in State: 4/14/1981	Registration #101-461 Initial Registration Date: 8/13/1982	42	3/27/2017

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS & Design Date of 1st Use: 11/15/1978 Date of 1st Use in State: 4/14/1981	Registration #101-462 Initial Registration Date: 8/13/1982	32	3/27/2017

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS & Design Date of 1st Use: 11/15/1978 Date of 1st Use in State: 4/14/1981	Registration #101-463 Initial Registration Date: 8/13/1982	29	3/27/2017

BOJANGLES’ DIRTY RICE Date of 1st Use: 6/1/1978 Date of 1st Use in State: 4/14/1981	Registration #101-471 Initial Registration Date: 8/13/1982	30	3/27/2017

BOJANGLES’ & Design Date of 1st Use: 5/1/1977 Date of 1st Use in State: 4/14/1981	Registration #101-457 Initial Registration Date: 8/13/1982	29	3/27/2017

BOJANGLES’ & Design Date of 1st Use: 5/1/1977 Date of 1st Use in State: 4/14/1981	Registration #101-455 Initial Registration Date: 8/13/1982	42	3/27/2017

BOJANGLES’ & Design Date of 1st Use: 5/1/1977 Date of 1st Use in State: 4/14/1981	Registration #101-456 Initial Registration Date: 8/13/1982	32	3/27/2017

BOJANGLES’ CAJUN PINTOS Date of 1st Use: 5/28/1981 Date of 1st Use in State: 4/14/1981	Registration #101-473 Initial Registration Date: 8/13/1982	29	3/27/2017

CHICKEN SUPREMES Date 1st Use: 4/9/1990 Date 1st Use in State: 4/3/1991	Registration #105-871 Initial Registration Date: 12/2/1993	30	12/2/2013

BO-BERRY BISCUITS Date 1st Use: 12/31/1987 Date 1st Use in State: 12/31/1987	Registration #111-344 Initial Registration Date: 2/25/2009	29	2/25/2019

BO-BERRY BISCUITS Date 1st Use: 12/31/1987 Date 1st Use in State: 12/31/1987	Registration #:111-347 Initial Registration Date: 2/26/2009	30	2/25/2019

BUFFALO BITES Date 1st Use: 6/8/1992 Date 1st Use in State: 1/10/2007	Registration #: 111-343 Initial Registration Date: 2/25/2009	29	2/25/2019

BEST BISCUITS IN BAMA Date 1st used: 3/1/2011 Date 1st used in State: 3/1/2011	Registration #: 112-691 Initial Registration Date: 8/29/2011	42	8/29/2016

Georgia

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 4/26/1989	Registration # T-23906 Initial Registration Date: 1/23/2008	46	1/23/2018

BOJANGLES’ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 4/26/1989	Registration # T-23907 Initial Registration Date: 1/23/2008	46	1/23/2018

BOJ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 4/26/1989	Registration # T-23908 Initial Registration Date: 1/23/2008	46	1/23/2018

BOJANGLES’ DIRTY RICE & Design Date 1st Uses: 6/1/1978 Date 1st Use in State: 1/9/1980	Registration # T-13257 Initial Registration Date:12/30/1993	46	12/30/2013

BOJANGLES’ CHICKEN SUPREMES Date 1st Uses: 4/9/1990 Date 1st Use in State: 4/4/1990	Registration # T-13254 Initial Registration Date:12/30/1993	46	12/30/2013

BOJANGLES’ CAJUN GRAVY Date 1st Uses: 5/1/1977 Date 1st Use in State: 1/9/1980	Registration # T-13255 Initial Registration Date:12/30/1993	46	12/30/2013

BOJANGLES CAJUN PINTOS Date 1st Uses: 5/25/1981 Date 1st Use in State: 5/25/1981	Registration # T-13258 Initial Registration Date:12/30/1993	46	12/30/2013

Maryland

BOJ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 9/10/1981	Registration #2002-157 Initial Registration Date: 9/16/1982	46	9/16/2022

BOJANGLES’ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 9/10/1981	Registration #2002-160 Initial Registration Date: 9/16/1982	53	9/16/2022

BOJANGLES’ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 9/10/1981	Registration #2002-159 Initial Registration Date: 9/16/1982	46	9/16/2022

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS Date 1st Uses: 5/1/1977 Date 1st Use in State: 9/28/1982	Registration # 2010-0002 Initial Registration Date: 1/18/2010	46	1/18/2020

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS Date 1st Uses: 5/1/1977 Date 1st Use in State: 9/28/1982	Registration # 2010-0003 Initial Registration Date: 1/18/2010	53	1/18/2020

CHICKEN SUPREMES Date 1st Use: 4/9/1990 Date 1st Use in State: 4/9/1990	Registration #2010-0008 Initial Registration Date: 1/18/2010	46	1/18/2020

CAJUN PINTOS Date 1st Use: 5/25/1981 Date 1st Use in State: 9/28/1982	Registration #2010-0007 Initial Registration Date: 1/18/2010	46	1/18/2020

CAJUN GRAVY Date 1st Use: 5/1/1977 Date 1st Use in State: 9/28/1982	Registration #2010-0006 Initial Registration Date: 1/18/2010	46	1/18/2020

DIRTY RICE Date 1st Use: 6/1/1978 Date 1st Use in State: 9/28/1982	Registration #2010-0005 Initial Registration Date: 1/18/2010	46	1/18/2020

BO-BERRY BISCUITS Date 1st Use: 12/31/1987 Date 1st Use in State: 12/31/1987	Registration #2010-0004 Initial Registration Date: 1/18/2010	46	1/18/2020

North Carolina

BOJ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 5/1/1977	Registration # T-19224 Initial Registration Date: 8/23/2007	100R	Renewal due: 8/23/2017

BOJ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 5/1/1977	New registration Registration #T-19690 Initial Registration Date: 1/16/2009	46	Affidavit of Use due: 1/16/2014 Renewal due: 1/16/2019

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS Date 1st Uses: 11/15/1978 Date 1st Use in State: 11/15/1978	New registration Registration # T-19704 Initial Registration Date: 1/16/2009	100R	Affidavit of Use due: 1/16/2014 Renewal due: 1/16/2019

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS Date 1st Uses: 11/15/1978 Date 1st Use in State: 11/15/1978	New registration Registration # T-19705 Initial Registration Date: 1/16/2009	46	Affidavit of Use due: 1/16/2014 Renewal due: 1/16/2019

CAJUN PINTOS Date 1st Uses: 5/25/1981 Date 1st Use in State: 5/25/1981	Registration # T-15397 Initial Registration Date: 7/22/1999	46	Affidavit of Use due: 7/22/2014 Renewal due: 7/22/2019

CAJUN GRAVY Date 1st Uses: 5/1/1977 Date 1st Use in State: 5/1/1977	Registration #T-15396 Initial Registration Date: 7/22/1999	46	Affidavit of Use due: 7/22/2014 Renewal due: 7/22/2019

CHICKEN SUPREMES Date 1st Uses: 4/9/1990 Date 1st Use in State: 4/9/1990	Registration # T-15395 Initial Registration Date: 7/22/1999	46	Affidavit of Use due: 7/22/2014 Renewal due: 7/22/2019

BO-BERRY BISCUITS Date 1st Uses: 12/31/1987 Date 1st Use in State: 12/31/1987	Registration # T-19498 Initial Registration Date: 8/4/2008	46	Affidavit of Use due: 8/4/2013 Renewal Due: 8/4/2018

BUFFALO BITES Date 1st Uses: 6/8/1992 Date 1st Use in State: 6/8/1992	Registration # T-19497 Initial Registration Date: 8/4/2008	46	Affidavit of Use due: 8/4/2013 Renewal Due: 8/4/2018

BOJANGLES’ & DESIGN Date 1st Uses: 5/1/1977 Date 1st Use in State: 5/1/1977	Registration # T-19499 Initial Registration Date: 8/4/2008	46	Affidavit of Use due: 8/4/2013 Renewal Due: 8/4/2018

BOJANGLES’ & DESIGN Date 1st Uses: 5/1/1977 Date 1st Use in State: 5/1/1977	Registration #T-19500 Initial Registration Date: 8/4/2008	100R	Affidavit of Use due: 8/4/2013 Renewal Due: 8/4/2018

Pennsylvania

CAJUN PINTOS Date 1st Uses: 5/25/1981 Date 1st Use in State: 1/10/1983	Registration #3340759 Initial Registration Date: 2/5/2010	29	2/5/2015

CAJUN GRAVY Date 1st Uses: 5/1/1977 Date 1st Use in State: 1/10/1983	Registration #3340761 Initial Registration Date: 2/5/2010	30	2/5/2015

CHICKEN SUPREMES Date 1st Uses: 4/9/1990 Date 1st Use in State: 4/9/1990	Registration #3340760 Initial Registration Date: 2/5/2010	29	2/5/2015

DIRTY RICE Date 1st Uses: 6/1/1979 Date 1st Use in State: 1/10/1983	Registration #3340757 Initial Registration Date: 2/5/2010	30	2/5/2015

BO-BERRY BISCUITS Date 1st Uses: 12/31/1987 Date 1st Use in State: 1/10/1983	Registration #3340762 Initial Registration Date: 2/5/2010	30	2/5/2015

BUFFALO BITES Date 1st Uses: 6/18/1992 Date 1st Use in State: 1/10/1983	Registration #3340763 Initial Registration Date: 2/5/2010	29	2/5/2015

BOJ & DESIGN Date 1st Uses: 5/1/1977 Date 1st Use in State: 1/10/1983	Registration #3340758 Initial Registration Date: 2/5/2010	29	2/5/2015

BOJ & DESIGN Date 1st Uses: 5/1/1977 Date 1st Use in State: 1/10/1983	Registration #3340764 Initial Registration Date: 2/5/2010	43	2/5/2015

BOJANGLES’ FAMOUS CHICKEN N’ BISCUITS Date 1st Uses: 5/1/1977 Date 1st Use in State: 1/10/1983	Registration #3340754 Initial Registration Date: 2/5/2010	43	2/5/2015

BOJANGLES’ FAMOUS CHICKEN N’ BISCUITS Date 1st Uses: 5/1/1977 Date 1st Use in State: 1/10/1983	Registration #3340753 Initial Registration Date: 2/5/2010	29	2/5/2015

BOJANGLES’ & DESIGN Date 1st Uses: 5/1/1977 Date 1st Use in State: 1/10/1983	Registration #3340755 Initial Registration Date: 2/5/2010	43	2/5/2015

BOJANGLES’ & DESIGN Date 1st Uses: 5/1/1977 Date 1st Use in State: 1/10/1983	Registration #3340756 Initial Registration Date: 2/5/2010	29	2/5/2015

South Carolina

BOJ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 11/9/1979	#948 Initial Registration Date: 8/16/1982 number changed on 8/16/1992 when trademark was 1st renewed to #1316	8	8/16/2017

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS & Design Date 1st Uses: 11/15/1978 Date 1st Use in State: 11/9/1979	#385 Initial Registration Date: 6/14/1979 Registration number changes on 4/27/1989 when trademark was 1st renewed to #1079	29 30	6/14/2014

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS Date 1st Uses: 5/1/1977 Date 1st Use in State: 11/9/1979	#1320 Initial Registration Date: 8/16/1982 (original initial certificate & supporting documents missing from file)	8	8/16/2017

BOJANGLES’ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 11/9/1979	#946 Initial Registration Date: 8/16/1982 number changes on 8/16/1992 when trademark was 1st renewed to #1326	8	8/16/ 2017

BUFFALO BITES Date 1st Uses: 6/8/1992 Date 1st Use in State: 6/8/1992	Initial Registration Date: 11/21/2007	29 30	11/21/2017

BO-BERRY BISCUITS Date 1st Uses: 12/31/1987 Date 1st Use in State: 12/31/1987	Initial Registration Date: 11/21/2007	29 30	11/21/2017

BOJ & DESIGN Date 1st Uses: 5/1/1977 Date 1st Use in State: 11/9/1979	Initial Registration Date: 11/21/2007	29 30	11/21/2017

BOJANGLES’ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 11/9/1979	Initial Registration Date: 11/21/2007	29 30	11/21/2017

CAJUN PINTOS Date 1st Uses: 5/25/1981 Date 1st Use in State: 5/25/1981	Registration #1328 Initial Registration Date: 8/16/1982	29 30	8/16/2017

CAJUN GRAVY Date 1st Uses: 5/1/1977 Date 1st Use in State: 11/9/1979	Registration #1318 Initial Registration Date: 8/22/2007	29 30	8/16/2017

CHICKEN SUPREMES Date 1st Uses: 4/9/1990 Date 1st Use in State: 4/9/1990	Initial Registration Date: 7/18/2008	29 30	9/2/2013

DIRTY RICE Date 1st Uses: 6/1/1978 Date 1st Use in State: 1/2/1981	Initial Registration Date: 11/21/2007	29 30	11/21/2017

Tennessee

BOJ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 3/12/1982	Initial Registration Date: 6/1/1982	46	6/1/2017

BOJ & Design Date 1st Uses: 5/17/1977 Date 1st Use in State: 3/12/1982	Initial Registration Date: 6/1/1982	100	6/1/2017

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS Date 1st Uses: 6/30/1978 Date 1st Use in State: 3/12/1982	Initial Registration Date: 6/1/1982	100	6/1/2017

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS Date 1st Uses: 6/30/1978 Date 1st Use in State: 3/12/1982	Initial Registration Date: 6/1/1982	46	6/1/2017

BOJANGLES’ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 3/12/1982	Initial Registration Date: 6/1/1982	100	6/1/2017

BOJANGLES’ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 3/12/1982	Initial Registration Date: 6/1/1982	46	6/1/2017

CAJUN GRAVY Date 1st Uses: 6/30/1978 Date 1st Use in State: 3/12/1982	Initial Registration Date: 6/1/1982	46	6/1/2017

CAJUN PINTOS Date 1st Uses: 6/30/1978 Date 1st Use in State: 3/12/1982	Initial Registration Date: 6/1/1982	46	6/1/2017

DIRTY RICE Date 1st Uses: 6/1/1978 Date 1st Use in State: 4/26/1989	Initial Registration Date: 11/27/2007	29	11/27/2017

CHICKEN SUPREMES Date 1st Uses: 4/9/1990 Date 1st Use in State: 4/9/1990	Initial Registration Date: 11/27/2007	29	11/27/2017

BUFFALO BITES Date 1st Uses: 6/8/1992 Date 1st Use in State: 6/8/1992	Initial Registration Date: 11/27/2007	29	11/27/2017

BO-BERRY BISCUITS Date 1st Uses: 12/31/1987 Date 1st Use in State: 4/26/1989	Initial Registration Date: 11/27/2007	29	11/27/2017

BO-BERRY BISCUITS Date 1st Uses: 12/31/1987 Date 1st Use in State: 4/26/1989	Initial Registration Date: 3/9/2009	30	3/9/2014

DIRTY RICE Date 1st Uses: 6/1/1978 Date 1st Use in State: 4/26/1989	Initial Registration Date: 3/9/2009	30	3/9/2014

DIRTY RICE Date 1st Uses: 6/1/1978 Date 1st Use in State: 4/26/1989	Initial Registration Date: 11/27/2007	43	11/27/2017

CHICKEN SUPREMES Date 1st Uses: 4/9/1990 Date 1st Use in State: 4/9/1990	Initial Registration Date: 11/27/2007	43	11/27/2017

BO-BERRY BISCUITS Date 1st Uses: 12/31/1987 Date 1st Use in State: 4/26/1989	Initial Registration Date: 11/27/2007	43	11/27/2017

Virginia

BOJ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 11/10/1981	Registration #0807 Initial Registration Date: 9/8/1982	43	9/8/2017

BOJ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 11/10/1981	Registration #8708 Initial Registration Date: 11/30/2007	29 30	11/30/2017

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS & Design Date 1st Uses: 11/15/1978 Date 1st Use in State: 11/10/1981	Registration #0806 Initial Registration Date: 8/23/1982	42	8/23/2017

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 11/10/1981	Registration #8710 Initial Registration Date: 11/30/2007	29 30	11/30/2017

BOJANGLES’ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 11/10/1981	Registration #0805 Initial Registration Date: 8/23/1982	42	8/23/2017

BOJANGLES’ & Design Date 1st Uses: 5/1/1977 Date 1st Use in State: 11/10/1981	Registration #8709 Initial Registration Date: 11/30/2007	29 30	11/30/2017

CAJUN PINTOS Date 1st Uses: 5/25/1981 Date 1st Use in State: 5/29/1981	Registration #5620 Initial Registration Date: 12/16/2003	29	12/16/2013

CAJUN GRAVY Date 1st Uses: 5/1/1977 Date 1st Use in State: 5/29/1981	Registration #5618 Initial Registration Date: 12/16/2003	30	12/16/2013

CHICKEN SUPREMES Date 1st Uses: 4/9/1990 Date 1st Use in State: 12/4/1991	Registration #5621 Initial Registration Date: 12/16/2003	29	12/16/2013

DIRTY RICE Date 1st Uses: 6/1/1978 Date 1st Use in State: 5/29/1981	Registration #5619 Initial Registration Date: 12/16/2003	30	12/16/2013

BO-BERRY BISCUIT Date 1st Uses: 12/31/1987 Date 1st Use in State: 12/31/1987	Registration #8707 Initial Registration Date: 12/4/2007	29 30	12/4/2017

BUFFALO BITES Date 1st Uses: 6/8/1992 Date 1st Use in State: 6/8/1992	Registration #8706 Initial Registration Date: 12/7/2007	29	12/7/2017

The Companies have no other active state trademark and service mark registrations.

Federal Trademark and Service Mark Registrations: Bojangles’ International, LLC

Mark/File #	Serial # Date Filed	Registration # Date Issued	Class	Filing History	Renewal Date/Pending
IT’S CAJUN SPICED	73219430 June 13, 1979	1175371 October 27, 1981 Principal	Fried chicken, prepared potatoes, coleslaw, corn-on-the-cob, and pinto beans, for consumption on or off the premises (Int. 29); apple turnovers, biscuits (sausage, chicken, ham, steak, butter and jelly), rolls, rice, tea and coffee for consumption on or off the premises (Int. 30)

§§ 8 & 15 Affidavit (6 yr.)

Due: 10/27/86—10/27/87; § 8 (only)

Filed: 10/13/87

Accepted: 04/05/88

§§ 8 & 9 (20 yr.)

Affidavit/Renewal

Due: 10/27/01

Filed: 10/23/01

Granted: 01/10/02

§§ 8 & 9 (10 yr.)

Affidavit/Renewal

Due: 10/27/2011

Filed: 10/24/2011

Granted: 10/26/2011

§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 10/27/2021

BOJANGLES’ CAJUN SPICED CHICKEN	73165468 April 7, 1978	1177496 November 10, 1981 Principal

Fried chicken, prepared potatoes, coleslaw, corn-on-the-cob, and pinto beans, for consumption on or off the premises (Int. 29); apple turnovers, biscuits (sausage, chicken, ham, steak, butter and jelly), rolls, rice, tea and coffee, for consumption on or off the premises

(Int. 30)

§§ 8 & 15 Affidavit (6 yr.)

Due: 11/10/86—11/10/87; § 8

(only)

Filed: 10/13/87

Accepted: 04/05/88

§§ 8 & 9 (20 yr.)

Affidavit/Renewal

Due: 11/10/01

Filed: 11/02/01

Granted: 01/16/02

§§ 8 & 9 (10 yr.)

Affidavit/Renewal

Due: 11/10/2011

Filed: 10/31/2011

Granted: 11/2/2011

§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 11/10/2021

BOJANGLES’ & Design	73219662 June 14, 1979	1185003 January 5, 1982 Principal

Fried chicken, prepared potatoes, coleslaw, corn-on-the-cob, and pinto beans, for consumption on or off the premises (Int. 29); apple turnovers, biscuits (sausage, chicken, ham, steak, butter and jelly), rolls, rice, tea and coffee,

				§§ 8 & 15 Affidavit (6 yr.) Due: 01/05/87—01/05/88 Filed: 11/23/87 Accepted: 05/20/88 §§ 8 & 9 (20 yr.) Affidavit/Renewal Due: 01/05/02 Filed: 11/14/01	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 01/05/2022

Mark/File #	Serial # Date Filed	Registration # Date Issued	Class	Filing History	Renewal Date/Pending

for consumption on or off the

premises (Int. 30); soft drinks, carbonated waters, and orange juice, for consumption on or off the premises (Int. 32); rendering technical assistance in the establishment and/or operation of restaurants for others (Int.

35); restaurant services and franchising restaurant services (Int. 42)

Granted: 07/24/05 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 01/05/2012 Filed: 12/02/2011 Granted: 12/06/2011

BOJANGLES=	73344644 January 7, 1982	1214458 October 26, 1982 Principal	Restaurant Services (Int. 42)

§§ 8 & 15 Affidavit (6 yr.)

Due: 10/26/87—10/26/88

Filed: 10/11/88

Accepted: 11/29/88

§§ 8 & 9 (20 yr.)

Affidavit/Renewal

Due: 10/26/02

Filed: 08/22/02

Granted: 11/14/02

§§ 8 & 9 (10 yr.)

Affidavit/Renewal

Due: 10/26/2012

Filed: 5/2/2012

Accepted 5/7/2012

§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 10/26/2022

BOJANGLES’ CAJUN PINTOS	73323346 August 12, 1981	1218514 November 30, 1982 Principal	Processed pinto beans, for consumption on or off the premises (Int. 29)

§§ 8 & 15 Affidavit (6 yr.)

Due: 11/30/87—11/30/88;

Filed: 11/18/88; Accepted: 02/06/89

§§ 8 & 9 (20 yr.)

Affidavit/Renewal

Due: 11/30/02;

Filed: 08/22/02

Granted: 11/14/02

§§ 8 & 9 (10 yr.)

Affidavit/Renewal

Due: 11/30/2012

Filed: 5/2/2012

Accepted 5/7/2012

§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 11/30/2022

BOJANGLES’ DIRTY RICE	73317694 July 6, 1981	1219347 December 7, 1982 Principal	Rice, for consumption on or off the premises (Int. 30)	§§ 8 & 15 Affidavit (6 yr.) Due: 12/07/87—12/07/88 Filed: 11/18/88 Accepted: 02/06/89 §§ 8 & 9 (20 yr.)	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 12/07/2022

Mark/File #	Serial # Date Filed	Registration # Date Issued	Class	Filing History	Renewal Date/Pending
Affidavit/Renewal Due: 12/07/02 Filed: 08/22/02 Granted: 11/13/02 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 12/07/2012 Filed: 5/2/2012 Accepted 5/7/2012

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS	73219654 June 14, 1979	1271956 March 27, 1984 Principal

Fried chicken, prepared

potatoes, coleslaw, corn-on-the-cob, and pinto beans, for consumption on or off the premises (Int. 29); apple turnovers, biscuits (sausage, chicken, ham, steak, butter and jelly), rolls, rice, tea and coffee, for consumption on or off the premises (Int. 30); soft drinks, carbonated waters, and orange juice, for consumption on or off the premises (Int. 32); rendering technical assistance in the establishment and/or operation of restaurants for others (Int.

35); restaurant services (Int. 42)

				§§ 8 & 15 Affidavit (6 yr.) Due: 03/27/89—03/27/90 Filed: 05/15/89 Accepted: 08/16/89 §§ 8 & 9 (20 yr.) Affidavit/Renewal Due: 03/27/04 Filed: 03/02/04 Granted: 07/11/05	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 03/27/2014

EGG BO BISCUIT	73549769 July 24, 1985	1386213 March 11, 1986 Principal	Biscuit sandwiches for consumption on or off the premises (Int. 30)	§§ 8 & 15 Affidavit (6 yr.) Due: 03/11/91—03/11/92 Filed: 05/06/91 Accepted: 09/23/91 §§ 8 & 9 (20 yr.) Affidavit/Renewal Due: 03/11/06 Filed: 03/10/06 Granted: 06/08/06	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 03/11/2016

BO-TO-G0	73665671 June 10, 1987	1488726 May 17, 1988 Principal	Sandwich based meals consisting primarily of a sandwich and beverage and/or side orders (Int. 30); Restaurant services (Int. 42)	§§ 8 & 15 Affidavit (6 yr.) Due: 05/17/93—05/17/94 Filed: 03/29/94 Accepted: 09/22/94 §§ 8 & 9 (20 yr.) Affidavit/Renewal Due: 5/17/2/08	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 5/17/2018

Mark/File #	Serial # Date Filed	Registration # Date Issued	Class	Filing History	Renewal Date/Pending
Filed: 5/14/08 Granted: 7/11/08

BO-TATO ROUNDS	73656445 April 20, 1987	1496914 July 19, 1988 Principal	Processed potatoes for consumption on or off the premises, namely fried potatoes (Int. 29)	§§ 8 & 15 Affidavit (6 yr.) Due: 07/19/93—07/19/94 Filed: 04/15/94 Accepted: 01/31/95 §§ 8 & 9 (20 yr.) Affidavit/Renewal Due: 7/19/08 Filed: 8/2/08 Granted: 8/2/08	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 07/19/2018

BO TO GO & Design	73665673 June 10, 1987	1503173 September 6, 1988 Principal	Sandwich based meals consisting primarily of a sandwich and beverage and/or side orders (Int. 30); Restaurant services (Int. 42)	§§ 8 & 15 Affidavit (6 yr.) Due: 09/06/93—09/06/94 Filed: 04/15/94 Accepted: 01/31/95 §§ 8 & 9 (20 yr.) Affidavit/Renewal Due: 9/6/08 Filed: 5/14/08 Granted: 7/18/08	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 09/06/2018

THERE’S ALWAYS SOMETHING HAPPENIN’ AT THE BO	73702968 December 28, 1987	1505350 September 20, 1988 Principal	Restaurant Services (Int. 42)	§§ 8 & 15 Affidavit (6 yr.) Due: 09/20/93—09/20/94 Filed: 04/15/94 Accepted: 10/08/94 §§ 8 & 9 (20 yr.) Affidavit/Renewal Due: 09/20/08 Filed: 09/05/08 Granted: 09/11/08	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 09/20/2018

‘JUST GOTTA HAVE MORE! (Service Mark)	74247314 February 18, 1992	1726558 October 20, 1992 Principal	Restaurant Services (Int. 42)	§§ 8 & 15 Affidavit (6 yr.) Due: 10/20/97—10/20/98 Filed: 10/06/98 Accepted: 02/09/99 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 10/20/02 Filed: 08/02/02 Granted: 10/29/02 NOT RENEWING THIS MARK	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 10/20/2012

BO-BERRY BISCUITS	74162198 April 29,	1750293 February 2, 1993	Biscuits for consumption on or off the premises (Int. 30)	§§ 8 & 15 Affidavit (6 yr.) Due: 02/02/98—02/02/99	§§ 8 & 9 (10 yr.) Affidavit/Renewal

Mark/File #	Serial # Date Filed	Registration # Date Issued	Class	Filing History	Renewal Date/Pending
	1991	Principal

Filed: 01/19/99

Accepted: 06/14/99

§§ 8 & 9 (10 yr.)

Affidavit/Renewal

Due: 02/02/03

Filed: 08/05/02

Granted: 10/31/02

§§ 8 & 9 (10 yr.)

Affidavit/Renewal

Due: 02/02/2013

Filed: 8/13/2012

Granted: 8/6/2012

Due: 02/02/2023

CAROLINA GRILLE	74297858 July 27, 1992	1761584 March 30, 1993 Principal	Chicken sandwiches for consumption on or off the premises (Int. 30)	§§ 8 & 15 Affidavit (6 yr.) Due: 03/30/98—03/30/99 Filed: 03/26/99 Accepted: 08/27/99 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 03/30/03 Filed: 01/29/03 Granted: 04/16/03	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 03/30/2013

UnÚBoÚLievable! (Service Mark)	74591408 October 27, 1994	1924331 October 3, 1995 Principal	Restaurant Services (Int. 42)	§§ 8 & 15 Affidavit (6 yr.) Due: 10/03/00 – 10/03/01 Filed: 10/01/01 Accepted: 10/16/01 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 10/03/05 Filed: 09/27/05 Granted: 02/24/06	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 10/03/2015

BOJANGLES’ EXPRESS & Design (Service Mark)	74616791 December 30, 1994	1948685 January 16, 1996 Principal	Restaurant Services (Int. 42)	§§ 8 & 15 Affidavit (6 yr.) Due: 01/16/01 – 01/16/02 Filed: 11/29/01 Accepted: 01/24/02 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 01/16/06 Filed: 04/28/06 Granted: 09/24/06	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 01/16/2016

Come Taste the Difference (Service Mark)	74648399 March 13, 1995	1963170 March 19, 1996 Principal	Restaurant Services (Int. 42)	§§ 8 & 15 Affidavit (6 yr.) Due: 03/19/01 – 03/19/02 Filed: 02/27/02 Accepted: 04/25/02 §§ 8 & 9 (10 yr.)	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 03/19/2016

Mark/File #	Serial # Date Filed	Registration # Date Issued	Class	Filing History	Renewal Date/Pending
Affidavit/Renewal Due: 03/19/06 Filed: 03/17/06 Granted: 06/13/06

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS and Design (2 stars)	78448360 July 9, 2004	3027485 December 13, 2005 Principal	Chicken for consumption on or off the premises (Int. 29)	§§ 8 & 15 Affidavit (6 yr.) Due: 12/13/10 – 12/13/11 Filed 3/22/2011 Granted 3/30/2011 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 12/13/15-12/13/16	§§ 8 & 9 (10 yr.) Affidavit/Renewal 12/13/15- 12/13/16

BUFFALO BITES	78441562 June 25, 2004	3034730 December 27, 2005 Principal	Chicken for consumption on or off the premises (Int. 29)	§§ 8 & 15 Affidavit (6 yr.) Due: 12/27/2010 – 12/27/2011 Filed 12/14/2011 Accepted 2/4/2012 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due:12/27/2014 – 12/27/2015	§§ 8 & 9 (10 yr.) Affidavit/Renewal Due:12/27/2014 – 12/27/2015

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS and Design (3 stars)	78454309 July 21, 2004	3049355 January 24, 2006 Principal	Chicken for consumption on or off the premises (Int. 29)	§§ 8 & 15 Affidavit (6 yr.) Due: 1/24/2011 – 1/24/2012 Filed 3/22/2011 Granted 3/29/2011 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 1/24/2016 – 1/24/2017	§§ 8 & 9 (10 yr.) Affidavit/Renewal 1/24/2016 – 1/24/2017

SHOW ME THE CHICKEN	78620268 April 29, 2005	3323878 October 30, 2007 Principal	Restaurants Services, namely preparing and packaging food for the consumption on or off the premises. (Int. 43)	§§ 8 & 15 Affidavit (6 yr.) Due: 10/30/2012 – 10/30/2013 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 10/30/2017 – 10/30/2018	§§ 8 & 15 Affidavit (6 yr.) Due: 10/30/2012- 10/30/2013

OUR FOOD IS FAMOUS. OUR CUSTOMERS LOVE US	77001460 September 18, 2006	3481168 August 5, 2008 Principal	Restaurants Services, namely preparing and packaging food for the consumption on or off the premises. (Int. 43)	§§ 8 & 15 Affidavit (6 yr.) Due: 8/5/2013 – 8/5/2014 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 8/5/2018 – 8/5/2019	§§ 8 & 15 Affidavit (6 yr.) Due: 8/5/2013– 8/5/2014

SHOW ME THE CHICKEN	78980905 June 24, 2005	3593281 March 17, 2009 Principal

Fried Chicken, Prepared

Potatoes, Coleslaw, and processed Pinto Beans, all for the consumption on or off the premises (Int. 29)

Biscuits; Biscuit sandwiches featuring sausage, chicken, ham, steak, butter and jelly; rolls; rice and tea; all for the consumption on or off the premises (Int. 30) T-Shirts (Int. 25)

				§§ 8 & 15 Affidavit (6 yr.) Due: 3/17/2014 – 3/17/2015 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 3/17/2019 – 3/17/2020	§§ 8 & 15 Affidavit (6 yr.) Due: 3/17/2014 – 3/17/2015

Mark/File #	Serial # Date Filed	Registration # Date Issued	Class	Filing History	Renewal Date/Pending

IT’S BO TIME	85040401 August 11, 2010	3900108 January 4, 2011 Principal	Restaurants Services, namely preparing and packaging food for the consumption on or off the premises. (int. 43)	§§ 8 & 15 Affidavit (6 yr.) Due: 1/4/2016 – 1/4/2017 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 1/4/2021 – 1/4/2022	§§ 8 & 15 Affidavit (6 yr.) Due: 1/4/2016 – 1/4/2017

BOJ & Design	85104816 August 11, 2010	3943974 April 12, 2011 Principal	Restaurants Services, namely preparing and packaging food for the consumption on or off the premises. (int. 43)	§§ 8 & 15 Affidavit (6 yr.) Due: 4/12/2016 – 4/12/2017 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 4/12/2021 – 4/12/2022	§§ 8 & 15 Affidavit (6 yr.) Due: 4/12/2016 – 4/12/2017

BOJANGLES’	85118362 August 30, 2010	3947877 April 19, 2011 Principal

T-Shirts, Sweatshirts, shirts, visors, hats, caps & jackets (int. 25) Fried Chicken, Chicken Strips, Roasted Chicken Pieces, Prepared Potatoes, Mashed Potatoes with gravy, Cole Slaw, Corn-on-the-Cob, Salads, Green Beans & Pintos Beans, for Consumption On or Off the Premises (int. 29) Apple Turnovers, Biscuits (Sausage, Chicken, Ham, Bacon, Steak, Egg, Cheese, Butter and Jelly), Sweet Biscuits, Rolls, Rice, Macaroni and cheese, Sweet Potato Pies, Chicken sandwiches and wraps, Iced Tea, Tea and Coffee for Consumption On or Off the Premises (int. 30) Soft Drinks, Carbonated Waters, and Orange Juice, for Consumption On or Off the Premises (int. 32)

Restaurant franchising, namely, offering business management assistance in the establishment

				§§ 8 & 15 Affidavit (6 yr.) Due: 4/19/2016 – 4/19/2017 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 4/19/2021 – 4/19/2022	§§ 8 & 15 Affidavit (6 yr.) Due: 4/19/2016 – 4/19/2017

Mark/File #	Serial # Date Filed	Registration # Date Issued	Class	Filing History	Renewal Date/Pending
and/or operation of restaurants (int. 35) Restaurant services, namely, providing of food and beverages for consumption on and off the premises (int. 43)

IT’S BO TIME (with the flashing light)	85124841 September 8, 2010	3947905 April 19, 2011 Principal	Restaurants Services, namely preparing and packaging food for the consumption on or off the premises. (int. 43)	§§ 8 & 15 Affidavit (6 yr.) Due: 4/19/2016 – 4/19/2017 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 4/19/2021 – 4/19/2022	§§ 8 & 15 Affidavit (6 yr.) Due: 4/19/2016 – 4/19/2017

GOTTAWANNANEEDAGETTAHAVA (same file as original filing)	85296269 April 15, 2011	4056307 November 15, 2011 Principal	Restaurants Services, namely preparing and packaging food for the consumption on or off the premises. (int. 43)	§§ 8 & 15 Affidavit (6 yr.) Due: 11/15/2016 – 11/15/2017 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 11/15/2021 – 11/15/2022	§§ 8 & 15 Affidavit (6 yr.) Due: 11/15/2016 – 11/15/2017

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS and Design (2 stars) (same file as original filing)	85296510 April 15, 2011	4,059,782 November 22, 2011 Principal	Restaurants Services, namely preparing and packaging food for the consumption on or off the premises. (int. 43)	§§ 8 & 15 Affidavit (6 yr.) Due: 11/22/2016 – 11/22/2017 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 11/22/2021 – 11/22/2022	§§ 8 & 15 Affidavit (6 yr.) Due: 11/22/2016 – 11/22/2017

BOJANGLES’ FAMOUS CHICKEN ‘N BISCUITS and Design (3 stars) (same file as original filing)	85315750 May 9, 2011	4,060,147 November 22, 2011 Principal	Fried Chicken, chicken strips, roasted chicken pieces, prepared potatoes, mashed potatoes served with gravy as a unit, coleslaw, salads excluding macaroni, pasta and rice salads, processed green beans and pinto beans all for the consumption on or off the premises (Int. 29) Apple turnovers, biscuit sandwiches featuring sausage, chicken, ham, bacon, steak, egg, cheese, butter and jelly; sweet biscuits, rolls, rice, macaroni and cheese, sweet potato pies, chicken sandwiches and wraps in the nature of sandwiches, iced tea, tea and coffee; processed and roasted corn on the cob, macaroni, pasta and rice salads for consumption on or off the premises (Int. 30) Restaurants Services, namely providing of food and beverages for the consumption on or off the premises. (int. 43)	§§ 8 & 15 Affidavit (6 yr.) Due: 11/22/2016 – 11/22/2017 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 11/22/2021 – 11/22/2022	§§ 8 & 15 Affidavit (6 yr.) Due: 11/22/2016 – 11/22/2017

Mark/File #	Serial # Date Filed	Registration # Date Issued	Class	Filing History	Renewal Date/Pending

LEGENDARY ICED TEA	85315761 May 9, 2011	4,060,148 November 22, 2011 Principal	Ice Tea (int. 30)	§§ 8 & 15 Affidavit (6 yr.) Due: 11/22/2016 – 11/22/2017 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 11/22/2021 – 11/22/2022	§§ 8 & 15 Affidavit (6 yr.) Due: 11/22/2016 – 11/22/2017

THINK INSIDE THE BOX	85385970 August 1, 2011		Restaurants Services, namely preparing and packaging food for the consumption on or off the premises. (int. 43)	Application file 8/1/2011

BOJO	85642302 June 4, 2012		Coffee (int. 30)	Application filed 6/4/2012

ROLLING PIN	85701619 August 13, 2012		Restaurants Services, namely preparing and packaging food for the consumption on or off the premises. (int. 43)	Application filed 8/13/2012

BOJO PREMIUM ICED COFFEE	85759755 October 22, 2012			Filed 10/22/12

BOJO	85853569 February 19, 2013			Filed 2/19/13

The following marks will be allowed to expire:
GOTTAWANNANEEDAGETTA HAVA (FD-028)	78437826 June 18, 2004	3040530 January 10, 2006 Principal	Chicken for consumption on or off the premises (Int. 29)	§§ 8 & 15 Affidavit (6 yr.) Due: 1/10/2011 – 1/10/2012 §§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 1/10/2016 – 1/10/2017	§§ 8 & 15 Affidavit (6 yr.) Due: 1/10/2011 – 1/10/2012

BUFFALO BITES (FD-021)	74327771 November 2, 1992	1792235 September 7, 1993 Supplemental	Chicken for consumption on or off the premises (Int. 29)

§§ 8 & 15 Affidavits (6 yr) Due 09/07/98 – 09/07/99 Section 8 Affidavit filed 7/21/99 and accepted per letter received 11/29/99.

§§ 8 & 9 (10 yr.)

Affidavit/Renewal

Due: 09/07/03

Filed: 01/29/03

Granted: 03/30/03

§§ 8 & 9 (10 yr.) Affidavit/Renewal Due: 09/07/2013

The Companies have no other active federal trademark or service mark registrations.

Bojangles’ International, LLC

Foreign Trademark and Service Mark Registrations

Country	Trademark	TM Type	Class #	Status	Filing #	Reg. #	Reg. Date	1st Renewal	2nd Renewal
Antigua	Bojangles’	word	39	Registered	5616	5616	1/27/2000	1/27/2014	n/a

Antigua	Bojangles’	word	42	Registered	5616	5616	1/27/2000	1/27/2014	n/a

Argentina	Bojangles’ Famous Chicken ‘n Biscuits	logo	43	Registered	2546681	2.248.680	2/5/2009	9/16/2018	n/a

Australia	Bojangles’ Famous Chicken ‘n Biscuits	logo	43	Registered	1092402	1092402	12/29/2005	12/29/2015	n/a

Bahamas	Bojangles’	logo	39	Registered	21958	21958	8/30/1999	8/30/2013	n/a

Bahamas	Bojangles’	word	39	Registered	21961	21961	8/30/1999	8/30/2013	n/a

Bahamas	Bojangles’	logo	42	Registered	21956	21956	8/30/1999	8/30/2013	n/a

Bahamas	Bojangles’	word	42	Registered	21960	21960	8/30/1999	8/30/2013	n/a

Bahamas	Bojangles’	logo	44	Registered	21957	21957	8/30/1999	8/30/2013	n/a

Bahamas	Bojangles’	word	44	Registered	21959	21959	8/30/1999	8/30/2013	n/a

Bahrain	Bojangles’	word & design	29	Registered	56059	56059	5/28/2007	5/28/2017	n/a

Bahrain	Bojangles’	word & design	43	Registered	56060	56060	5/28/2007	5/28/2017	n/a

Britain & Northern Ireland / UK	Bojangles’	word	43	Registered, renewed	2116246	2116246	11/19/1996	11/19/2006	11/19/2016

Britain & Northern Ireland / UK	Bojangles’ The Cajun Chicken Company	word	29	Registered, renewed	2160865	2160865	3/13/1998	3/13/2008	3/13/2018

Britain & Northern Ireland / UK	Bojangles’ The Cajun Chicken Company	word	30	Registered, renewed	2160865	2160865	3/13/1998	3/13/2008	3/13/2018

Britain & Northern Ireland / UK	Bojangles’ The Cajun Chicken Company	word	42	Registered, renewed	2160865	2160865	3/13/1998	3/13/2008	3/13/2018

Canada	Bojangles’	word	42	Registered	1110682	TMA776,526	9/8/2010	9/8/2025	9/8/2040

China	Bojangles’	word	42	Renewal pending; Registered	970019998	1155794	2/28/1998	2/27/2008	2/27/2018

China	Bojangles’	word	30	Renewed	970020000	1185072	6/21/1998	6/20/2008	6/20/2018

China	Bojangles’	word	29	Registered; renewed	970019990	1269163	4/28/1999	4/27/2009	4/27/2019

China	Bojangles’ in Chinese	word	29	Registered	4126400	4126400	9/14/2006	9/13/2016	n/a

China	Bojangles’ in Chinese	word	30	Registered	4126399	4126399	9/14/2006	9/13/2016	n/a

China	Bojangles’ logo in Chinese (old version)	logo	29	Registered	4184191	4184191	10/28/2006	10/27/2016	n/a

China	Bojangles’ logo in Chinese (old version)	logo	30	Registered	4184192	4184192	10/28/2006	10/27/2016	n/a

China	Bojangles’ Stylized	design	30	Registered	4213766	4213766	11/21/2006	11/20/2016	n/a

China	Bojangles’ Stylized	design	29	Registered	4213767	4213767	11/21/2006	11/20/2016	n/a

China	Bojangles’ logo in Chinese	logo	29	Registered	4304303	4304303	3/7/2007	3/6/2017	n/a

China	Bojangles’ logo in Chinese	logo	30	Registered	4304302	4304302	3/7/2007	3/6/2017	n/a

China	Bojangles’ in Chinese	word	43	Registered	4126412	4126412	9/14/2007	9/13/2017	n/a

China	Bojangles’ logo in Chinese (old version)	logo	43	Registered	4184190	4184190	11/7/2007	11/6/2017	n/a

China	Bojangles’ logo (oval)	logo	43	Registered	4213771	4213771	1/14/2008	1/13/2018	n/a

China	Bojangles’ Stylized	design	43	Registered	4213768	4213768	1/14/2008	1/13/2018	n/a

China	Bojangles’ logo in Chinese	logo	43	Registered	4304304	4304304	3/28/2008	3/27/2018	n/a

China	Bojangles’ logo (oval)	logo	29	Registered (re-filed)	5629542(4213769)	5629542	6/7/2009	6/6/2019	n/a

China	Bojangles’ logo (oval)	logo	30	Re-filed	5629543(4213770)	5629543	7/21/2009	7/20/2019	n/a

China	Bojangles’ logo (oval)	logo	43	Registered (re-filed)	5629544	5629544	12/21/2009	12/20/2019	n/a

Costa Rica	Bojangles’	word	29	Registered; renewed		112549	3/18/1999	3/18/2009	3/18/2019

Costa Rica	Bojangles’	word	30	Registered; renewed		112548	3/18/1999	3/18/2009	3/18/2019

Costa Rica	Bojangles’	word	43	Registered; renewed		112550	3/18/1999	3/18/2009	3/18/2019

Cuba	Bojangles’ Stylized	logo	30	Expired	1643/99	130868	1/22/2001	10/8/2009	n/a

Cuba	Bojangles’ Stylized	logo	42	Expired	1644/99	130869	1/22/2001	10/8/2009	n/a

Cuba	Bojangles’	word	42	Expired	1639/99	130864	1/22/2001	10/8/2009	n/a

Cuba	Bojangles’ Stylized	logo	29	Expired	1642/99	130867	1/22/2001	10/8/2009	n/a

Cuba	Bojangles’	word	29	Expired	1641/99	130866	1/22/2001	10/8/2009	n/a

Cuba	Bojangles’	word	30	Expired	1640/99	130865	1/22/2001	10/8/2009	n/a

Egypt	Bojangles’	word & design	29	Filed	202780	202781	n/a	n/a	n/a

Egypt	Bojangles’	word & design	43	Filed	202781	202781	n/a	n/a	n/a

European Community	Bojangles’ Stylized	logo	42	Registered	443440	443440	12/16/1996	12/16/2006	12/16/2016

European Community	Bojangles’ The Cajun Chicken Company	word	29	Registered, renewed	777557	777557	3/23/1998	3/23/2008	3/23/2018

European Community	Bojangles’ The Cajun Chicken Company	word	30	Registered, renewed	777557	777557	3/23/1998	3/23/2008	3/23/2018

European Community	Bojangles’ The Cajun Chicken Company	word	42	Registered, renewed	777557	777557	3/23/1998	3/23/2008	3/23/2018

European Community	Bojangles’	word	29	Withdrawn	456715	n/a	n/a	n/a	n/a

European Community	Bojangles’	word	30	Withdrawn	456715	n/a	n/a	n/a	n/a

European Community	Bojangles’	word	42	Withdrawn	456715	n/a	n/a	n/a	n/a

Honduras	Bojangles’	word	42	Registered, renewed	5160/98	4997	9/14/1998	9/14/2008	9/14/2018

Honduras	Bojangles’	word	29	Registered, renewed	5161/98	72845	10/22/1998	10/22/2008	10/22/2018

Honduras	Bojangles’	word	30	Registered, renewed	5162/98	72844	10/22/1998	10/22/2008	10/22/2018

Honduras	Bojangles’	logo	43	Registered	27.505- 2005	12.376	5/29/2007	5/29/2017	n/a

Indonesia	Bojangles’	word	29	Registered, renewed	D97-6910	408640, IDM000092288	12/26/1997	4/16/2007	4/16/2017

Indonesia	Bojangles’	word	42	Registered, renewed	D97-6912	408633, IDM000092286	12/26/1997	4/16/2007	4/16/2017

Indonesia	Bojangles’	word	30	Registered, renewed	D97-6911	411657, IDM000092287	3/16/1998	4/16/2007	4/16/2017

Ireland	Bojangles’ Stylized	logo	29	Registered	97/3844	207879	10/17/1997	10/16/2007	n/a

Ireland	Bojangles’ Stylized	logo	30	Registered	97/3844	207879	10/17/1997	10/16/2007	n/a

Ireland	Bojangles’ Stylized	logo	42	Registered	97/3844	207879	10/17/1997	10/16/2007	n/a

Ireland	Bojangles’	word	29	Registered	97/3845	206446	10/17/1997	10/16/2007	n/a

Ireland	Bojangles’	word	30	Registered	97/3845	206446	10/17/1997	10/16/2007	n/a

Ireland	Bojangles’	word	42	Registered	97/3845	206446	10/17/1997	10/16/2007	n/a

Ireland	Bojangles’ The Cajun Chicken Company	words	29	Registered	97/4344	206570	11/25/1997	11/24/2007	n/a

Ireland	Bojangles’ The Cajun Chicken Company	words	30	Registered	97/4344	206570	11/25/1997	11/24/2007	n/a

Ireland	Bojangles’ The Cajun Chicken Company	words	42	Registered	97/4344	206570	11/25/1997	11/24/2007	n/a

Israel	Bojangles’	logo	29	Registered	200699	200699	10/7/2008	5/28/2017	n/a

Israel	Bojangles’	logo	43	Registered	200700	200700	10/7/2008	5/28/2017	n/a

Jamaica	Bojangles’	logo	16	Registered Renewed	16/2327	31901	4/30/1997	4/30/2004	4/30/2014

Jamaica	Bojangles’	logo	29	Registered Renewed	29/1471	31605	4/30/1997	4/30/2004	4/30/2014

Jamaica	Bojangles’	logo	30	Registered Renewed	30/2181	30425	4/30/1997	4/30/2004	4/30/2014

Jamaica	Bojangles’	word	16	Registered Renewed	16/2344	31903	6/5/1997	6/5/2004	6/5/2014

Jamaica	Bojangles’	word	29	Registered Renewed	29/1478	33278	6/5/1997	6/5/2004	6/5/2014

Jamaica	Bojangles’	word	30	Registered Renewed	30/2188	30906	6/5/1997	6/5/2004	6/5/2014

Jordan	Bojangles’	word & design	29	Registered	92923	92923	5/23/2007	5/23/2017	n/a

Jordan	Bojangles’	word & design	30	Registered	92922	92922	5/23/2007	5/23/2017	n/a

Jordan	Bojangles’	word & design	42	Registered	92924	92924	5/23/2007	5/23/2017	n/a

Malaysia	Bojangles’	word	29	Registered	n/a	97003732	3/25/1997	3/25/2004	3/25/2014

Malaysia	Bojangles’	word	30	Registered	n/a	97003733	3/25/1997	3/25/2004	3/25/2014

Malaysia	Bojangles’	word	43	Registered, renewed	n/a	98002914	3/7/1998	3/7/2008	3/7/2018

Mexico	Bojangles’	word	16	Registered	655128	838126	6/17/2004	5/6/2014	n/a

Mexico	Bojangles’	word	29	Registered	655127	838125	6/17/2004	5/6/2014	n/a

Mexico	Bojangles’	word	30	Registered	655125	838124	6/17/2004	5/6/2014	n/a

Mexico	Bojangles’	word	43	Registered	655123	838123	6/17/2004	5/6/2014	n/a

Mexico	Bojangles’ Stylized	logo	30	Registered	655120	841191	7/9/2004	5/6/2014	n/a

Mexico	Bojangles’ Stylized	logo	16	Registered	655118	842736	7/19/2004	5/6/2014	n/a

Mexico	Bojangles’ Stylized	logo	43	Registered	655119	845170	8/3/2004	5/6/2014	n/a

Mexico	Bojangles’ Stylized	logo	29	Registered	655121	845419	8/5/2004	5/6/2014	n/a

Mexico	Famous Chicken ‘N Biscuits	slogan	all	Filed Pending	172681	n/a	n/a	n/a	n/a

New Zealand	Bojangles’	word	29	Registered	762389	762389	7/26/2007	1/23/2017	n/a

New Zealand	Bojangles’	word	43	Registered	762389	762389	7/26/2007	1/23/2017	n/a

Nicaragua	Bojangles’ Stylized	logo	29	Registered	2005-03399	0601576 LM	6/19/2006	6/18/2016	n/a

Nicaragua	Bojangles’ Stylized	logo	43	Registered	2005-03399	0601576 LM	6/19/2006	6/18/2016	n/a

Nicaragua	Bojangles’	word	29	Registered	2005-03398	0601623 LM	6/21/2006	6/20/2016	n/a

Nicaragua	Bojangles’	word	43	Registered	2005-03398	0601623 LM	6/21/2006	6/20/2016	n/a

Panama	Bojangles’	word	29	Registered	156003	156003	10/12/2006	10/12/2016	n/a

Panama	Bojangles’	design	29	Registered	156002	156002	10/12/2006	10/12/2016	n/a

Panama	Bojangles’	word	43	Registered	156004	156004	10/12/2006	10/12/2016	n/a

Panama	Bojangles’	design	43	Registered	156001	156001	10/12/2006	10/12/2016	n/a

Philippines	Bojangles’ Stylized	logo	29	Registered; 5th Affidavit filed 2/15/8	118910	4-1997-118910	2/27/2002	2/27/2022	n/a

Philippines	Bojangles’ Stylized	logo	30	Registered; 5th Affidavit filed 2/15/8	118911	4-1997-118911	2/27/2002	2/27/2022	n/a

Philippines	Bojangles’ Stylized	logo	42	Registered; 5th Affidavit filed 2/15/8	118912	4-1997-118912	2/27/2002	2/27/2022	n/a

Qatar	Bojangles’	logo	29	Registered	45593	45593	9/29/2009	7/12/2017	n/a

Qatar	Bojangles’	logo	42	Registered	45594	45593	8/31/2009	7/12/2017	n/a

Singapore	Bojangles’	word	29	Registered, Renewed	S/2624/97	T97/02624A	3/6/1997	3/6/2007	3/6/2017

Singapore	Bojangles’	word	30	Registered Renewed	S/2646/97	T97/02646B	3/7/1997	3/7/2007	3/7/2017

Singapore	Bojangles’	word	42	Registered Renewed	S/2647/97	T97/02647J	3/7/1997	3/7/2007	3/7/2017

South Korea	Bojangles’ Chicken	word	41	Registered	95-6542	37806	8/23/1997	8/23/2007	8/23/2017

South Korea	Bojangles’ Chicken	word	43	Registered	95-6542	37806	8/23/1997	8/23/2007	8/23/2017

South Korea	Bojangles’	word	29&30	Registered; Renewed	97-16637	40-406817	6/29/1998	6/29/2008	6/29/2018

South Korea	Bojangles’ Stylized	logo	29&30	Registered Renewed	97-16640	40-407273	7/1/1998	7/1/2008	7/1/2018

South Korea	Bojangles’	word	29 & 30	Registered	1997-16639	414210	8/3/1998	8/3/2008	8/3/2018

South Korea	Bojangles’ Stylized	logo	29	Registered	1997-16642	40-414211	8/3/1998	8/3/2008	8/3/2018

South Korea	Bojangles’ Stylized	logo	30	Registered	1997-16642	40-414211	8/3/1998	8/3/2008	8/3/2018

South Korea	Bojangles’	word	30	Registered Renewed	1997-16638	40-416588	8/17/1998	8/17/2008	8/17/2018

South Korea	Bojangles’ Stylized	logo	30	Registered Renewed	1997-16641	40-416589	8/17/1998	8/17/2008	8/17/2018

South Korea	Bojangles’	word	43	Registered	1997-5112	47186	9/19/1998	9/19/2008	9/19/2018

South Korea	Bojangles’ Stylized	logo	43	Registered	1997-5113	47187	9/19/1998	9/19/2008	9/19/2018

Taiwan	Bojangles’	word	42	Registered Renewed	86006910	95532	11/1/1997	10/31/2007	10/31/2017

Taiwan	Bojangles’	word	30	Registered Renewed	86006909	799064	3/16/1998	3/15/2008	3/15/2018

Taiwan	Bojangles’	word	29	Registered Renewed	86006905	806449	6/16/1998	3/15/2008	3/15/2018

Trinidad/ Tobago	Bojangles’	word	29	Registered; renewed		28530	5/10/1999	7/20/2008	7/20/2018

Trinidad/ Tobago	Bojangles’	word	30	Registered; renewed		28530	5/10/1999	7/20/2008	7/20/2018

Trinidad/ Tobago	Bojangles’	word	32	Registered; renewed		28530	5/10/1999	7/20/2008	7/20/2018

Trinidad/ Tobago	Bojangles’	word	42	Registered; renewed		28530	5/10/1999	7/20/2008	7/20/2018

Trinidad/ Tobago	Bojangles’ Stylized	logo	29	Registered; renewed		28531	9/23/1999	7/20/2008	7/20/2018

Trinidad/ Tobago	Bojangles’ Stylized	logo	30	Registered; renewed		28531	9/23/1999	7/20/2008	7/20/2018

Trinidad/ Tobago	Bojangles’ Stylized	logo	32	Registered; renewed		28531	9/23/1999	7/20/2008	7/20/2018

Trinidad/ Tobago	Bojangles’ Stylized	logo	42	Registered; renewed		28531	9/23/1999	7/20/2008	7/20/2018

United Arab Emirates	Bojangles’	word	43	Registered	95574	95304	6/9/2009	6/3/2017	n/a

United Arab Emirates	Bojangles’ Stylized	logo	43	Registered	95575	95295	6/9/2009	6/3/2017	n/a

The Companies have no other active International trademark or service mark registration.

PATENTS

Bojangles’ International, LLC is the co-owner with Visionary Design, Inc. of rights of the following United States Patent:

U.S. Patent No. US 6,238,281 B1 dated May 29, 2001 entitled “Method of Making a Bird Meat Product”.

COPYRIGHTS

The following copyrights are registered with the United States Copyright Office at the Library of Congress:

Company	Copyright Recordation	Recordation Number	Date of Recordation
Bojangles’ Restaurants, Inc.	BOJANGLES’ Restaurant Design Plan Specifications	TXu 18-219	March 8, 1979

Bojangles’ Restaurants, Inc.	BOJANGLES’ Restaurant Design Plan	VAu 8-159	March 5, 1979

SCHEDULE 6.12

Guarantors

•	BHI Intermediate Holding Corp.

•	Bojangles’ International, LLC

•	BJ Restaurant Development, LLC

•	BJ Georgia, LLC

SCHEDULE 7.01

Existing Liens

#	Lessee	Lessor	Principal Amount	Collateral Description
54	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$177,029.49	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 8 dated December 1, 2011 between Lessor and Lessee.

58	Bojangles’ Restaurants, Inc.	BB&T Equipment Finance Corporation	$276,629.54	Equipment described in that certain Master Lease Agreement dated January 28, 2010 and accompanying Equipment Schedule No. 58 dated September 25, 2012 between Lessor and Lessee.

470	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$16,185.56	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 1 dated November 16, 2010 between Lessor and Lessee.

497	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$16,337.52	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 1 dated November 16, 2010 between Lessor and Lessee.

505	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$16,432.26	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 1 dated November 16, 2010 between Lessor and Lessee.

600	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$16,203.44	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 1 dated November 16, 2010 between Lessor and Lessee.

689	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$16,432.26	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 1 dated November 16, 2010 between Lessor and Lessee.

706	Bojangles’ Restaurants, Inc.	Maryland Chicken Realty III, LLC	$257,672.00	Equipment described in that certain Equipment Lease dated November 7, 2005 between Lessor and Lessee.

729	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$16,203.44	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 1 dated November 16, 2010 between Lessor and Lessee.

767	BJ Restaurant Development, LLC	BOJO Leasing, LLC	$232,029.84	Equipment described in that certain Equipment Lease Agreement dated March 27, 2008, as amended February 19, 2009 between Lessor and Lessee.

771	BJ Restaurant Development, LLC	BOJO Leasing, LLC	$260,752.57	Equipment described in that certain Amended and Restated Equipment Lease Agreement dated February 13, 2008, as amended October 20, 2008 between Lessor and Lessee.

790	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$246,196.25	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No. 6 dated August 13, 2009 between Lessor and Lessee.

816	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$225,567.56	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No. 2 dated May 18, 2009 between Lessor and Lessee.

835	BJ Restaurant Development, LLC	Kings Main Street, LLC	$221,023.63	Equipment described in that certain Equipment Lease Agreement dated April 18, 2008, as amended October 9, 2008 between Lessor and Lessee.

#	Lessee	Lessor	Principal Amount	Collateral Description
836	Bojangles’ Restaurants, Inc.	Kings Main Street, LLC	$242,080.97	Equipment described in that certain Equipment Lease Agreement dated June 13, 2008, as amended February 25, 2009 between Lessor and Lessee.

837	Bojangles’ Restaurants, Inc.	Kings Main Street, LLC	$235,570.16	Equipment described in that certain Equipment Lease Agreement dated June 25, 2008, as amended February 25, 2009 between Lessor and Lessee.

838	Bojangles’ Restaurants, Inc.	221-85 Partners, LLC	$240,964.42	Equipment described in that certain Equipment Lease Agreement dated July 16, 2008, as amended February 25, 2009 between Lessor and Lessee.

839	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$231,640.18	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No.1 dated March 1, 2009 between Lessor and Lessee.

840	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$239,957.92	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No. 4 dated July 21, 2009 between Lessor and Lessee.

841	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$240,964.00	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No. 3 dated May 18, 2009 between Lessor and Lessee.

842	Bojangles’ Restaurants, Inc.	Hill/Gray Seven, L.L.C.	$224,306.72	Equipment described in that certain Equipment Lease Agreement dated July 14, 2008, as amended October 20, 2009 between Lessor and Lessee.

843	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$243,321.83	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No. 5 dated July 21, 2009 between Lessor and Lessee.

844	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$218,264.72	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No. 7 dated August 27, 2009 between Lessor and Lessee.

845	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$215,749.77	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No. 10 dated December 4, 2009, and Amendment No.1 to Schedule No. 10 dated December 10, 2009 between Lessor and Lessee.

846	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$229,031.50	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No. 9 dated October 20, 2009, and Amendment No.1 to Schedule No. 9 dated December 8, 2009 between Lessor and Lessee.

847	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$245,942.84	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No. 8 dated October 20, 2009 between Lessor and Lessee.

849	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$219,763.54	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No.11 dated December 21, 2009 between Lessor and Lessee.

850	Bojangles’ Restaurants, Inc.	Banc of America Leasing & Capital, LLC	$222,958.96	Equipment described in that certain Master Lease Agreement dated August 28, 2008 and accompanying Schedule No. 12 dated December 21, 2009 between Lessor and Lessee.

862	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$16,201.84	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 1 dated November 16, 2010 between Lessor and Lessee.

863	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$16,203.44	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 1 dated November 16, 2010 between Lessor and Lessee.

#	Lessee	Lessor	Principal Amount	Collateral Description
866	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$16,513.45	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 1 dated November 16, 2010 between Lessor and Lessee.
868	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$189,636.38	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 2 dated June 9, 2011 between Lessor and Lessee.
872	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$246,818.12	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 3 dated June 9, 2011 between Lessor and Lessee
873	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$221,150.55	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 7 dated September 1, 2011 between Lessor and Lessee
874	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$218,646.80	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 6 dated September 1, 2011 between Lessor and Lessee.
875	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$183,544.24	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 9 dated December 1, 2011 between Lessor and Lessee.
876	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$209,326.10	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 10 dated December 1, 2011 between Lessor and Lessee.
878	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$202,367.37	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 5 dated September 1, 2011 between Lessor and Lessee.
879	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$210,096.47	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 4 dated September 1, 2011 between Lessor and Lessee
880	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$211,359.61	Equipment described in that certain Master Equipment Lease Agreement dated September 28, 2010 and accompanying Schedule No. 11 dated December 1, 2011 between Lessor and Lessee.

#	Lessee	Lessor	Advanced Amount	Collateral Description
881	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$222,672.72

Equipment described in that certain Master Lease Equipment Agreement dated

September 28, 2010 and accompanying Interim Funding Schedule No. 20 dated May

22, 2012, Amendment No. 1 to Interim Funding Schedule No.20 dated July 6, 2012, Funding Request dated May 24, 2012, Funding Request dated June 4, 2012, Funding Request dated June 12, 2012, Funding Request dated June 25, 2012 and Funding

Request dated July 10, 2012 between Lessor and Lessee.

883	Bojangles’ Restaurants, Inc.	BB&T Equipment Finance Corporation	$207,065.70

Equipment described in that certain Master Lease Agreement dated January 28, 2010 and accompanying Interim Lease Agreement June 28, 2012, Interim Lease Authorization dated June 28, 2012, Interim Lease Authorization dated July 30, 2012 and Interim Lease Authorization dated September 12, 2012 between Lessor and Lessee.

885	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$191,762.61

Equipment described in that certain Master Lease Equipment Agreement dated

September 28, 2010 and accompanying Interim Funding Schedule No. 21 dated May

22, 2012, Amendment No. 1 to Interim Funding Schedule No. 21 dated July 16, 2012, Funding Request dated May 24, 2012, Funding Request dated June 25, 2012, Funding Request dated July 10, 2012, Funding Request dated July 30, 2012 and Funding Request dated August 23, 2012 between Lessor and Lessee.

886	Bojangles’ Restaurants, Inc.	BB&T Equipment Finance Corporation	$7,404.37	Equipment described in that certain Master Lease Agreement dated January 28, 2010 and accompanying Interim Lease Agreement dated September 12, 2012 and Interim Lease Authorization dated September 12, 2012 between Lessor and Lessee.

887	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$214,259.10

Equipment described in that certain Master Lease Equipment Agreement dated

September 28, 2010 and accompanying Interim Funding Schedule No. 22 dated August 7, 2012, Funding Request dated August 13, 2012, Funding Request dated August 23, 2012, Funding Requests dated September 6, 2012, Funding Request dated September 14, 2012 and Funding Request dated September 26, 2012 between Lessor and Lessee.

888	Bojangles’ Restaurants, Inc.	BB&T Equipment Finance Corporation	$151,538.15	Equipment described in that certain Master Lease Agreement dated January 28, 2010 and accompanying Interim Lease Agreement dated September 12, 2012 and Interim Lease Authorization dated September 12, 2012 between Lessor and Lessee.

889	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$120,459.01

Equipment described in that certain Master Lease Equipment Agreement dated

September 28, 2010 and accompanying Interim Funding Schedule No. 23 dated August 7, 2012, Funding Request dated August 13, 2012, Funding Request dated August 23, 2012, Funding Request dated September 14, 2012 and Funding Request dated September 26, 2012 between Lessor and Lessee.

891	Bojangles’ Restaurants, Inc.	Fifth Third Bank	$199,047.44

Equipment described in that certain Master Lease Equipment Agreement dated

September 28, 2010 and accompanying Interim Funding Schedule No. 24 dated August 7, 2012, Funding Request dated August 13, 2012, Funding Request dated August 23, 2012, Funding Requests dated September 6, 2012, Funding Request dated

September 14, 2012 and Funding Request dated September 26, 2012 between Lessor and Lessee.

458	Bojangles’ Restaurants, Inc./ Jeniel, LLC	Franchise Mortgage Acceptance Company / U.S. Bank National Association	*$225,528.79

Mortgaged Property as described in that certain Mortgage of Real Estate, Security

Agreement and UCC Financing Statement (Fee) dated March 31, 1998 by and between Bojangles’ Restaurants, Inc. and Franchise Mortgage Acceptance Company as recorded in Book 390, Page 276 of the Dillon County, South Carolina Register of Deeds, as the same has been assigned and amended from time to time; and Mortgaged Property as described in that certain Mortgage of Real Estate, Security Agreement and UCC Financing Statement (Leasehold) dated September 26, 2005 by and between Jeniel, LLC and U.S. Bank National Association as recorded in Book 591, Page 273 of the Dillon County, South Carolina Register of Deeds.

*	current outstanding amount as of October 1, 2012.

SCHEDULE 7.02

Existing Indebtedness

1. Restaurant Guarantees with an outstanding balance of approximately $247,000.00 as of October 1, 2012.

2. LETTER AGREEMENT dated February 5, 1998 by and between PEPSICO SALES, INC., as successor-in-interest to the unincorporated division known as PEPSI-COLA COMPANY, and BOJANGLES’ RESTAURANTS, INC., as successor-in-interest to BOJANGLES’ ACQUISITION COMPANY, as amended by FIRST AMENDMENT TO LETTER AGREEMENT dated February 5,

2000 and by SECOND AMENDMENT TO LETTER AGREEMENT dated January 1, 2010 (with an outstanding balance of $2,202,745 as of August 19, 2012).

SCHEDULE 7.03

Existing Investments

Schedule 5.08(e) incorporated herein by reference.

SCHEDULE 7.09

Burdensome Agreements

None.

SCHEDULE 11.02

Administrative Agent’s Office, Certain Addresses for Notices

BORROWER (or any other Loan Party):

BOJANGLES’ RESTAURANTS, INC.

9432 Southern Pine Boulevard

Charlotte, North Carolina 28273

Attention: Keith Vigness

Telephone:704-940-8674

Facsimile: 704-940-8696

Electronic Mail: kvigness@bojangles.com

Website Address: www.Bojangles.com

U.S. Taxpayers Identification Number: See Taxpayers identification numbers set forth on Schedule 5.13(d) (incorporated herein by reference).

ADMINISTRATIVE AGENT:

Administrative Agent’s Office (for payments and Requests for Credit Extensions):

Bank of America, N.A.

101 N TRYON ST

NC1-001-05-46

Charlotte, NC 28255-0001

Attention: Monique Haley

Telephone: 980-388-1043

Telecopier: 704-719-8510

USD payment instructions:

Bank of America

New York NY

ABA 026009593

Acct # 1366212250600

Acct Name: Corporate Credit Services

Ref: Bojangles

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

101 South Tryon Street, 15th Floor

Mail Code: NC1-002-15-36

Charlotte, NC 28255

Attention: Kelly Weaver

Telephone: 980.387.5452

Telecopier: 704.208.2871

Electronic Mail: kelly.weaver@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention: Michael Grizzanti

Telephone: 570.496.9621

Telecopier: 800.755.8743

Electronic Mail: michael.a.grizzanti@baml.com

SWING LINE LENDER:

Bank of America, N.A.

101 N TRYON ST

NC1-001-05-46

Charlotte, NC 28255-0001

Attention: Monique Haley

Telephone: 980-388-1043

Telecopier: 704-719-8510

USD payment instructions:

Bank of America

New York NY

ABA 026009593

Acct # 1366212250600

Acct Name: Corporate Credit Services

Ref: Bojangles